As filed with the Securities and Exchange Commission on August ___, 2009

(Registration No. 333-___________)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEAN POWER TECHNOLOGIES INC.
(Name of registrant as specified in its charter)

Nevada	3510	98-0413062
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(Address and telephone number of registrant’s principal executive offices)

Unit 7(W) E-Plan Industrial Estate New Road
New Haven, East Sussex, UK
+ 44 1273-516013

(Name, address and telephone number of agent for service)

Copy of all communications to:
Peter J. Gennuso, Esq.
Cheryll J. Calaguio, Esq.
Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022
Ph. (212) 752-9700
Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common stock of the registrant(3)	2,692,947	$0.45	$1,211,826.15	$67.62
Common stock of the registrant issuable upon the exercise of $0.60 Warrants(4)	1,666,667	$0.60	$1,000,000.00	$55.80
Common stock of the registrant issuable upon conversion of Warrants(5)	1,111,111	$0.85	$944,444.35	$52.70
Total	5,470,725		$3,156,270.50	$176.12

(1)	The shares of our Common Stock being registered hereunder are being registered for resale by the selling security holder named in the prospectus.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act.

(3)
Consists of 2,222,222 shares of Common Stock issued in connection with a Private Placement and 470,725 shares of Common Stock issued as interest on Convertible Debentures previously issued by the Registrant.

(4)	Consists of 1,666,667 shares of Common Stock issuable upon the exercise of Warrants issued by the Registrant and exercisable at $0.60 per share.

(5)	Consists of 1,111,111 shares of Common Stock issuable upon the exercise of Warrants issued by the Registrant and exercisable at $0.85 per share	.

We will not receive proceeds from the resale of shares of common stock sold by the selling security holder. We may receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised by the selling security holder. We intend to use the net proceeds received from the exercise of such warrants for general corporate purposes including working capital and other growth initiatives consistent with the current business plan of the Company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August ___, 2009

PRELIMINARY PROSPECTUS

5,470,725 SHARES OF

COMMON STOCK

CLEAN POWER TECHNOLOGIES INC.

This prospectus relates to the resale of up to 5,470,725 shares of our common stock, par value $0.001 per share as follows: (a) 470,725 shares of our common stock issued as interest on convertible debentures previously issued by the Company; (b) up to 2,222,222 shares of our common stock issued in connection with a private placement; (c) up to 1,666,667 shares of our common stock, which may be issued upon the exercise of warrants exercisable at a price of $0.60 per share, issued in connection with a private placement (the “$0.60 Warrants”); and (d) up to 1,111,111 shares of our common stock, which may be issued upon the exercise of  warrants exercisable at a price of $0.85 per share, issued in connection with a private placement (the “$0.85 Warrants”). The selling security holder may sell its respective common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTCBB under the symbol “CPWE.” On July 31, 2009 the closing price as reported was $0.55.

The selling security holder, and any participating broker-dealers, may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling security holder has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our common stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August ___, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling security holder has not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Clean Power Technologies Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

i

PROSPECTUS SUMMARY

This Summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “risk factors,” and our financial statements and the accompanying notes.

In this prospectus, “we”, “us,” “Company,” “our,” “Registrant” and “Clean Power” refer to Clean Power Technologies Inc. and its Subsidiaries, Clean Energy and Power Solutions, Inc. and Clean Power Technologies Limited unless the context provides otherwise. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending August 31st. Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to our Common Stock.

THE COMPANY

CLEAN POWER TECHNOLOGIES INC. CORPORATE HISTORY

The Company was incorporated in the State of Nevada, United States of America on October 30, 2003 as Sphere of Language.  On June 13, 2006, the Company changed its name to Clean Power Technologies Inc.

The Company incorporated Clean Energy and Power Solutions Inc. (“CEPS”) on May 12, 2006 in the State of Nevada as a wholly-owned subsidiary.

By agreement dated May 22, 2006, the Company agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI private”), a privately held company, incorporated on March 14, 2006 in the State of Nevada.  CPTI private is developing a project for a gas/steam or diesel/steam hybrid technology. CPTI private incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL”) a company based in, and incorporated under the laws of the United Kingdom on May 10, 2006, to carry on all its research and development.  On April 24, 2006, CPTI private entered a research and development agreement to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights. CPTI private and CEPS merged on June 20, 2006 with CEPS being the surviving entity. On July 10, 2006 CEPS became a wholly-owned subsidiary of the Company when the stockholders of CPTI private tendered their remaining shares.

We presently have two subsidiaries, CEPS, which is a wholly-owned subsidiary of the Company, and CPTL, which is a wholly-owned subsidiary of CEPS.  We undertake all of our business operations indirectly through our wholly-owned U.K. subsidiary, CPTL. These operations are presently focused on the research and development of our steam hybrid technology.

Financing

On July 11, 2008, the Company closed a financing of $2,000,000 (the “July Offering”) pursuant to the terms of a working capital financing negotiated with The Quercus Trust, a California Trust (“Quercus”).  The terms of the financing are as follows:   a minimum of $2,000,000 and a maximum of up to $5,000,000 (the “Maximum Amount”) funded by way of the initial purchase of 20 units, to raise a total of $2,000,000 each consisting of a Senior Secured Convertible Debenture (the “Debenture”) with the principal amount of $100,000, bearing an interest rate of eight percent (8%) per annum payable annually in cash or common stock of the Company.  Interest payable in common stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg, LP for ten (10) days prior to the due date for the interest.  The security for the Debentures is a first priority interest in all of the Company’s and its subsidiaries’ assets, excluding accounts receivable, inventory, raw materials and work-in-process and any proceeds therefrom.  Further, the Company was required to pledge the shares of its wholly-owned subsidiary, CPTL – UK.  The Debenture ranks senior to all other indebtedness of the Company.  The Debentures may be converted at the option of the holder, in whole or in part, at the earlier of twelve (12) months after the original issuance date, or upon an effective registration statement, into shares of common stock at a conversion price of $0.35 per common share.  Further, the Company may, at its option, choose to redeem the Debenture at any time prior to the one (1) year anniversary of the issuance date of the Debenture.  Any such redemption by the Company shall be at one hundred and twenty percent (120%) of the principal amount of the Debenture.  Subject to the satisfaction of certain conditions, Quercus has agreed to subscribe for an additional amount of Debentures and Warrants, up to the Maximum Amount.

The Debenture will mature upon the earlier of (i) twenty-four (24) months from the date of issuance and (ii) the completion by the Company of one or a series of related debt or equity financing transactions, exclusive of any financing transactions by a factor or commercial bank, which raises gross proceeds of $4.5 million (the “Funding”).  In the event the Company consummates the Funding, the investor may not convert the principal and interest due under the Debenture but shall instead be repaid one hundred and twenty percent (120%) of the amount then owed.  On July 9, 2009, the Company issued 470,725 shares of its common stock to Quercus as interest on the Debentures.

During the twelve (12) month period prior to conversion Quercus agrees not to pledge, hypothecate, loan or enter into short sales or other hedging transactions with broker-dealers or other financial institutions.

The Company was further required to issue two (2) classes of warrants consisting of Class A warrants equal to 75% of the principal amount of the Debenture convertible at $0.60 per share and Class B warrants equal to 50% of the principal amount of the Debentures exercisable at $0.80 per share.  The Class A and Class B Warrants are exercisable no sooner than twelve (12) months after the final closing date of the transaction (the “Restricted Period”).    The investor may exercise up to the aggregate of twenty-five (25%) of its warrants in the six month period following the Restricted Period.  The investor shall be free to exercise the balance of its warrants thereafter.  The Class A and Class B warrants shall expire five years from the date of issuance.  The warrants have anti-dilution protection (including “full ratchet” price protection from future issuance of stock), exclusive of the conversion of the Debentures and certain other excluded stock issuances, or securities convertible or exercisable for shares of common stock below $0.60 per share.

The Company further agreed to file a registration statement on Form S-1 covering the common stock underlying the Debenture and the warrants within 90 days from July 11, 2008 or pay to the investor one (1%) in cash or stock of the face amount of the debentures for every thirty (30) day, or portion thereof, that the registration statement is not filed.  A registration statement was filed within the 90 day required period, and became effective on December 4, 2008.

On February 10, 2009, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Quercus pursuant to the July Offering.  The Purchase Agreement provided for the purchase by Quercus of 2,222,222 shares of the Company’s Common Stock at a price of $0.45 per share, or for an aggregate purchase price of $1,000,000 (the “Shares”).   In addition to the Shares, the Company also agreed to issue Warrants to purchase 2,777,778 shares of the Company’s Common Stock at an exercise price of $0.60 per share for 1,666,667 Warrants and at an exercise price of $0.85 per share for the remaining 1,111,111 Warrants.  Each of the Warrants has a one year term which will expire on February 10, 2010, (collectively, the “Warrant Shares”).

From the date of the Agreement while Quercus holds any of the Shares, Quercus agrees not to pledge, hypothecate, loan or enter into short sales or other hedging transactions with broker-dealers or other financial institutions.  Further, the Company agreed that for any debt, equity or equity linked private financing consummated with twelve (12) months after the Closing, Quercus shall have a pro-rata right to purchase all or a part of the private financing on the same terms and conditions, and Quercus shall be precluded from converting the debentures or from exercising the warrants previously issued pursuant to the July Offering until Quercus has either agreed to match the terms of the said financing or five (5) days after the rejection by Quercus,  whichever shall occur later.  Quercus shall have five (5) trading days to respond to a signed and accepted term sheet by the Company.

The Company has also granted certain registration rights to Quercus requiring that the Company use its best efforts to effect as soon as possible, but in no event later than six months from the Closing, the filing of a registration statement covering the securities purchased as would permit or facilitate the sale or distribution of all the securities in the manner and in all states reasonably requested by Quercus.  This registration statement covers the Shares, Warrant Shares and shares of common stock issued as an interest payment on the selling security holder’s convertible debenture.

The Purchase Agreement also provided that upon the execution thereof, the Company shall immediately seek the resignation of one of its current board members and thereafter cause its board of directors to be reconstituted at five (5) members which shall include one (1) Quercus designee. This action was undertaken on February 10, 2009. Further, as per the Purchase Agreement, Quercus shall be entitled to an additional seat on the Company’s board of directors at such time as Quercus funds an additional $2,000,000, which funding is required to take place pursuant to the Agreement, upon the Company attaining a predetermined milestone.

Our principal office is located at Unit 7(W) E-Plan Industrial Estate New Road, New Haven, East Sussex, UK. Our website is http://www.cleanpowertech.com. The information on our website is not part of this prospectus.

OFFERING

SHARES OUTSTANDING PRIOR TO OFFERING

As of August 5, 2009, the Company had a total of 72,220,695 shares of Common Stock, $0.001 par value issued and outstanding.

COMMON STOCK OFFERED BY SELLING SECURITY HOLDER

This prospectus relates to the resale by the selling security holder of up to 5,470,725 shares of our common stock as follows: (a) up to 470,725 shares of our common stock issued as interest on convertible debentures previously issued by the Company; (b) up to 2,222,222 shares of our common stock issued in connection with a private placement; (c) up to 1,666,667 shares of our common stock, which may be issued upon the exercise of the $0.60 Warrants issued in connection with a private placement; and (d) up to 1,111,111 shares of our common stock, which may be issued upon the exercise of the $0.85 Warrants issued in connection with a private placement.

The shares offered by the selling security holder will be sold at prevailing market prices or privately negotiated prices. We are responsible for all other costs, expenses and fees, including legal, accounting and miscellaneous fees incurred of approximately $10,176.12 in registering the shares offered by this Prospectus. The selling security holder will pay no offering expenses.

USE OF PROCEEDS

We will not receive proceeds from the resale of shares of common stock by the selling security holder. We may receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised by the selling security holder. There can be no assurance that any of the warrants will be exercised and accordingly, we may receive no proceeds from the offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be made only after careful consideration of the significant risk factors that may affect us. Such risks include special risks concerning us and our business. See “Risk Factors.”

DIVIDEND POLICY

We have not paid any dividends on our common stock since our inception, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

TRANSACTION SUMMARY

On July 11, 2008, the Company closed a financing of $2,000,000 pursuant to the terms of a working capital financing negotiated with the Quercus Trust, a California trust (“Quercus”).  The terms of the financing are as follows:   a minimum of $2,000,000 and a maximum of up to $5,000,000 funded by way of the initial purchase of 20 units, to raise a total of $2,000,000 each consisting of a Debenture with the principal amount of $100,000, bearing an interest rate of eight percent (8%) per annum payable annually in cash or common stock of the Company.  Interest payable in common stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg, LP for ten (10) days prior to the due date for the interest.  On July 9, 2009, the Company issued 470,725 shares of our common stock as interest on the Debentures.

On February 10, 2009, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Quercus, for the purchase of 2,222,222 shares of the Company’s Common Stock at a price of $0.45 per share, or for an aggregate purchase price of $1,000,000 (the “February 2009 Funding”).  In addition to the shares issued to Quercus, the Company also agreed to issue Warrants to purchase an aggregate of 2,777,778 shares of the Company’s Common Stock consisting of 1,666,667 warrants exercisable at $0.60 per share and 1,111,111 warrants at an exercise price of $0.85 per share.  Each of the Warrants has a one year term.

Upon the closing of the February 2009 Funding, Quercus has invested a total of $3 million out of a possible $5 million, in the Company’s securities.

SUMMARY FINANCIAL INFORMATION

The summary consolidated financial data set forth below should be read in conjunction with the information presented in this prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

The summary consolidated financial data set forth below is derived from our consolidated financial statements. The consolidated statement of operations data for the years ended August 31, 2008 and 2007 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the nine-month periods ended May 31, 2009 and 2008 and the consolidated balance sheet data as of May 31, 2009 is derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of May 31, 2009 is derived from our unaudited consolidated financial statements included in this prospectus.

Condensed Consolidated Statement of Operations Data

(In thousands, except per share data)	Nine Months Ended		Years Ended
	May 31, 2009 (unaudited)	May 31, 2008 (unaudited)	August 31, 2008	August 31, 2007
Net Sales	$-	$-	$-	$-
Net Loss from Operations	$(2,986,536)	$(5,184,729)	$(10,134,871)	$(3,251,567)
Comprehensive Loss for Period	$(3,014,060)	$(5,215,682)	$(10,141,341)	$(3,284,361)
Basic and Diluted Loss Per Share	$(0.04)	$(0.09)	$(0.17)	$(0.07)
Weighted Average Common Shares Outstanding	67,455,633	58,980,431	60,466,890	47,586,996

Balance Sheet Data

(In thousands, except per share data)	May 31, 2009 (unaudited)	May 31, 2008 (unaudited)	August 31, 2008	August 31, 2007
Total current assets	$242,565	$47,300	$1,237,039	$475,439
Total Assets	$1,182,045	$443,770	$1,913,817	$858,367
Total Liabilities	$6,254,963	$1,447,352	$6,193,730	$1,324,532
Working Capital (Deficiency)	$1,255,843	$251,481	$535,174	$420,630
Total Current Liabilities	$1,498,408	$298,781	$701,865	$54,809

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

Risks Related to Our Business

WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We incurred net losses in the year ended August 31, 2008 in the amount of $10,134,871 and $2,986,536 for the nine month period ended May 31, 2009.   As of May 31, 2009, we had a stockholder deficiency of $5,072,918.   In addition, we expect to increase our operating expenses to fund our anticipated growth. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE EXPECT OUR OPERATING LOSSES TO CONTINUE

We expect to incur increased operating expenses during the next year. The amount of net losses and the time required for us to reach and sustain profitability are uncertain. The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with business, including, but not limited to the increase in costs to be incurred for research and development, protection of our intellectual property and the marketing of our product. There can be no assurance that we will ever generate revenue or achieve profitability at all or on any substantial basis.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

Unless we can raise additional capital needed for the continuance of our operations, we may not be able to achieve our objectives and may have to suspend or cease operations. At May 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $16,763,601 since inception, has a working capital deficit and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

Our future financial success depends to a large degree upon the efforts of our officers and directors, in particular, Mr. Abdul Mitha, our President and Chief Executive Officer, and Michael Burns, who is in charge of the development of the technology. We do have employment contracts with Abdul Mitha and Michael Burns, however, there can be no assurance that we will be able to continue to pay the required fees under these contracts to retain the services of these key people. They have played major roles in developing and executing our business strategy. The loss of either of these directors or officers could have an adverse effect on our business and our chances of profitable operations. While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed. If we do not succeed in retaining and motivating our current employees and attracting new high quality employees, our business could be adversely affected.

We must continually implement and improve our products, services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

THE INABILITY TO DEVELOP OUR PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY.

Development, innovation and adaptation to the wider market are critical to the Company’s success. We believe that we must continue to try to develop and manufacture a product with innovative capabilities in order to become a significant market presence. We also believe that we will have to make improvements in our productivity in order to obtain, and subsequently sustain, a competitive position. We can make no guarantees that we will be able to obtain and sustain any competitive position.

WHEN WE INVEST IN NEW TECHNOLOGIES AND PROCESSES, WE FACE RISKS RELATED TO COST OVER-RUNS AND UNANTICIPATED TECHNICAL DIFFICULTIES.

Our inability to anticipate, respond to or utilize changing technologies could have a material adverse effect on our business and our consolidated results of operations. The markets we intend to serve are highly competitive and no assurance can be given that we will be able to effectively compete. This competition could limit the volume of products that we sell and reduce our operating margins.

WE ARE IN EARLY STAGE OF DEVELOPMENT AND MAY HAVE TO COMPETE WITH COMPANIES WITH GREATER RESOURCES.

We have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development. We will have to compete with larger companies with more experience in the field and who have greater funds available for expansion, product development, and marketing. There can be no assurance that we will become competitive, or if we become competitive, that we will remain competitive. Increased competition could materially adversely affect our operations and financial condition.

Also, the Company operates in a highly competitive global environment and competes in its business with broad line manufacturers and many smaller competitors. If the Company’s products, services and/or cost structure do not enable it to compete successfully, the Company’s sales, results of operations, or value may be negatively affected. Our competitors are larger and have greater financial resources and less debt than we do. As a result, these competitors may be better able to withstand a change in conditions within the industries in which we intend to operate, or a change in the economy as a whole.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL

We do not currently maintain key-man insurance on our executives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. The loss of any of their services would be detrimental to us and could have an adverse effect on our business development.

APPLICATIONS OF OUR TECHNOLOGY TO THE AUTOMOTIVE INDUSTRY IS NEW AND HAS NOT AS OF YET BEEN WIDELY ACCEPTED

There has been a great deal of demand and interest in hybrid cars over the past few years. Most major automobile manufacturers now have at least one model of a hybrid car in production. A number of alternative fuel technologies have been or are being developed at the present time. Fuel cell technology has improved but the technology has not yet come to the market due to technological and logistic problems. Ethanol, bio-diesel and other alternative fuel technologies are currently being marketed and all major auto manufacturers have one or more models in the market. Although we believe that the technology we use has limitless potential, various costs, logistic, distribution and other related issues must be confronted and resolved before wider acceptance of ethanol, bio-diesel and such other alternative fuel technologies.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY

The general concept of an internal combustion engine hybridized with steam is in the public domain and cannot be patented under either a “first to invent” or “first to file” system. The implementations of the general concept will be patented and these patents will be the primary assets of the Company. Patent applications will be filed when the technology or concepts are available for patent. We intend to rely on trademark and copyright law, patent law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property. We have retained legal counsel in connection with assisting us in protecting our intellectual property rights. However, there can be no assurance that the steps taken to protect our proprietary rights will be adequate, that we will be successful in achieving registration of our copyrights and trademarks, or that third parties will not infringe upon or misappropriate our intellectual property.

In addition, there can be no assurance that other parties will not assert infringement claims against us. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources or require us to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on commercially reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on our business, financial condition and operations.

OUR BUSINESS MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION AND OTHER LEGAL UNCERTAINTIES.

As the use and emission of Auxiliary Power Units (“APU’S”) are currently not regulated, there can be no assurance that Federal, state, local or foreign governments will not adopt regulations covering the use of APU’s in the future. Although many of these regulations may not, at this time, affect our  business directly, we expect that laws and regulations relative to environmental protection, emission and pollution controls, interstate commerce, foreign trade and road safety would have a direct or indirect effect upon our business. It is possible that legislation could expose companies involved in the manufacturing of engines or parts for automobiles to liability, which could limit the general use of our product and the increase in the use thereof. If enacted, such laws, rules or regulations could limit the market for our products and services, which could have a material adverse effect on our business and operations.

Risks Related to Holding Our Securities

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that our technology is relatively new and we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will ever develop or if it develops, that it will be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

OUR COMMON STOCK COULD BE CONSIDERED A “PENNY STOCK.”

Our common stock could be considered to be a “penny stock” if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	variations in our quarterly operating results;

•	loss of a key relationship or failure to complete significant transactions;

•	additions or departures of key personnel; and

•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 2,692,947 shares of common stock and the 2,777,778 shares of common stock underlying the $0.60 Warrants and the $0.85 Warrants we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling security holder are sold, we would have 21,239,096 shares that are freely tradable without the requirement of registration under the Securities Act of 1933.

 Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on NASDAQ, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE DO NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any earning for funding growth. However these plans may change depending upon the Company’s capital raising requirements in the future.

OTHER RISK FACTORS

There are several risks and uncertainties relating to our ability to raise money and grow our business. These risks and uncertainties can materially affect the results predicted. Other risks are our limited operating history, limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets.

Our future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors are fluctuating market demand for our products, and general economic conditions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive proceeds from the resale of shares of common stock by the selling security holder. We may receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised by the selling security holder. There can be no assurance that any of the warrants will be exercised and accordingly, we may receive no proceeds from the offering.

DETERMINATION OF OFFERING PRICE

The shares offered by the selling security holder will be sold at prevailing market prices or privately negotiated prices.

DILUTION

As of August 5, 2009, we had 72,220,695 shares of our common stock issued and outstanding. This number does not include the shares that may be issued to the selling security holder upon the exercise of the $0.60 Warrants and $0.85 Warrants, or the conversion of promissory notes and the exercise of the Class A Warrants and the Class B Warrants previously issued by the Company and therefore, the offering by the selling security holder will have a dilutive effect on our common stock.

SHARES ELIGIBLE FOR RESALE

The shares of our common stock sold by the selling shareholder in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 generally provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

•	1.0% of the number of shares of our common stock then outstanding; and

•
if the shares of common stock are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

SELLING SECURITY-HOLDER

The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling security holder and as adjusted to give effect to the sale of the shares offered in this prospectus. The holder listed below acquired or was granted the notes and warrants in the ordinary course of business. They were issued either as part of our financings or for services provided to the company either financially or scientifically.

Name	Shares Owned	Shares Issuable upon the Conversion of Debentures	Shares Issuable upon the Exercise of Warrants	Shares to be Sold in this Offering	Ownership after Offering
					Number of Shares
Quercus Trust	2,692,947	5,714,286(1)	9,920,635(2)	5,470,725	12,857,143(3)

(1) Consists of up to 5,714,286 common shares that may be issued upon conversion of Quercus’ convertible debenture issued pursuant to the July Offering.
(2) Includes the $0.60 Warrants to purchase up to 1,666,667 common shares, the $0.85 Warrants to purchase up to 1,111,111 common shares, and Class A and Class B warrants to purchase up to 4,285,714 and 2,857,143 common shares, respectively, issued pursuant to the July Offering.
(3) Consists of 5,714,286 common shares that may be issued pursuant to a convertible debenture, Class A Warrants to purchase up to 4,285,714 common shares and Class B warrants to purchase 2,857,143 common shares.

In recognition of the fact that the selling security holder may wish to be legally permitted to sell its shares of common stock when they deem appropriate, we agreed with the selling security holder to file with the SEC, under the Securities Act, a registration statement on Form S-1, of which this prospectus is a part, with respect to the resale of the shares of common stock underlying the notes and warrants, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement in effect until the shares of common stock issued to the selling security holder and the common stock underlying the warrants are no longer required to be registered for the sale thereof by the selling security holder. In accordance with the Securities Act, the selling security holder may not use the shares of our common stock sold under this registration statement to cover short positions taken since this registration statement was filed.

PLAN OF DISTRIBUTION

Our shares of common stock offered hereby by the selling security holder may be sold from time to time by such selling security holder, or by pledgees, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed “selling security holder” for the purposes of this prospectus. Our shares of common stock may be sold:

•	on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or

•	in privately negotiated transactions.

Our shares of common stock may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling security holder and purchasers. In addition, the selling security holder may, from time to time, sell the common stock short, and in these instances, this prospectus may be delivered in connection with the short sale and the shares of common stock offered hereby may be used to cover the short sale.

Transactions involving brokers or dealers may include, without limitation, the following:

•	ordinary brokerage transactions,

•	transactions in which the broker or dealer solicits purchasers,

•	block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

•	purchases by a broker or dealer as a principal and resale by such broker or dealer for its own account.

In effecting sales, brokers and dealers engaged by the selling security holder or the purchasers of the shares of common stock may arrange for other brokers or dealers to participate. These brokers or dealers may receive discounts, concessions or commissions from the selling security holder and/or the purchasers of the shares of common stock for whom the broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). Commissions and discounts paid in connection with the sale of the shares by the selling security holder will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling security holder will be borne by them. The selling security holder will, and any broker-dealer or agent that participates with the selling security holder in the sale of the shares by them may, be deemed an “underwriter” within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holder and any underwriter, broker dealer or agent regarding the sale of the notes and the underlying common stock by selling security holder. Selling security holder may not sell any or all of the notes and underlying common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder.

We are bearing all of the costs relating to the registration of the shares of common stock other than certain fees and expenses, if any, of counsel or other advisors to the selling security holder. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in the transaction, or both.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Our selling security holder has agreed not to sell more than a certain number of shares during any single period of time, whether or not based upon the occurrence of any term or fulfilment of any condition.

The selling security holder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling security holder may be deemed to be engaged in distribution of common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933

We are relying upon Rule 3a4-1 of the Securities Act of 1933, as amended, to not deem such persons associated with us as brokers. None of such persons are registered broker-dealers or affiliates of broker-dealers, and in the event and to the extent that members of our management sell shares, no commissions or other remuneration based either directly or indirectly on transaction in securities will be paid to such persons. In addition, such persons conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The total number of shares of capital stock of all classes which the Company has authority to issue is five hundred and fifty million common shares (550,000,000) shares, all having a par value of $0.001 per share, consisting of the following:  three  hundred and fifty million (350,000,000) shares of common stock of which 72,220,695 shares are issued and outstanding, one hundred million (100,000,000) Class A Preferred Shares of which 0 shares are issued and outstanding and one hundred million (100,000,000) Class B Preferred Shares of which 0 shares are issued and outstanding.  The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of our common stock are entitled to receive ratably dividends, as may be declared by our Board of Directors out of funds legally available therefore.

Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

Upon dissolution, liquidation or winding up of Clean Power Technologies Inc., whether voluntary or involuntary, holders of our stock are likewise granted the right to receive, out of the assets of the Company, the amount of $0.001 per share before any payment or distribution shall be made on the Common Stock.

Common Stock Purchase Warrants

As of the date of this Prospectus, there were outstanding warrants to purchase up to 10,714,286 shares of our common stock. The outstanding warrants have exercise prices and expiry dates as detailed below:

Description of Warrants	Exercise Price	Expiry Dates
4,628,572 Class A Warrants issued July 10, 2008	$0.60	July 10, 2013
3,085,714 Class B Warrants issued July 10, 2008	$0.80	July 10, 2013
1,800,000 Warrants issued February 10, 2009	$0.60	February 10, 2010
1,200,000 Warrants issued February 10, 2009	$0.85	February 10, 2010

The warrants have been issued to investors and placement agents for services rendered. Holders of warrants are not entitled, by virtue of being such a holder, to receive dividends or to vote at or receive notice of any meeting of stockholders or to exercise any other rights whatsoever as our stockholders. In order to receive shares of our common stock a holder of a warrant must surrender the warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the holder’s election, in cash or by delivery of a cashier’s or certified check or any combination of the foregoing or by the surrender of shares of common stock underlying the warrant. Upon receipt of duly executed warrants and payment of the exercise price, we shall issue and cause to be delivered to holders, certificates representing the number of shares of our common stock so purchased.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Child, Van Wagoner & Bradshaw, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

The Company has retained Nevada Agency & Trust Company as its transfer agent.

INFORMATION WITH RESPECT TO THE REGISTRANT

CORPORATE HISTORY

The Company was incorporated in the State of Nevada, United States of America on October 30, 2003 as Sphere of Language.  On June 13, 2006, the Company changed its name to Clean Power Technologies Inc.

The Company incorporated Clean Energy and Power Solutions Inc. (“CEPS”) on May 12, 2006 in the State of Nevada as a wholly-owned subsidiary.

By agreement dated May 22, 2006, the Company agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI private”), a privately held company, incorporated on March 14, 2006 in the State of Nevada.  CPTI private is developing a project for a gas/steam or diesel/steam hybrid technology. CPTI private incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL”) a company based in, and incorporated under the laws of the United Kingdom on May 10, 2006, to carry on all its research and development.  On April 24, 2006, CPTI private entered a research and development agreement to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights. CPTI private and CEPS merged on June 20, 2006 with CEPS being the surviving entity. On July 10, 2006 CEPS became a wholly-owned subsidiary of the Company when the stockholders of CPTI private tendered their remaining shares.

CORPORATE OVERVIEW

We presently have two subsidiaries, CEPS, which is a wholly-owned subsidiary of the Company, and CPTL, which is a wholly-owned subsidiary of CEPS.  We undertake all of our business operations indirectly through our wholly-owned U.K. subsidiary, CPTL. These operations are presently focused on the research and development of our steam hybrid technology.

GENERAL DESCRIPTION OF OUR BUSINESS

In 2006, testing of the CESAR system began on a Mazda RX8 passenger vehicle engine, with trials on a second identical engine commencing later that year. In June 2007, testing also began on a Caterpillar C18 diesel engine to explore applications, such as auxiliary power and trailer refrigeration, within the industrial vehicle and truck industries. Testing on the CESAR process began in late October 2007, with initial results recording a 40% improvement in fuel efficiency.

Our original business plan called for the development of two vehicles to demonstrate our steam engine technology.

Throughout 2007, the Company carried out numerous tests on the accumulator that was provided by Doosan Babcock. After intensive testing, we believed that we had validated the theoretical predictions that were the foundation of the CESAR system. However the tests results also raised engineering issues which basically arose out of the design of the accumulator. As the accumulator was too wasteful of heat, with all the 70 litres of water to be heated and with its size it clearly could not be accommodated in any vehicle. It was decided to go for quick heat as in steam cars. It followed then that a burner was required to supplement the heat at tick over but we knew that there was sufficient heat available at cruise and also that a bypass was required on hill climbing. Also we knew that S/H tubes were needed to heat to about 390 C which is the temperature at which that all entrained water drops are eliminated.

In November 2007, after substantive testing of our technology, we made a determination to redirect our research and development efforts.

Therefore, whilst development of the vehicle technology was to be continued, it was decided that the fastest route to market and revenue was to focus on the development of the refrigeration engines (also called the reefer engines) for grocery trucks.

The Company employed a CAD engineer in mid-January 2008 and work commenced on the development of the truck production and vehicle detail design and initial system configuration feasibility. The CAD engineer is experienced in all aspects of design and development. The Company has licensed UGS NX5 and S-IDEAS CAD software to achieve its design objectives.  The Company, as it continues to evolve from the research phase to that of testing and pre-production, continues to bring additional engineering expertise in-house.  Also acquired in January 2009 was a CNC milling machine, enabling more rapid and cost effective metal fabrication work on-site, rather than through a sub-contractor.

In August 2008, the Company entered into a collaboration agreement with Voith Turbo Gmbh& Co. KG to develop steam and heat energy recovery engines for Clean Power's proprietary heat recovery technology for refrigeration trailers for the grocery market. Under the terms of the collaboration agreement, Clean Power and Voith Turbo GmbH & Co. KG will analyse data from the testing of an existing refrigeration engine, results from which will be used to build and test a new engine that incorporates Clean Power's proprietary heat recovery technology. Voith is a multi-national company with significant interest in the development of expanders in engine and braking systems. As part of its own drive systems and components development programme Voith Turbo GmbH & Co. KG has already developed hybrid systems, waste recovery systems and expansion engines based on the internal combustion engine which is used on the road, on rail, on water and in other industries.

On December 12, 2008, the Company entered into a Memorandum of Understanding (“MOU”) with Farm Fresh Marketing Inc. (“Farm Fresh”).   The MOU sets out the high-level commercial principles of the collaboration between the Company and Farm Fresh whereby Farm Fresh will provide the Company with a Road Load Data Collection Vehicle for installation of the Company’s data gather systems to test the fuel and operating efficiencies of the Company’s heat recovery systems, noise and emission control.   The parties’ intent under the MOU is to prove the benefits of the Clean Power technology to Farm Fresh and upon successful testing, Farm Fresh and Clean Power shall enter into discussion to establish ongoing collaborations and commercial relationships.  Clean Power had agreed that for two years following completion of the test, it will make the Clean Power system (once in production) available to Farm Fresh in such quantities as Farm Fresh may order at prices and terms as favorable to Farm Fresh as those offered by the Company to any of its other customers.  Farm Fresh has acknowledged its intent to purchase at least 53 systems within the two year period, subject only to the proof of CPTI’s technology.

As part of our new development, we are concurrently developing a system for use in land fill site electrical power generation.

Our plan of operation is to further the research and development on our technology resulting in an advanced prototype and commercial application in mid 2010. If successful, we intend to license the technology or form partnerships for the use of the technology with any customers we may identify.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Our Company is committed to developing hybrid fuel technology and alternative fuel for a range of vehicles, including locomotives, heavy trucks and light cars. The Company’s proprietary technology significantly reduces pollution through its Clean Energy Separation and Recovery (“CESAR”) system, which takes otherwise wasted heat from the exhaust of a conventional combustion engine and modifies it through a heat recovery system to generate clean power for vehicles. The Company operates out of its development facilities in Newhaven, East Sussex, in the United Kingdom.

Our CESAR technology is designed to increase vehicle fuel economy and reduce emissions through lowered fuel consumption by capturing, storing, and reusing otherwise wasted heat from the exhaust of a conventional combustion engine. A heat exchanger captures waste energy, which is then stored in the form of steam in an accumulator, for ‘on demand’ use either in the same ‘primary’ engine, or in a secondary vapour engine. Power can be produced solely by the secondary vapour engine even after the primary combustion engine has shut down. Our CESAR system can be used to power auxiliary truck systems, such as trailer refrigeration and cab cooling or heating, in regulatory ‘no idle’ or ‘quiet’ zones. In addition to initial truck applications, CESAR can be further applied in our well developed passenger car programmed in addition to having longer-term potential in the locomotive and marine sectors.

Currently these reefer engines operate on diesel fuel and with approximately a litre an hour of fuel consumption, the fuel cost can add up to thousands of dollars per year. The project team determined that through  heat capture process and using it to create steam in the accumulator, an engine can be developed that will provide in excess of 50% fuel efficiency with corresponding reduction in the levels of emission.
We believe that we have validated the theoretical predictions that were the foundation of the CESAR system. A substantial development component of the programme has now commenced and will require appropriate augmentation of the engineering team, which the Company intends to continue to undertake in 2009. This is essential for design studies of potential applications of the total system and will commence using the empirical data revealed by the research programme undertaken. These applications include using the CESAR system to provide refrigeration power for trucks when the main combustion engine is shut down, with a target of road testing an especially directed system in late summer of 2009. Further applications include provision of auxiliary power derived at low recurrent cost from the exhaust heat of combustion engines for other transportation areas, including lighter vehicles than trucks and heavier in the form of railway locomotives. There is also a promising application in marine applications, not excluding commercial vessels but particularly attractive for pleasure craft with their heavy requirement for auxiliary electrical power when not under way.

For the lighter design of the CESAR system, for vans and passenger cars for example, a substantial repetition of all the phases of the test programme commenced in spring 2008 using a smaller multi-cylinder reciprocating engine or a Wankel engine to replace the current Caterpillar C-15 engine. This will require appropriate and novel valve designs which are currently in hand to control the fuel and vapour flows. This second programme would provide design support for all components of the CESAR saturated liquid energy accumulator system with a target of road testing such a vehicle in the near future, though the current development focus is primarily on the truck based applications.

In order to meet many challenges relating to the development of the steam technology, the Company appointed a Swiss steam technology specialist company called Dampflokomotiv-und Maschinenfabrik DLM AG (“DLM”) to act as its outside consultant for the further development of the Company’s CESAR technology. DLM will advise and use its in-house expertise to assist and facilitate the development of the next stage in our CESAR programme. DLM has professionally qualified engineers with specialist experience. DLM will provide knowledge and experience in such areas as the design of the process to predict and analyse the heat transfer performance and issues associated with pressure losses for a range of thermal operations involving liquids and gases with and without change of phase. DLM has experience with stress analysis including pressure vessel design to European and British standards. DLM will work with the engineers of the Company on a routine basis. We intend to continue this development on an ongoing basis.

The first system has been installed on the Company’s truck, which was acquired and delivered during the 2nd quarter of fiscal 2009.   The Company’s truck is similar to the trucks in the U.S. trucking company fleet. This truck is a Columbia CL120 Conventional Chassis with a Day Cab. This vehicle has the same specifications as the current U.S. fleet of vehicles on which we did our testing in mid 2008. The Company had conducted a series of tests in mid 2008 to collect data and validate test results to be used in this test vehicle.

Customer expectations are that any vehicle application will be fully reliable, continuously delivering the performance benefits promised in all conditions over a period of at least ten years. To this end the Company has recently made a major investment of approximately $170,000 in a rolling road dynamometer manufactured by Dynomite of New Hampshire USA. This substantial piece of equipment can accommodate a maximum weight double-drive axle truck which turns the dynamometer rollers against a variable load created by applying electrical inertia. This allows the simulation of all road conditions that a truck may encounter in its day to day operation such as hilly terrain, urban stop-start and interstate highway running.

Using field data collected in mid 2008 during a three week exercise with the U.S. grocery hauler operations in Canada it will be possible, with appropriate instrumentation, to simulate fleet routes, to develop and refine particular applications, and to deliver maximum fuel benefits with minimum emissions. The equipment will allow, under fully-controlled laboratory conditions, the speedy characterisation of any vehicle exhaust temperature, flow and constituency together with fuel usage.

The Rolling Road will provide the “hub” of the development and validation programme for the CESAR system ensuring optimum functionality for each vehicle application. The issue of durability will also be addressed by other recent investments such as multi-axis shaker test rigs which will be programmed to hone-in on harmful resonant frequencies for the system, as identified by data collected over specific proving ground surfaces. By running these shaker rigs on a 24 hour basis in environmental enclosures, capable of operating between -40 and +50 degrees Celsius, ten year life testing can be compressed into a period of only a few months.  This rigorous testing of our technology and associated refinements that ensure from the testing we believe will accelerate our technology from an advanced prototype to a commercially viable product.

 The Rolling Road became fully operational in the quarter ended May 2009, with testing having commenced on our truck.  This bespoke truck, fitted with a Detroit Diesel engine and Eaton transmission, is designed to be used on highways, hectic city streets, narrow roads and can also be driven off-road.  The Rolling Road, which will be able to simulate all these conditions, will be a perfect test ground for the vehicle, and allow Clean Power to demonstrate how its CESAR technology improves the truck’s fuel efficiency in these conditions. This vehicle has been installed with a Prototype 2 CESAR system. The testing underway will reproduce the delivery routes used in the areas covered by the U.S. hauler. This will confirm the actual fuel savings to the major grocery hauler when compared against their current fuel usage. Typical routes we would use are Calgary to Banff and Calgary local area city routes.

Prior to this a Prototype 1 CESAR system has been tested and validated within the test cell with the same vehicle package constraints being driven from our Caterpillar C15 engine.

Once the system is working on the truck with the Rolling Road, the vehicle will be used for data collection at Millbrook Proving ground (this is GM built, proving ground just outside Bedford). This data will be used for drive file creation for accelerated durability testing on our hydraulic fatigue testing machines in Newhaven. These tests will represent the equivalent to 10 years of road durability in the space of 4 weeks.

It is anticipated that the first vehicle may require some electronic tuning in order for the system to work including steam valve optimization.  This should take no longer than 4 weeks, and is planned to commence in September, 2009. We can then successfully run the test to prove the fuel savings for our potential customers.

The Company anticipates that a newly designed reefer engine will be ready for road testing by late summer of 2009. Following a ten month road trial and analysis, and further design refinements, the Company expects to submit the CESAR technology for regulatory approval under various jurisdictions worldwide, including the US Environmental Protection Agency (“EPA”), with the hopes of achieving commercialization during late spring of 2010.

Starting June 1, 2009, our CAD engineering team began preparing drawings for production, with drawing release expected in early 2010.

Michael Roberts, our Product Acceptability Engineer, started work on April 27, 2009. His role is to ensure that our product is suitable and acceptable to the end user / customer. He is responsible for the work content required to validate the system for the North American markets and the introduction to the EPA of our system and the market sectors that our product can enter.   He is also responsible for negotiations of available tax benefits for our customers installing our fuel saving environmentally friendly systems, and unique electronic control system, using Clean Power’s own Intellectual Property to ensure the maximum possible fuel efficiency and emissions reductions in all operating conditions.

Also recently joining the Company is Mr. Marco Cucinotta, a Control System Specialist.  Under Mr. Cucinotta, the Company is undertaking the development of a unique electronic control system, using Clean Power’s own Intellectual Property to ensure the maximum possible fuel efficiency and emissions reductions in all operating conditions.

On March 13, 2009, the Company and The University of Sussex (“Sussex”) entered into a binding letter of intent (the “Letter of Intent”) providing for (i) the assignment to the Company of Sussex’s existing patent application relative to its high energy storage system for motor vehicles (“HYSTOR”); and (ii) an understanding between the parties to collaborate on certain matters in connection with the HYSTOR project.

Pursuant to the Letter of Intent, the Company will be responsible for filing and prosecuting, at its sole expense, territorial applications based upon the International Publication Number (“WIPO Application”) in Japan, the United States, Canada, and the European Union. Simultaneous with the execution of the Letter of Intent, the Company and Sussex executed an Assignment (Non-Provisional Patent Application) (the “Assignment”) to sell, assign, transfer and convey to the Company all right, title and interest in and to the WIPO Application. Further, pursuant to the Letter of Intent, the parties also agreed to enter into a separate collaborative relationship agreement providing for the parties to collaborate in good faith to secure funding to further develop the HYSTOR project.

During the quarter ended May 31, 2009, Clean Power engaged Cascade Sierra Solutions (“Cascade”) as potential advisors for the EPA and other Regulatory application processes (www.cascadesierrasolutions.org). Located in the State of Oregon, Cascade is a non-profit organization working with heavy duty truck operators to save fuel and reduce emissions. Cascade is well connected with Federal and State agencies, working especially closely with agenda-setting regulators in California.  The Company believes this will assist in optimizing the approval process, as well as benefitting from Cascade’s broad expertise in implementation of innovative technologies in the trucking industry.

With respect to the intellectual property of the Company, as of May 31, 2009, patent applications have been filed in five jurisdictions, with the intention to include additional jurisdictions. Furthermore, the Company has received the international search report and written opinion of the Searching Authority and understands that all of the claims were deemed to have industrial applicability and that 10 of the 19 claims were both novel and inventive. The Company intends to make certain revisions to the other claims and seek to get additional claims allowed. To further assist and accelerate this process, the Company has engaged US legal counsel specifically for patent management.

Vehicle Data Collection – additional details

During the July 2008 visit to Calgary, Alberta, the following data were collected from a refrigerated truck and is important for the energy balance calculations.

The exhaust temperatures measured were lower than expected, with a medium temperature of 350 °C and a maximum of 450 °C.  The load fluctuations were, as usual in road transport, considerable,around 20% of the time, the main diesel engine spends idling or at very low power.   Higher exhaust gas temperatures of 550 °C were recorded during regeneration periods of the exhaust after treatment system.

Lower exhaust gas temperatures were measured under operating conditions such as idling and downhill running with engine braking.   To compensate for the fluctuation in heat temperature in the exhaust system for city and stationary situations, a burner is incorporated within the exhaust system, with a target temperature to accommodate every situation.  At times, where there is excessive heat within the system, a by-pass valve is incorporated into the exhaust.

The power requirement for the auxiliary engine to drive the refrigerator compressor is less than expected. An average of 15 kW with a peak of 23 kW was measured, even though the ambient temperature was high. Originally a nominal power of 35 kW was expected.

With the results of the vehicle data collection, it is now possible to work out a realistic energy balance and to determine, if the idea to drive a refrigerator compressor by means of a steam engine working on steam gained from waste heat recovered from the exhaust from the main diesel engine is suitable at all. The energy balance is worked out on a purely theoretical basis, e.g. without actually dimensioning the necessary components such as heat-exchanger, superheater, steam engine and so on. However, the calculations are based on figures and experience with existing equipment. It is therefore possible to calculate how much steam at which quality can be produced from the waste heat.

The analysis of this data and the energy balance equations conducted by DLM “shows that the idea to power a refrigerator compressor by means of a steam engine working on steam gained from the waste heat recovered from the exhaust main diesel engine is realistic”. Data from the data collection exercise has been handed over to Voith.

In August 2008 the Company signed a Memorandum of Understanding with a Calgary, Alberta, Canada, based transportation company called East West Express Inc., a trans-Canadian freight trucking company.  Under the terms of the MOU, East West will provide Clean Power a Road Load Data Collection Vehicle (“the Vehicle”) for the purpose of detailed research on its existing refrigerated trailer fleet.

Forward Plan

Although the Company remains focused on completing this US reefer project on schedule, there is significant interest in its steam hybrid technology for broader applications (including automotive, marine and military) in a wide range of countries. The Company continues to respond to these expressions of interest and will pursue opportunities which may arise and which management believes to be in the best interests of the Company.   As part of our new development, we are developing a system for use in land fill site electrical power generation; our system will deliver an estimated 20% or greater extra power back to the national grid. The spark ignition engines are run using the methane gas from the land fill, our system will add to this via heat recovery from the otherwise wasted exhaust gases. The Company has already entered into preliminary discussions with a regional landfill site operator in the U.K. and will be meeting another larger UK player in the near future. Clean Power intends to install a prototype test engine at a landfill site by early spring 2010.

Our plan of operation over the next twelve months is to further the research and development on our technology resulting in an advanced prototype and commercial application in mid 2010. If successful, we intend to license the technology or form partnerships for the use of the technology with any customers we may identify.

OUR TECHNOLOGY

Life on earth is almost totally dependent upon the unique properties of water. Among these, and in particular, for energy storage potential, is its very high latent heat associated with the change of phase between liquid and vapour at moderate temperatures. Our proposed technology utilizes these properties but could also use alternative fluids of acceptable thermal and chemical properties, probably in closed cycle form. The proposal is to use water, or other fluid as available, at its saturation (boiling) temperature to store energy for a hybrid vehicle in a pressurised container from which vapour is drawn to provide pollution-free motive power as required. Used energy is replaced from the exhaust heat of the associated combustion engine prime mover as circumstances allow, either in motion or at rest.

The combustion engine to supply power is prominent and could be petrol, diesel or gas turbine and away from urban restrictions, would provide traction power. The exhaust from the engine may be controlled either to pass direct to atmosphere or through the steam accumulator to charge or maintain pressure where pollution controls are relaxed. This represents a very attractive direct improvement in fuel consumption by retaining a substantial proportion of the engine exhaust heat (up to two-thirds of the fuel energy with engine cooling) which is otherwise discarded.

In strictly pollution-controlled environments, the combustion engine would be shut down and the traction power unit driven by steam drawn from the accumulator, in which the pressure will steadily fall while exhausting the vapour to atmosphere. As an indication of the potential of the steam accumulator, about 5 kWh of energy would be available from a single charge to 100 bar maximum pressure of a vessel of 100 litres volumetric capacity. The power would be available at widely variable and controllable rates and, depending on these, the vessel could be recharged several times on a single water filling.

As an option to improve power, fuel efficiency and range at the expense of weight, the exhaust vapour from the engine may be returned to the boiler after condensation in a heat exchanger cooled by atmospheric air and shown dashed in the figure as optional. Such a system would allow the use of working fluids other than water where this was required for thermodynamic or other reasons. Other important features of the system are the moisture separator, which may be contained as shown within the accumulator vessel to operate at reservoir pressure. Steam from the accumulator may in certain circumstances be efficiently used to enhance power output from the combustion engine. Such hybrid power plant systems, in addition to allowing pollution-free operation as demanded, would further enhance environmental acceptance through the high thermal efficiency of the cycle resulting from the unique utilisation of exhaust heat and the consequent reduced consumption of combustion engine fuel. A reciprocating steam engine would function as the auxiliary power unit, for which a computerised mechatronic unit would drive the valve system. This would replace economically and effectively the complex mechanical linkages traditionally associated with earlier generations of stream engines for precise control of power output.

Using the heat engine exhaust gas to charge the saturated liquid reservoir has been seen as one of the key features of this hybrid vehicle system so increasing substantially the thermal efficiency of internal combustion engines.

As modern engine cooling systems continue to be operated at ever higher temperatures, overall system design will be able to utilize a portion at least of this otherwise dissipated heat from the fuel with theoretical possible advances of up to 100 percent. A source of significant energy consumption in an automotive installation is through electrical power derived from the main engine. The small auxiliary vapour power unit of the saturated liquid hybrid could be run to generate electrical power as required even during charging periods. As has been noted, these may be repeated several times in a working day as the weight of liquid in the accumulator slowly reduces on each discharge.

This will reduce the frequency of the need to refill the reservoir with water specially treated to reduce fouling and deterioration of the accumulator heat transfer surfaces. There is much scope for optimizing the charging and discharging periods and, indeed, of the thermal cycling of the whole system. The saturated liquid hybrid will have its greatest attraction for heavier vehicles, hitherto seen as those intended for road use. There are, however, at least as great attractions for railway power – for locomotives – where the extra weight is wholly acceptable for significantly reduced fuel consumption and where there is long experience of vapour engines and re-supplying them with liquid even when in high speed motion.

THE STEAM ACCUMULATOR

Our proposed technology is to use water, or other fluid as available, at its saturation (boiling) temperature to store energy for a hybrid vehicle in a pressurized container from which vapour is drawn to provide pollution-free motive power as required. Used energy is replaced from the exhaust heat of the associated combustion engine prime mover as circumstances allow, either in motion or at rest.

A possible general scheme is shown as Figure 2 directly below.

Throttle
Exhaust
Separator
Atmos
Condenser
Liquid
Reserve
Accumulator
Computer
Control
Vapour
Engine
Fuel
Exhaust
Combustion
Engine

Fig 2 Accumulator Hybrid

The combustion engine to supply power is prominent and could be petrol, diesel or gas turbine and away from urban restrictions, would provide traction power. The exhaust from the engine may be controlled either to pass direct to atmosphere or through the steam accumulator to charge or maintain pressure where pollution controls are relaxed. This represents a very attractive direct improvement in fuel consumption by retaining a substantial proportion of the engine exhaust heat (up to two-thirds of the fuel energy with engine cooling) which is otherwise discarded.

In strictly pollution-controlled environments, the combustion engine would be shut down and the traction power unit driven by steam drawn from the accumulator, in which the pressure will steadily fall while exhausting the vapour to atmosphere. As an indication of the potential of the steam accumulator, about 5 kWh of energy would be available from a single charge to 100 bar maximum pressure of a vessel of 100 litres volumetric capacity. The power would be available at widely variable and controllable rates and, depending on these, the vessel could be recharged several times on a single water filling.

As an option to improve power, fuel efficiency and range at the expense of weight, the exhaust vapour from the engine may be returned to the boiler after condensation in a heat exchanger cooled by atmospheric air and shown dashed in the figure as optional. Such a system would allow the use of working fluids other than water where this was required for thermodynamic or other reasons. Other important features of the system are the moisture separator, which may be contained as shown within the accumulator vessel to operate at reservoir pressure. Steam from the accumulator may in certain circumstances be efficiently used to enhance power output from the combustion engine. Such hybrid power plant systems, in addition to allowing pollution-free operation as demanded, would further enhance environmental acceptance through the high thermal efficiency of the cycle resulting from the unique utilisation of exhaust heat and the consequent reduced consumption of combustion engine fuel. The figure below shows the calculated specific energy performance of the accumulator system to be comparable with that of conventional batteries. A reciprocating steam engine would function as the auxiliary power unit, for which a computerised mechatronic unit would drive the valve system. This would replace economically and effectively the complex mechanical linkages traditionally associated with earlier generations of stream engines for precise control of power output. There is considerable scope for optimising this and all aspects of the liquid-vapour accumulator hybrid cycle, which throughout would employ existing well-proven technology.

THE SATURATED LIQUID ACCUMULATOR FOR TRANSPORTATION ENERGY STORAGE

The inevitable economic pressures on the supply of liquid hydrocarbon fossil fuels, coupled with the no less inevitable social pressures against their consequential local and global pollution continue to demand increasing effectiveness in their utilization. Despite the continuing efforts to seek alternatives, the internal combustion engine, in petrol or diesel form, seems, for the immediately foreseeable future, destined to continue in transportation as the most effective converter of the intrinsic energy in a hydrocarbon fuel to useful purpose. This is justified when effectiveness is measured by the proportion of this energy usefully converted – the thermal efficiency; but less so when pollution by the products of combustion is taken into account. Restricting operation to areas away from urban centres would offer a significant advance in the acceptability of the internal combustion engine by lessening local pollution. At the same time increasing thermal efficiency would have an advantageous global effect. These objectives are achieved by the system described here.

THE HYBRID VEHICLE

Avoiding noxious emissions in densely populated urban areas may be achieved with a vehicle having a non-polluting power source for such areas even if combined with a conventional prime mover for use away from such centres – a ‘hybrid’ vehicle. A general form is shown in Figure 2 below with traction available from two sources, in this example a conventional prime mover and an auxiliary pollution-free unit receiving its energy from a storage device or energy reservoir.

This form is known as a ‘parallel hybrid’ system since it allows both a direct path from the engine prime mover to the traction unit and a parallel path through the energy storage system. This theoretically could take several forms as indicated, electrical, hydraulic, pneumatic or mechanical with a flywheel, and is clearly crucial to the attractions of the total system. The commonest such device, that most attractively provides pollution free electrical power, is the battery, and hybrid vehicles employing this format have received much attention. The electrical battery, however, continues to offer only a very limited performance in terms of energy storage per unit weight (about 50-70 Watt-hours per kilogram, compared with 12,000 Wh/kg for a liquid hydrocarbon). Further, specific power in Watts per unit weight is even more restricted in terms of transportation requirements at 50W/kg compared with 1000 W/kg for even unsophisticated internal combustion. As a consequence frequent recharging of batteries is required, and can be slow. Also, recharging requires explicit further consumption of fuel from the prime mover or elsewhere. It is the objective of this presentation to demonstrate an alternative energy storage source with striking advantages in specific power availability and comparability with batteries in specific energy resource. Further it offers a substantial improvement in overall fuel consumption efficiency by using the otherwise wasted prime mover exhaust heat for charging the reservoir, thus also contributing to a reduction of global pollution.

A HYBRID VEHICLE POWER PLANT FOR POLLUTION CONTROL USING STEAM OR OTHER VAPOUR FROM A SATURATED LIQUID ACCUMULATOR

In many countries and regions, legislation is extant or proposed to control and severely limit pollution of the environment by automotive vehicles, private and commercial cars, vans and lorries. Almost all such vehicles are currently propelled by prime movers burning a hydrocarbon fuel, some of the combustion products from which are a prime source of atmospheric pollution. Legislation is and will be increasingly used to reduce the amount of such pollution in all areas and effectively to zero in densely populated urban centres.

At present electric traction offers the only practicable possibility of a totally pollution free power source for vehicles, and although the fuel cell exhausting only water may offer, albeit expensively, a long-term prospect of self-contained continuous electrical energy, in realistic and immediate practice, an energy reservoir - a battery - is the only current source of such energy.

Battery performance has improved little in the just over one hundred years since they were first used on a commercial scale, principally for the propulsion of under-water vehicles. In respect of energy per unit weight or specific energy, the commonest lead-acid batteries store about 50 Watt-hours (180 kJ) of energy per kg compared with 12,000 Wh (43,200 kJ) for petrol. No less critical is specific power, batteries yielding about 50W/kg or less compared with up to 500 for current combustion engines. The prospect of radical advances for batteries of even sophisticated design is remote, even with the support of modern science and technology. In recognition of this situation, in Los Angeles, one of the urban centres setting standards for the world-wide anti-pollution drive, the specified range of statutorily proposed electric vehicles has been reduced from the 250 km originally planned to 100 and the target date for implementation of the anti-pollution legislation postponed.

The limitations of battery performance have directed attention towards the so-called hybrid vehicle, in which electric power for use in urban regions with a zero polluting emission limit is provided from a reservoir of energy. This is charged, while in open areas with less restrictive pollution controls, from a conventional combustion engine albeit with improved emissions performance compared with average current engines. There are many variations available upon this general hybrid concept, one convenient form of which is shown in Figure 1 immediately below.

M
Controller
Energy Converter
Energy Converter
Fuel
Prime Mover
M
E
E
M
Final Drive
E
M = Mechanical Energy
E = Mechanical, Electrical, Hydraulic or Pneumatic Energy
Energy Storage

Fig 1 A General Scheme for Hybrid Power Plant

This is known as a ‘parallel hybrid’ system since it allows both a direct path from the combustion engine prime mover to the traction unit and a parallel path through the energy storage system. Theoretically this could take several forms but currently electricity with a battery as the energy storage element is regarded as the likely practicable form despite its limitations. The saturated liquid accumulator of this proposal avoids these limitations by offering energy storage with a specific energy comparable with batteries with their chemical and potentially polluting contents, a major increase in specific power availability and substantial fuel savings while maintaining pollution-free operation where the environment so demands.

COMPETITIVE BUSINESS CONDITIONS AND OUR COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

The market for the food trailers refrigeration engines is currently dominated by two major manufacturers, Thermo King (a subsidiary of Ingersoll-Rand) and Carrier (a subsidiary of United Technologies).  The present retail cost of these reefer engines is approximately between $18,000 and $30,000 per engine.  It is projected that our heat recovery based hybrid engines will cost approximately the same as these currently priced engines.  However, we believe that our engines will provide fuel efficiency of over 50% or better with corresponding reductions in emission levels.

According to the industry, currently there are over 10 million refrigeration engines in use.   Our business model is to sell these reefer engines through licensing arrangements.  Through this business model, we expect to be able to control the manufacturing and production costs more effectively.  As well, it is anticipated the prospective licensees will help market our reefer engines through their present marketing base and there sell our reefer engines to their current and repeat customers.

To the best of our knowledge no other entity is developing this technology anywhere in the world, and if true, we believe we will enjoy considerable market lead in this sector.

With the ever-present possibility for skyrocketing oil prices, combined with a growing interest in doing less harm to the environment, there has been a great deal of interest in hybrid cars over the past few years. Most major automobile manufacturers now have at least one model of a hybrid car in production, whereas just a short time ago they were a rarity. A number of alternative fuel technologies have been or are being developed at the present time. Fuel cell technology took a giant leap in the later part of the 1990’s. But the technology has not yet come to the market due to technological and logistic problems. Ethanol, bio-diesel and other alternative fuel technologies are currently being marketed and all major auto manufacturers have one or more models in the market. However, there are costs, logistics, distribution and other related issues which must be confronted and resolved before wider acceptance of ethanol, bio-diesel and such other alternative fuel technologies can firmly secure its niche in the market place. Hybrid cars differ from electric cars and cars designed to run on alternative fuels, but are also an alternative fuel option themselves.

The Company considers most major automobile manufacturers to be competitors as each now have at least one model of a hybrid car in production. Each of these manufacturers is in the process of developing a number of alternative fuel technologies which may become the norm in a few years.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

Our current suppliers are:

•	SAMSON AG for steam and water valves;

•	Poole Process Equipment Ltd. for the steam accumulator manufacture;

•	RS Components Ltd. for electronic equipment;

•	Rudgwick Metals Ltd. for steel raw material;

•	Heltech 3 for the base engine management system; and

•	Ekstroms Varmetekniska AB, Sweden supplies the tubes for the accumulator.

•	VOITH for our Heat Expander engines

We do not anticipate any problems with availability from these suppliers.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We presently do not have any customers for our technology as we are still in the development phase.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION:

The general concept of an internal combustion engine hybridized with steam is in the public domain and cannot, in and of itself, be patented under either a ‘first to invent’ or ‘first to file’ system. The implementations of the general concept as well as non-obvious variations will be the subject of patent applications and, when issued, these patents will be the primary assets of the Company. A parent patent application has been filed in the United States which claims both the concept of a Unitary Engine and an Energy Accumulation System. The application is based upon the technology and concepts that are currently available for patent protection. The U.S. parent application, Serial Number 12/214,835, was filed on June 23, 2008 and has a priority date of August 1, 2007. Corresponding applications have been prepared and are being filed under the Patent Cooperation Treaty.  It is anticipated that national phase examination and prosecution will be conducted in those countries which constitute the major world automotive markets in which vehicles are manufactured and sold. These will be determined by management but are currently intended to include, at least, the U.S., European states, Japan and other Asian states. We expect that we will require approximately $1,000,000 for patent filings and, prosecution.

Our agreement with Doosan Babcock treats the patents as follows: All technology and intellectual property developed in connection with the collaboration program or the accumulator technology that are patentable and/or patented or otherwise protected will at all times belong and be owned solely by the Company and Mitsui will require the prior written approval of the Company for the use of any such technology. Any technology or intellectual property which is not patentable or otherwise protected may be used by Mitsui without the prior written consent of the Company.

If the Company is unable to reimburse Doosan on any call for reimbursement as allowed under the collaboration agreement then the Company will transfer an equal share of the intellectual property to Mitsui so that Mitsui and the Company will own the intellectual property equally.

With respect to the intellectual property of the Company, as of May 31, 2009, patent applications will be filed in five jurisdictions, with the intention to include additional jurisdictions. Furthermore, the Company has received the international search report and written opinion of the Searching Authority and understands that all of the claims were deemed to have industrial applicability and that 10 of the 19 claims were both novel and inventive. The Company intends to make certain revisions to the other claims and seek to get additional claims allowed. To further assist and accelerate this process, the Company has engaged US legal counsel specifically for patent management.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

Our heat recovery based hybrid engine is not a new technology, although its application is new.  We believe that we will not be subject to compliance of any Government Regulations with respect to marketing and sale of our engines to end users.  However, prior to launching our product in the market place, we will require verification and certification by the United States Government Environmental Protection Agency (“EPA”) to ensure our compliance with all existing laws, rules and regulations.  Similar compliance may be required for sale of our products in other jurisdictions.  Preliminary discussions with the EPA are expected to commence in late summer, 2009.

EFFECTS OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS ON OUR BUSINESS

In the U.S., states are legislating for a reduction in the use of auxiliary power units (“APUs”), which may impact on our business. APU emissions are not currently regulated but we believe that it is becoming increasingly likely that the quality of APU emissions will be regulated.

Our technology will address the requirements for cleaner emissions which may be regulated.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

All of our research and development activities are presently borne by the Company, except for an amount of $400,000 which was expended by Mitsui on behalf of the Company based on our collaboration agreement. For fiscal 2008, we expended a total of $152,585 on research and development, net of salaries and wages.  For the nine month period ending May 31, 2009, we expended a total of $235,516 on research and development, net of salaries and wages.

Our business plan calls for us to expend a total of approximately $4,000,000 over a twenty-one month period for research and development.  We do not presently have sufficient funds to complete the development of the technology. Management is seeking additional sources of funding either by the way of equity financing or loans.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not expect any environmental laws to give rise to additional costs to our business. We believe, although no assurance can be given, that our technology, if successful will comply with any environmental regulations already enacted or which may be enacted in the future.

EMPLOYEES

As of August 5, 2009, the Company had a total of 11 employees of whom are full-time employees. We have employment agreements with Abdul Mitha, our Chief Executive Officer, and Mike Burns, a director of our Company and an officer of our UK Subsidiary.

The Company has also retained a consultant who is a steam specialist to advise on the steam and technical issues pertaining to the development of the reefer engine and a marketing consultant for advice on marketing strategies.

We believe our employee relations are generally good.   Our employees are not represented by a collective agreement.

CORPORATE OFFICES

Our executive office is located at 436 Unit 7(W) E-Plan Industrial Estate New Road, New Haven, East Sussex, UK. Our telephone number is + 44 1273-516013.

DESCRIPTION OF PROPERTY

All of the operations are currently undertaken by our wholly-owned U.K. subsidiary, with whom the Company shares office space.  Our wholly-owned U.K. subsidiary, Clean Power Technologies Ltd. has a lease for office and research and development facilities with Michael Burns, a director of the Company. The lease was entered into on July 26, 2006. CPTL –UK entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom. The CPTL—UK lease calls for annual rent in the amount of $34,222 (£18,000) plus applicable taxes, and is payable quarterly.  The lease expired on July 25, 2009 and the Company has since entered into negotiations on a new lease at this location.

In early May 2008, the Company agreed to acquire additional space in Newhaven, UK, to accommodate its corporate office and expanding test cell facility.  Effective November 13, 2008 the Company entered into a five (5) year lease for office and warehouse space in a property located in New Haven, East Sussex, U.K., adjacent to its current leased facilities at an annual rate of $25,207 (£15,000) payable quarterly commencing March 2009.  Concurrently, the Company entered into an option to purchase the aforementioned property, exercisable March through August 2010, for a purchase price of the greater of (i) the price stated in an Independent Valuation or (ii) £425,000 less any reductions previously specified and agreed to in a former option agreement.

On November 18, 2008 CPTL–UK entered into a six month renewable lease agreement for a corporate housing facility located in Surrey, United Kingdom for use by the Company’s CEO, Abdul Mitha.  The lease called for monthly rent in the amount of $2,025 (£1,250) plus applicable taxes and expired May 17, 2009.  The lease was renewed subsequent to the quarter for a term of 12 months, expiring in May, 2010.

On June 29, 2009 the Company entered into a five (5) year lease for additional office and warehouse space in a property located in New Haven, East Sussex, U.K., adjacent to its current leased facilities at an annual rate of $24,291 (£15,000) payable quarterly commencing June 2009.   Concurrently the Company entered into an option to purchase the aforementioned property, exercisable June 2009 through December 2010, for a purchase price the greater of (i) the price stated in an Independent Valuation or (ii) £425,000 less any reductions previously specified and agreed to in a former option agreement.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) The Company's common stock trades on the Over-the-Counter Bulletin Board (“OTC/BB”) under the symbol "CPWE".  Following is a report of high and low bid prices for the last two (2) fiscal years.

	Bid Prices
	High		Low
2009 Fiscal Year	$		$
First Quarter		0.57		0.10
Second Quarter		0.28		0.11
Third Quarter		0.25		0.155
2008 Fiscal Year
First Quarter		1.06		0.99
Second Quarter		0.85		0.75
Third Quarter		0.53		0.53
Fourth Quarter		0.65		0.65
2007 Fiscal Year
First Quarter		3.04		0.45
Second Quarter		1.65		0.35
Third Quarter		1.17		1.16
Fourth Quarter		1.65		0.60

As of August 7, 2009, the high and low bid prices on the Company’s common stock was $0.55 and $0.11 respectively.

The information as provided above was provided by Pink Sheets.  The quotations provided herein may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of August 7, 2009, there were 459 record holders of the Company’s common stock.

During the last two (2) fiscal years, no cash dividends have been declared on the Company's stock.

Securities Authorized for Issuance under Equity Compensation Plans

			Number of securities
			remaining avalable for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	-0-	N/A	3,400,000
Equity Compensation Plans not approved by security holders	6,000,000(1)	$0.59	-0-
Total	6,000,000	$0.59	3,400,000

(1) These options were issued pursuant to an employment agreement between the Company and Mr. Abdul Mitha,  its Chief Executive Officer.  Under the terms of the Agreement, the Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an  exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement  The options vest immediately upon issuance of the underlying agreement at each anniversary date, and the option shares shall be exercisable by Mr. Mitha within 5 years from the date of grant.

Following is a table outlining the number of options required to be granted as fully vested under the Agreement at each anniversary date and the term of said options:

Date	Number of options	Expiry date
May 1, 2009	1,000,000	April 30, 2014
May 1, 2010	1,000,000	April 30, 2015
May 1, 2011	1,000,000	April 30, 2016
May 1, 2012	1,000,000	April 30, 2017
May 1, 2013	1,000,000	April 30, 2018
May 1, 2014	1,000,000	April 30, 2019
	6,000,000

Index to Consolidated Financial Statements

Fiscal years ending August 31, 2008 and 2007
Page
Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Changes to Stockholder Equity	F-4

Consolidated Statements of Cash Flows	F-5 to F-6

Notes to Financial Statements	F-7 to F-29

Nine months ending May 31, 2009

Consolidated Balance Sheets as of May 31, 2009 (Unaudited) and August 31, 2008 (Audited)	F-31

Consolidated Statements of Operations for the Three and Nine Months Ended May 31, 2009 and for the period from May 12, 2006 (inception) to May 31, 2009 (unaudited)	F-32

Statements of Cash Flows for the Nine Months Ended May 31, 2009 and for the period from May 12, 2006 (inception) to May 31, 2009 (unaudited)	F-33 to F-34

Notes to Financial Statements	F-35 to F-56

Child, Van Wagoner & Bradshaw, PLLC

A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037                                                                                                           PHONE: (801) 927-1337 FAX: (801) 927-1344
5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107                                                                                                         PHONE: (801) 281-4700 FAX: (801) 281-4701

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Clean Power Technologies Inc.

We have audited the consolidated balance sheets of Clean Power Technologies Inc. (the “Company”) as of August 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficiency and cash flows for the years then ended, and for the period from May 12, 2006 (date of inception) to August 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, and for the period from May 12, 2006 (date inception) to August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
November 10, 2008
Salt Lake City, Utah

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
August 31, 2008 and 2007
(Stated in U.S. Dollars)

ASSETS	August 31, 2008	August 31, 2007
Current
Cash	$1,203,030	$331,279
Amounts Receivable - Note 3	15,071	32,360
Prepaid expense	18,938	111,800
	1,237,039	475,439

Plant and equipment - Note 4	506,983	382,928
Deferred financing costs, net of accumulated amortization of $15,205 as of August 31,2008	169,795	-

Total Assets	$1,913,817	$858,367

Liabilities and Stockholders' Deficiency
Current
Accounts payable and accrued liabilities	$194,908	$54,809
Wages payable - related party - Note 5	126,667	-
Stock option liability - Note 8(ii)	380,290	-
Total current liabilities	701,865	54,809

Due to related party - Note 5	139,521	1,269,723
Secured convertible notes payable - including $23,111 accrued interest - Note 7	47,342	-
Embedded derivative liability - Note 7	1,933,002	-
Warrant liability - Note 7	3,372,000	-
Total Liabilities	6,193,730	1,324,532

Stockholders' Deficiency
Preferred stock: 100,000,000 Class "A" preferred shares authorized with zero shares outstanding; 100,000,000 Class "B" preferred shares authorized with zero shares outstanding;	-	-
Common Stock, $0.001 par value: 350,000,000 shares authorized; 65,785,748 and 53,954,162 shares issued and outstanding at August 31, 2008 and August 31, 2007, respectively.	65,786	53,954
Additional paid in capital	9,403,842	3,088,081
Accumulated other comprehensive loss	(51,668)	(45,198)
Accumulated deficit during the development stage	(13,697,873)	(3,563,002)
Total Stockholders' Deficiency	(4,279,913)	(466,165)
Total Liabilities and Stockholders' Deficiency	$1,913,817	$858,367

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the years ended August 31, 2008 and 2007 and for the period May 12, 2006 (Date of Inception)
to August 31, 2008
(Stated in U.S. Dollars)

Expense	August 31, 2008	August 31, 2007	May 12, 2006 (Date of Inception) to August 31, 2008
Depreciation	$157,115	$94,720	$261,073
Interest expense	151,653	118,178	275,630
Office and administration - Note	934,813	431,600	1,410,940
Organization costs	-	-	2,500
Research and development	152,585	558,341	776,331
Foreign exchange loss (gain)	85	-	85
Deferred financing amortization costs	13,500	-	13,500
Amortization of stock option benefits - Note	380,290	-	380,290
Derivative expense - Note 7	3,526,591	-	3,526,591
Professional fees	364,713	194,675	616,378
Professional fees settled with shares	-	633,609	633,609
Salaries and consulting fees - Note 5	820,526	428,944	1,344,113
Salaries and consulting fees settled with shares - Note 5, Note 8	3,125,000	611,500	3,736,500
Directors' fees settled with shares - Note 8	250,000	180,000	430,000
Administrator fees settled with shares - Note 8	258,000	-	258,000
Stock-based compensation - Note 8	-	-	32,333

Net loss for the period	(10,134,871)	(3,251,567)	(13,697,873)

Other comprehensive loss:
Unrealized foreign exchange on transactions	(6,470)	(32,794)	(51,668)

Comprehensive loss for the period	$(10,141,341)	$(3,284,361)	$(13,749,541)

Basic and diluted loss per share	$(0.17)	$(0.07)

Basic and diluted weighted average number of shares	60,446,890	47,586,996

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the years ended August 31, 2008 and 2007 and for the period from May 12, 2006 (Date of Inception) to August 31, 2008
(Stated in U.S. Dollars)

			Common Stock		Additional	Accumulated Other	Accumulated Deficit	Total
			Number of Shares	Amount	Paid-in Capital	Comprehensive Loss	During the Development Stage	Stockholders' Deficiency

Balance at May 12, 2006			-	$-	$-	$-	$-	$-
Issuance of common stock:
For cash	$	-at 0.001	28,765,477	28,766				28,766
Pursuant to technology acquisition agreement	$	-at 0.001	2,000,000	2,000				2,000
Clean Energy and Power Solutions Inc:common shares prior to reverse acquisition			(30,765,477)	(30,766)	30,766			-
Clean Power Technologies Inc. common shares prior to reverse acquisition			14,680,000	14,680	(14,680)			-
Issuance of common stock pursuant to share exchange agreements			30,765,377	30,766	9,579			40,345
Imputed interest					5,748			5,748
Stock-based compensation					32,333			32,333
Unrealized foreign exchange on transaction						(12,404)		(12,404)
Net loss for the period							(311,435)	(311,435)
Balance at August 31, 2006			45,445,377	45,446	63,746	(12,404)	(311,435)	(214,647)
Issuance of common stock: for cash			3,600,000	3,600	896,400			900,000
Imputed interest					41,970			41,970
Issuance of common stock for professional services			408,785	408	633,201			633,609
Issuance of common stock for consulting services			400,000	400	611,100			611,500
Issuance of common stock for director services			100,000	100	179,900			180,000
Issuance of common stock for R&D			4,000,000	4,000	396,000			400,000
Beneficial conversion - related party note payable				-	265,764			265,764
Unrealized foreign exchange on transaction				-		(32,794)		(32,794)
Net loss for the period							(3,251,567)	(3,251,567)
Balance at August 31, 2007			53,954,162	53,954	3,088,081	(45,198)	(3,563,002)	(466,165)
Issuance of common stock: for cash			3,260,000	3,260	811,740			815,000
Issuance of common stock for prior period salary			4,000,000	4,000	2,596,000			2,600,000
Issuance of common stock for consulting services			700,000	700	524,300			525,000
Issuance of common stock for director services			250,000	250	249,750			250,000
Issuance of common stock for administrator			600,000	600	257,400			258,000
Beneficial conversion - related party note payable			3,021,586	3,022	1,654,983			1,658,005
Placement agent warrants					221,588			221,588
Unrealized foreign exchange on transaction						(6,470)		(6,470)
Net loss for the period							(10,134,871)	(10,134,871)
Balance at August 31, 2008			65,785,748	$65,786	$9,403,842	$(51,668)	$(13,697,873)	$(4,279,913)

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years end August 31, 2008 and 2007 and from
the period May 12, 2006 (Date of Inception) to August 31, 2008
(Stated in U.S. Dollars)

	August 31, 2008	August 31, 2007	May 12, 2006 (Date of Inception) to August 31, 2008
Cash flows from operating activities:
Net loss	$(10,134,871)	$(3,251,567)	$(13,697,873)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	157,115	94,720	261,073
Amortization of stock option benefit	380,290	-	380,290
Amortization of debt discount	104,477	24,694	129,171
Amortization of deferred financing costs	15,205	-	15,205
Interest accrued on debt	11,496	93,660	110,904
Interest accrued on senior convertible notes	23,111	-	23,111
Derivative expense	3,526,591	-	3,526,591
Issuance of common stock for professional services	-	633,610	633,610
Issuance of common stock for director services	250,000	180,000	430,000
Issuance of common stock for consulting services	525,000	611,500	1,136,500
Issuance of common stock for prior period salary	2,600,000	-	2,600,000
Issuance of common stock for administrative services	258,000	-	258,000
Issuance of common stock for R&D	-	400,000	402,000
Stock-based compensation	-	-	32,333
Changes in assets and liabilities:			-
Amounts Receivable	15,517	27,091	(10,024)
Prepaid expenses and other current assets	90,691	(28,055)	(12,267)
Accounts payable and accrued expense	280,026	(39,648)	321,054
Net cash used in operating activities:	(1,897,352)	(1,253,995)	(3,460,322)

Cash flows from investing activities:
Acquisition of plant and equipment	(281,170)	(310,868)	(752,298)
Cash acquired from business combination	-	-	62,070
Net cash used in investing activities:	(281,170)	(310,868)	(690,228)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes	1,815,000	-	1,815,000
Proceeds from issuance of common stock	815,000	900,000	1,743,766
Due to related party	436,060	917,058	1,829,170
Net cash provided by financing activities:	3,066,060	1,817,058	5,387,936

Effect of foreign exchange on transactions	(15,787)	(20,150)	(34,356)

Net increase (decrease) in cash	871,751	232,045	1,203,030
Cash at beginning of period	331,279	99,234	-
Cash and cash equivalents at end of period	$1,203,030	$331,279	$1,203,030

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years end August 31, 2008 and 2007 and from
the period May 12, 2006 (Date of Inception) to August 31, 2008
(Stated in U.S. Dollars)

Supplemental schedule of cash flows:	August 31, 2008	August 31, 2007	May 12, 2006 (Date of Inception) to August 31, 2008

Cash paid during the year for interest	$-	$-	$-

Supplemental schedule of non-cash financing and investing activities:
Amortization of stock option benefit	$380,290	$-	$377,356
Amortization of deferred financing costs	15,205	-	15,205
Interest on note payable	11,496	93,660	133,051
Interest accrued on senior convertible notes	23,111	-	47,342
Derivative expense	3,526,591	-	3,526,591
Issuance of common stock for professional services	-	633,610	633,610
Issuance of common stock for director services	250,000	180,000	430,000
Issuance of common stock for consulting services	525,000	611,500	1,136,500
Issuance of common stock for prior period salary	2,600,000	-	2,600,000
Issuance of common stock for administrative services	258,000	-	258,000
Issuance of common stock for R&D	-	400,000	402,000
Stock-based compensation	-	-	32,333
Total:	$7,589,693	$1,918,770	$9,591,988

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 1                 Nature and Continuance of Operations

a)      Organization

The Company was incorporated in the State of Nevada, United States of America on October 30, 2003 as Sphere of Language. On June 13, 2006, the Company changed its name to Clean Power Technologies Inc.

The Company incorporated Clean Energy and Power Solutions Inc. (“CEPS”) on May 12, 2006 in the State of Nevada as a wholly-owned subsidiary.

By agreement dated May 22, 2006, the Company agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI private”), a privately held company, incorporated on March 14, 2006 in the State of Nevada.  CPTI private is developing a project for a gas/steam or diesel/steam hybrid technology. CPTI private has incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL-UK”) a company based in Great Britain and incorporated on May 10, 2006, to carry on all its research and development.  On April 24, 2006, CPTI private entered a research and development agreement to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights (see Note 5).  CPTI private and CEPS merged on June 20, 2006 with CEPS being the surviving entity. On July 10, 2006 CEPS became a wholly-owned subsidiary of the Company when the stockholders of CPTI private tendered their remaining shares.

The Company’s year-end is August 31.

b)      Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.

The primary operations of the Company are presently undertaken by CPTL-UK with a goal of developing two vehicles to prove their concept.  The first vehicle will be a prototype to demonstrate the technology and the second vehicle will be an engineered vehicle to be unveiled to the auto industry.  In November 2007, the Company decided to re-prioritize its development program.  While development on the automobiles continued, it was decided that the fastest route to market was to focus on development of refrigeration units for grocery trucks.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 1                 Nature and Continuance of Operations – (cont’d)

b)      Development Stage Activities – (cont’d)

These audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At August 31, 2008, the Company had not yet achieved profitable operations, has accumulated losses of $13,697,873 since inception, has working capital of $535,174 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 2                 Summary of Significant Accounting Policies

These audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars except where disclosed otherwise.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement.  Actual results may vary from these estimates.

The audited consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

                             Principles of Consolidation

The audited consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries CEPS and CPTL-UK. All inter-company transactions have been eliminated.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2                 Summary of Significant Accounting Policies – (cont’d)

                             Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

    Plant, Equipment and Depreciation

Plant and equipment is recorded at cost.  Depreciation has been provided in amounts sufficient to relate the costs of depreciable asset to operations over their estimated useful lives on a straight-line basis over four years for vehicle and machinery, five years for office equipment, two years for computers and three years for leasehold improvements.

                            Impairment of Long-lived Assets

The Company reports the impairment of long-lived assets and certain intangibles in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”.  Certain long-lived assets and identifiable intangibles held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Accordingly, the impairment loss is recognized in the period it is determined.

     Foreign Currency Translation

The functional currency of the Company and CEPS is the US Dollar. The functional currency of CPTL-UK is the British Pound.  Accordingly, assets and liabilities of CPTL-UK are translated into US dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders’ Deficiency.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)
Note 2             Summary of Significant Accounting Policies – (cont’d)

                         Basic Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Fully diluted earnings per share are not presented because they are anti-dilutive.  At the end of the period presented, the Company had no other common stock equivalents, save a convertible debenture between the Company and an officer and director whereby amounts advanced are convertible to shares of common stock at $0.50 per share over the term of the loan at the election of the Board of Directors and a convertible debenture discussed in detail in Note 7 below.

 Financial Instruments

Financial instruments, as defined in Financial Accounting Standards No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, amounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, and convertible notes payable.

We carry cash and cash equivalents, amounts receivable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable and convertible debt at historical cost; however, fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of August 31, 2008, the estimated fair value and carrying value of our secured convertible notes payable is as follows:

Secured Convertible Notes Payable:	Carrying Value	Fair Value
$2,000,000 face value secured convertible note due July 10, 2010	$(24,231)	$(1,896,482)

Derivative financial instruments, as defined in Financial Accounting Standards No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, and freestanding warrants

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2            Summary of Significant Accounting Policies – (cont’d)

Financial Instruments (continued)

with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table summarizes the components of derivative liabilities as of August 31, 2008:

Our financing arrangement giving rise to derivative financial instruments:	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible note due July 10, 2010	$(1,933,002)	$(3,372,000)	$(5,305,002)

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, puts and redemption features embedded in hybrid debt instruments, we generally use the Monte Carlo Simulation valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes. The following table summarizes the effects on our income (expense) associated with changes in the fair values of our derivative financial instruments by type of financing for the quarterly period and year ended August 31, 2008.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2             Summary of Significant Accounting Policies – (cont’d)

Financial Instruments (continued)

Our financing arrangement giving rise to derivative financial instruments and the income effects:	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	$(383,256)	$(602,143)	$(985,399)

The following table summarizes the effects on our income (expense) associated with changes in the fair values of our derivative financial instruments for the year ended August 31, 2008.

Our financing arrangement giving rise to derivative financial instruments and the income effects:	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	$(383,256)	$(602,143)	$(985,399)
Day-one derivative loss:			(2,541,192)

Total derivative income (expense):			$(3,526,591)

Our derivative liabilities as of August 31, 2008, and our derivative losses during the quarterly period and year ended August 31, 2008 are significant to our audited consolidated financial statements. The magnitude of derivative income (expense) reflects the following:

• The market price of our common stock, which significantly affects the fair value of our derivative financial instruments, experienced material price fluctuations. To illustrate, the closing price of our common stock increased from $0.55 on July 10, 2008 to $0.65 on August 31, 2008. The higher stock prices had the effect of significantly increasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these higher values with charges to derivative expense.

• In connection with our accounting for the secured convertible note financing we encountered the unusual circumstance of a day-one derivative loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $2,541,192. We did not enter into any other financing arrangements during the periods reported that reflected day-one loss.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2            Summary of Significant Accounting Policies – (cont’d)

Financial Instruments (continued)

The following table summarizes the number of common shares indexed to the derivative financial instruments as of August 31, 2008:
Our financing arrangement giving rise to derivative financial instruments and indexed shares:	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible note due July 10, 2010	$5,714,286	$7,142,858	$12,857,144

During December 2006, the Financial Accounting Standards Board released FASB Staff Position FSP EITF 00-19-2, Accounting for Registration Payment Arrangements, which amended Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities. Generally, the standard provides for the exclusion of registration payment arrangements, such as the liquidated damage provisions that are included in the financing contracts underlying the convertible debt financing arrangements, from the consideration of classification of financial instruments. Rather, such registration payments are accounted for pursuant to Financial Accounting Standards No. 5 Accounting for Contingencies, which is our current accounting practice. That is, all registration payments will require recognition when they are both probable and reasonably estimable. As of August 31, 2008, our management concluded that registration payments are not probable.

Income taxes

The Company is subject to United States income taxes.  The Company’s subsidiary, CPTL-UK, is subject to taxes in the United Kingdom.  Income taxes are accounted for under the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Research and Development Costs

Research and development costs are expensed in the year in which they are incurred.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2            Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has elected to account for stock-based compensation following APB No. 25, Accounting for Stock Issued to Employees, and provide the disclosure required under SFAS No. 123, “Accounting for Stock-based Compensation, as amended by SFAS No. 148, “Accounting for Stock-based Compensation – Transition and Disclosure, amendment of SFAS Statement No. 123.

New Accounting Standards

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), BUSINESS COMBINATIONS. This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, be recognized at the full amounts of their fair values.

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it deconsolidates a subsidiary.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions. The Company does not believe implementation of FSP No. 142-3 will have a material impact on its financial statements.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 2             Summary of Significant Accounting Policies – (cont’d)

New Accounting Standards

Recently issued accounting pronouncements (Cont'd)

In May 2008, the FASB issued Statement No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “the Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

In May 2008, the FASB issued Statement No. 163, ACCOUNTING FOR FINANCE GUARANTEE INSURANCE CONTRACTS – AN INTERPRETATION OF FASB STATEMENT NO. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Use of Estimates in the preparation of the financial statements

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3             Amounts Receivable

Amounts receivable of $15,071 (2007 - $32,360) consists of refundable tax credits for the Value Added Tax (“VAT”) paid on purchases with respect to the operations of CPTL-UK in the United Kingdom.  CPTL-UK files quarterly returns with respect to the VAT transactions.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 4             Plants and Equipment

	2008
	Cost	Accumulated Amortization	Net Book
Vehicles	$105,719	$(33,003)	$72,716
Machinery	510,130	(147,393)	362,737
Computer and office equipment	136,538	(73,314)	63,224
Leasehold improvements	19,483	(11,177)	8,306
	$771,870	$(264,887)	$506,983

Note 5             Related Party Transactions

Rent expense of $35,835 (£18,000) was charged by a director of CPTL-UK for the fiscal year ended August 31, 2008.

During the year ended August 31, 2008, a company with a director in common advanced $815,000 for operations and this amount was converted to common shares under the terms of a pre-existing agreement at $0.25 per share for a total of 3,260,000 shares.

During the year ended August 31, 2008, the Company issued a total of 250,000 common shares to David William Thursfield, who was at the time of the issuance a director of the Company, as director’s fees.

On May 22, 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and executive officer of the Company.  Under the terms of the Agreement, the Company must employ Mr. Mitha until July 1, 2014, unless sooner terminated, with the provision of extending the term for an additional five (5) years upon mutual agreement between the Company and Mr. Mitha.  The Company has agreed to compensate Mr. Mitha with an annual base salary of $500,000 during the first year of the initial term, with annual increases of 20% per year thereafter during the term of the Agreement, payable in consistent payroll installments. The Company has also agreed to increase Mr. Mitha’s base salary to $750,000 when the Company generates in excess of $1,000,000 and up to $5,000,000 in gross revenue.  In the event that the Company is unable to pay the base salary in cash to Mr. Mitha, the Company is required to provide compensation within ninety (90) days by way of restricted shares of common stock, issued at $0.50 per share.  Mr. Mitha is entitled to receive bonus payments or incentive compensation, as may be determined by the Board of Directors of the Company, relating to various share issuances and stock incentive compensation as outlined in the Agreement.  Mr. Mitha is also entitled to participate in all stock option plans of the Company in effect during the term of employment. The Company shall take all action reasonably requested by the Executive to permit any cashless exercise of the options as permitted under the Company’s Stock Option Plan. The Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement.  The options vest immediately upon issuance and these option shares shall be exercisable by Mr. Mitha within 5 years from the date of such options becoming due and exercisable.  As compensation for the services provided by Mr. Mitha to the Company from April 27, 2004 through the date of the Agreement, the Company has agreed to give Mr. Mitha 4,000,000 shares of the Company’s restricted common stock.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 5             Related Party Transactions (continued)

The shares were valued during the quarter at the closing price of the Company’s common stock on the effective date of the Agreement, May 1, 2008, or $0.65 per share for a total of $2,600,000 which amount has been expensed. As at the fiscal year ended August 31, 2008 Mr. Mitha has charged $166,667 of which $40,000 has been paid and $126,667 has accrued with respect to his monthly salary obligation.

During the year ended August 31, 2008, the Company issued 3,021,586 shares of common stock to retire debt, including accrued interest totaling $51,690 as at the date of settlement, at $0.50 per share.  Interest expense of $41,970 was imputed at 10% in respect to these advances for the period prior to the execution of the convertible debenture ended February 28, 2007.   The debt was due to Abdul Mitha, the Company’s President and CEO.  During the fiscal year ended August 31, 2008 Mr. Mitha advanced an additional $545,925 for operations, of which a total of $109,865 was repaid against principal. As at August 31, 2008 the Company owed $447,556 ($1,269,723 – 2007) including accrued interest of $11,496, to Mr. Mitha under the terms of a convertible debenture approved September 28, 2006, with terms noted below:

-	the director and/or his assignees may provide funding up to $6 million U.S. dollars ($6,000,000);
-	the convertible debenture is secured by all the assets of the Company;
-	amounts due under the convertible debenture including principal and interest shall be convertible at $0.50 per share and may be convertible in total or in part;
-	the Company shall execute a promissory note for all funds received as at February 28, 2007, and each quarter thereafter for any funds received during that quarter (the “Promissory Notes”);
-	amounts advanced bear interest at 8% per annum which shall accrue and be paid on the maturity date of each Promissory Note. Each note shall mature two (2) years from the date of issue; and
-	the Company may elect to repay the debenture at any time, without penalty, or upon the director advising of his election to convert the amount owed into common shares.

During the year ended August 31, 2008 the Company recorded amortization of loan discount in the amount of $58,099 (2007 - $24,694).  Unamortized discount at August 31, 2008, which has been applied to additional paid in capital with respect to the beneficial conversion feature associated with the provisions of the proceeds at August 31, 2008, is $308,035 (2007 - $241,068), which amount is being amortized over  the term of the note(s) or until conversion.

On April 24, 2006 CPTI entered a research and development agreement (the “Agreement”) to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights with two directors and officers of CPTL-UK.  Under the terms of the Agreement, the Company agreed to retain one director as the Company’s project director at a fee of £3,000 (US$5,972) per month for a period of 36 months commencing May 2006 and the second director as the Company’s project manager at a fee of £6,000 (US$11,945) per month for a period of 36 months commencing May 2006.  During March 2008 the monthly fee for the project manager was increased to £10,000 (US$19,908).   On August 8, 2008 the project manager entered into a new employment agreement (the “Employment Agreement”) with the Company for a term of four (4) years.  Under the terms of the Employment Agreement, from March 1, 2009 and on each subsequent anniversary during the term of the Employment Agreement, the project manager is entitled to an annual salary increase of 10%, as well as the following performance based compensation:

-	500,000 shares of common stock when the Refrigeration Compact Heat Exchanger (the “Refrigeration Unit”) for the grocery truck/trailer is successfully tested;
-	1,000,000 shares of common stock when the first Refrigeration Unit is commercially sold;

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 5             Related Party Transactions (continued)

-
1,000,000 shares of common stock each time the heat recovery system for (i) the Marine application or   (ii) an Auxiliary Steam Engine for trucks or similar engines based on steam recovery are commercially sold to the first customer;

-	1,000,000 shares of common stock when the first automobile which is developed on the heat recovery system is successfully tested and verified by the E.P.A; and

-	1,000,000 shares of common stock when the first automobile heat recovery system is commercially sold.

During the period ended August 31, 2008, these directors of CPTL-UK received $266,617 (2007 - $210,384) for services rendered pursuant to management contracts.  On August 5, 2008 both the project manager and project director resigned as directors of CPTL-UK.   The project manager, Michael Burns, who is also a director of the Company,  remains an officer of CPTL-UK by virtue of his appointment as secretary.

Additionally under the terms of the above-noted Agreement, the Company agreed to fund all future costs for research, development, patenting, licensing and marketing of the technology in exchange for the transfer of all rights and interests in technology to the Company.  As payment for this technology, the Company’s subsidiary issued 2,000,000 shares of its common stock at $0.001, which shares were exchanged for 2,000,000 shares of the Company’s common stock.  Additionally the Company has agreed to fund up to £2,000,000 (US$4,027,800) towards the development of the technology.

On July 26, 2006, the CPTL-UK entered into a lease agreement with a former director of CPTL-UK to lease the office and laboratory premises for a term of three years. (see Note 6).

Note 6             Commitments

(a) On July 26, 2006 CPTL –UK entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom.  The lease expires on July 25, 2009.  The CPTL—UK lease calls for annual rent in the amount of $35,838 (£18,000) plus applicable taxes, and is payable quarterly.  During the fiscal year ended August 31, 2008 the CPTL-UK paid rent of $35,838 ($35,251 – 2007) in respect of this lease.

CPTL-UK is required to make minimum lease payments totalling $20,905 over the remaining term of the lease.

(b) On July 1, 2007 CPTL –UK entered into a six month renewable lease agreement for a corporate apartment located in Surrey, United Kingdom.  The lease expired on December 31, 2007 and was most recently renewed on July 1, 2008.  The lease calls for monthly rent in the amount of $3,782 (£1,900) plus applicable taxes. During the fiscal year ended August 31, 2008 the CPTL-UK paid rent of $45,395 ($7,442 – 2007) in respect of this lease.

CPTL-UK is required to make minimum lease payments over the remaining term of the lease as follows:

Lease Period	Annual Payment

Year ending August 31, 2009	$15,132

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 6             Commitments (continued)

(a)
On June 21, 2006, the Company entered into an investor relations agreement for a period of one year for consideration of $2,500 per month and has granted 200,000 share purchase options exercisable at $1.30 per share until July 1, 2008.  The options vested quarterly over the fiscal year ended August 31, 2007 and expired unexercised in fiscal 2008.

(b)
The Company entered into a collaboration agreement dated October 11, 2006 for the development of a steam accumulator and other related technologies in partnership for use with the Company’s petrol (gas)/steam and diesel/steam hybrid technologies project.  The agreement called for funding of approximately US$400,000 by the partner.  As consideration, the Company was required to issue 4,000,000 common shares of the Company.

The agreement further provides that within 18 months from the first vehicle being publicly unveiled, the partner will have the option of either seeking cash reimbursement of its development costs from the Company or retaining the previously issued shares of common stock of the Company.  Should the partner seek cash reimbursement then the partner shall return a total of 3,000,000 shares of common stock to the Company.  Should development costs exceed US$400,000 then the Partner has the option to either receive cash reimbursement of the amount in excess of US$400,000 or to receive additional shares of the Company at a price to be negotiated.  Should the Company be unable to reimburse the partner on any call for reimbursement as allowed under the collaboration agreement, the Company will transfer an equal share of the intellectual property to the Partner so that the Partner and the Company will own the intellectual property equally.  On June 13, 2007, the Company issued a total of 4,000,000 shares of restricted Common Stock to Doosan Babcock Energy Ltd. (“Doosan”) pursuant to the terms and conditions of a subscription agreement, received May 21, 2007 (the “Subscription Agreement”). The Subscription Agreement was executed pursuant to the terms and conditions of that Collaboration Agreement entered into between the parties on October 11, 2006.

The Company will provide an additional 100,000 common shares to Doosan, which shall be used at their discretion to reward any of their employees who have helped in the development of the technologies project.  The term of the agreement is three years.

(c)
By an agreement dated January 4, 2007, the Company executed an Investment Agreement and a Registration Rights Agreement with the Dutchess Private Equities Fund Ltd. (“Dutchess”).  Under the terms of these agreements, Dutchess has extended an equity line of credit of up to $10,000,000 to be taken down at the Company’s election, either a) 200% of the average US daily volume of the common stock for the 10 trading days prior to the put notice date multiplied by the average of the three daily closing bid prices immediately proceeding the put date or b) $250,000 upon the registration of the initial amount of 10,000,000 common shares by the Company which will be used for the draw down of funds.  The registration statement, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”), provides for the offering of securities on a continuing basis.  The agreement further calls for the Company to pay a 1% fee to a registered broker dealer to a maximum of $10,000 on each draw down of funds under the Investment Agreement.  The Company retained legal counsel to prepare the registration statement on Form SB-2 which was filed during the quarter ending May 31, 2007.  The registration statement was declared effective by the U.S. Securities and Exchange Commission on April 11, 2007.  As at August 31, 2008 the Company has not drawn down any funds under the equity line and the agreement has been canceled as of June 25, 2008.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)
Note 6             Commitments (continued)

(d)
During fiscal 2007 the Company entered into an agreement with Gersten Savage LLP in connection with the filing and prosecution of certain patent applications with respect to the Unitary Engine and Reservoir Engine Inventions.  Under the terms of the agreement, the Company agreed to pay fixed fees as follows:

▪	$333,333 worth of the Company’s restricted common shares with a deemed value of $1.16 per share. During fiscal 2007 the Company issued a total of 287,357 common shares in respect to this provision.

▪
$166,666 in cash upon the effectiveness of the Registration Statement to be paid as follows:  $15,000 upon signing of the agreement and $10,000 per month commencing 120 days from the date of effectiveness until such time as the cash amounts are settled in full.  During the fiscal year ended August 31, 2008 the Company retired this obligation in full.

(e)
During the year ended August 31, 2007, the Company entered into an agreement with Abchurch Communications Limited to provide certain integrated financial and corporate communications services.  Under the terms of the agreement, Abchurch will provide four (4) phases of services to assist the Company in securing a listing on the AIM Exchange in London.  Fees payable under the agreement include a project fee of £40,000 (approximately U.S. $80,000), of which amount £15,000 (approximately U.S. $31,000) is due upon signing the agreement.  The remaining £25,000 (approximately U.S. $51,000) was due in two payments, in July, 2007 and September 2007 respectively.  The agreement also calls for ongoing quarterly payments of £12,000 (approximately U.S. $24,400) for the term of the agreement.  The agreement may be terminated by either party with three (3) months written notice.  As at August 31, 2008 the Company has remitted a total of £35,000 (approximately U.S. $70,000) with respect to the costs related to the project fee and a further £10,500 (approximately U.S. $21,000) with respect to quarterly payment requirements. The Company renegotiated the quarterly payments required under the contract effective April 1, 2008 whereby quarterly fees were reduced to £3,000 per month for the period January to March 2008, and thereafter to £2,000 per month for the remaining term of the contract.  As at August 31, 2008 the Company was current in its payments to Abchurch under the revised contract terms.

(f)
On March 17, 2008, the Company entered into an agreement with steam technology specialist Dampflokomotiv-und Maschinenfabrik DLM AG ("DLM") to act as a consultant for the further development of the Company's Clean Energy Storage and Recovery ('CESAR') technology. Under the terms of the agreement DLM will provide a preliminary study to the Company at a cost of €34,375 (approximately U.S. $52,000) payable in 3 installments as follows:

-	25% of the total sum upon signing of the engagement;
-	25% of the total sum upon presentation of the first results but not later than three (3) months after engagement date; and
-	Balance upon completion of work scope payable within 30 days of delivery of final invoice.

The Company remitted a payment of €9,000 (British Pounds) (approximately U.S. $13,600) concurrent with the execution of the engagement.  As at August 31, 2008 the second installment under the contract in the approximate amount of US $13,600 remained due and payable.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 6           Commitments (continued)

(g)
On July 28, 2008, the Company entered into an agreement with Mr. George McLaine whereunder Mr. McLaine will serve as a consultant to assist the Company with introductions to transportation companies in the Province of Alberta, Canada, and abroad with a purpose of locating collaborative partners to test the Company’s heat recovery systems in trucks and trailers.  In consideration for this service, Mr. McLaine will receive 32,000 shares of the Company’s common stock for each introduction that results in a collaboration agreement.  Further, Mr. McLaine will receive 25,000 shares of the Company’s common stock per annum for serving as a consultant to the Company.  The contract is for a period of two (2) years and may be renewed by mutual consent.  Mr. McLaine will also receive a 30% commission for any advance purchase orders received on the advance deposit required of 1% of the total purchase or $100 per unit ordered. 32,000 shares were issued under the agreement as of September 8, 2008.

(h)
During the year the Company’s subsidiary CPTL-UK entered into an employment contract with an IT specialist whereunder the employee will receive 25,000 shares of the Company’s common stock after the initial three (3) months, and 25,000 shares of the Company’s common stock each year on the anniversary of the completion of certain work projects up to a maximum of 100,000 shares.  25,000 shares were issued under the contract as of September 8, 2008.

Note 7             Secured Convertible Note Financings

 Our Secured Convertible Note consists of the following financings as of August 31, 2008:

Carrying Value
8% face value $2,000,000 secured convertible note issued July 10, 2008 and due on July 10, 2010	$ (24,231)

On July 10, 2008, the Company entered into a financing arrangement with The Quercus Trust.  The financing arrangement involved the issuance of $2,000,000 of 8.0% secured convertible note, due July 10, 2010 plus warrants to purchase 4,285,715 (Class A Warrants) and 2,857,143 (Class B Warrants) shares of our common stock with strike prices of $0.60 and $0.80 respectively, for a period of five years. The secured convertible note is convertible into our common stock based upon a fixed conversion price of $0.35 but is subject to full-ratchet anti-dilution protection if we sell shares or share-indexed financing instruments at less than those prices. The holder has the option to redeem the secured convertible note for cash in the event of defaults and certain other contingent events, including a change in control event and events related to the common stock into which the instrument was convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the “Default Put”). In addition, we extended registration rights to the holder that requires registration and continuing effectiveness thereof; we would be required to pay monthly liquidating damages of 1.0% for defaults under this provision.

We received net proceeds of $1,815,000 from the July 10, 2008 financing arrangement. Incremental, direct financing costs of $185,000 (including placement agent warrants valued at $221,588 using the Black-Scholes-Merton valuation technique) are included in deferred financing costs and are subject to amortization using the effective method. Accumulated amortization of deferred financing costs, which is included in interest expense, during the current quarterly period, amounted to $15,205.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 7              Secured Convertible Note Financings (continued)

In our evaluation of the financing arrangement, we concluded that the conversion features were not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions set forth in current accounting standards for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We determined that placement agent warrants met the conditions for equity classification.  However, the investor warrants did not meet the conditions for equity classification. Therefore, the investor warrants are also required to be carried as a derivative liability, at fair value. Derivative financial instruments are carried initially and subsequently at their fair values.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion behavior estimates) that are necessary to fair value complex, compound derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants.

Derivative fair values on the inception date of the financing transaction were as follows:
	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible note due July 10, 2010	$(1,549,746)	$(2,769,857)	$(4,319,603)

Derivative fair values at August 31, 2008 were as follows:
	Compound Embedded Derivative	Warrant Derivative	Total Derivatives
$2,000,000 face value secured convertible note due July 10, 2010	$(1,933,002)	$(3,372,000)	$(5,305,002)

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of the inception date of the financing are illustrated in the following tables:

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 7                 Secured Convertible Note Financings (continued)

Compound Embedded Derivative
$2,000,000 face value secured convertible note due July 10, 2010:
Conversion price	$0.35
Volatility	78.96%
Equivalent term (years)	1.82
Risk-free rate	2.30%-2.59%
Credit-risk adjusted yield	8.50%
Interest-risk adjusted rate	9.48%
Dividends	--

	Class A Warrant Derivative	Class B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.80
Volatility	98.83%	98.83%
Term (years)	5.00	5.00
Risk-free rate	3.10%	3.10%
Dividends	--	--

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of August 31, 2008 are illustrated in the following tables:
Compound Embedded Derivative
$2,000,000 face value secured convertible note due July 10, 2010:
Conversion price	$0.35
Volatility	77.12%
Equivalent term (years)	1.63
Risk-free rate	2.17%-2.36%
Credit-risk adjusted yield	9.21%
Interest-risk adjusted rate	9.49%
Dividends	--

	Class A Warrant Derivative	Class B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.80
Volatility	100.83%	100.83%
Term (years)	4.86	4.86
Risk-free rate	3.10%	3.10%
Dividends	--	--

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 8             Common Stock

(a)	During the fiscal year ended August 31, 2008, the Company issued shares of common stock as follows:

(i)	4,000,000 shares with respect to an Employment Agreement with the Company’s CEO, Abdul Mitha. Refer to Note 5 – Related Party Transactions, above;

(ii)	700,000 shares with respect to the provision of certain consulting services by arms length third parties;

(iii)	250,000 shares in directors’ fees;

(iv)	600,000 shares with respect to the provision of certain administrative services;

(v)	3,260,000 shares in consideration of cash proceeds totalling $815,000 to a company with a director in common;

(vi)	3,021,586 shares with respect to the conversion of certain outstanding related party debt due to the Company’s CEO, Abdul Mitha. Refer to Note 5 – Related Party Transactions, above.

(b)	Stock Based Compensation

(i)	Stock Option Plans

During the fiscal year ended August 31, 2006, the Company granted share purchase options to a consultant.  These options are granted with an exercise price equal to the market price of the Company’s shares on the date of the grant.  The options vest in equal quarterly amounts over the next twelve months.

A summary of the stock option plan is presented below:

	2006
		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at beginning of year	-	-
Granted	200,000	$1.30

Options outstanding at end of year	200,000	$1.30

Options exercisable at end of year	200,000

During the year ended August 31, 2006, stock-based compensation expense was $32,333 which was calculated based on the vesting provisions relating to options granted.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 8              Common Stock (continued)

(b)	Stock Based Compensation

(i)	Stock Option Plans (continued)

Assumptions used for the Black-Scholes model are as follows:

2006

Expected dividend yield	0.0%
Expected volatility	158%
Risk-free interest rate	3.18%
Expected term in years	2

The weighted average fair value of options granted is $0.97 per share.

During each of fiscal 2007 and 2008, the Company’s Board of Directors and stockholders approved a stock option and stock award plan for 2,000,000 and 2,500,000 common shares, respectively. There were no options granted under these plans during the years ended August 31, 2008 and 2007. Please refer below for details on stock awards issued during the most recently completed fiscal year under these plans.  During the fiscal year ended August 31, 2008, 200,000 share purchase options granted in fiscal 2006 expired unexercised.

(ii)	Executive stock options

On May 22, 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and executive officer of the Company (refer to Note 5 above).  Under the terms of the Agreement, the Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an  exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement  The options vest immediately upon issuance of the underlying agreement at each anniversary date, and the option shares shall be exercisable by Mr. Mitha within 5 years from the date of grant.   Further under the terms of the Agreement, all options issued to Mr. Mitha in accordance with the Agreement shall become immediately exercisable as to 100% of the shares of Common Stock not otherwise vested upon any termination of employment.

Following is a table outlining the number of options required to be granted as fully vested under the Agreement at each anniversary date and the term of said options:

Date	Number of options	Expiry date
May 1, 2009	1,000,000	April 30, 2014
May 1, 2010	1,000,000	April 30, 2015
May 1, 2011	1,000,000	April 30, 2016
May 1, 2012	1,000,000	April 30, 2017
May 1, 2013	1,000,000	April 30, 2018
May 1, 2014	1,000,000	April 30, 2019
	6,000,000

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 8              Common Stock (continued)

(b)	Stock Based Compensation

(ii)	Executive stock options (continued)

For financial reporting purposes, the Company has relied on the guidance provided in FASB 123R and has valued the options over 1,2,3,4,5 and 6 years at inception (May 1, 2008) applying variable accounting. The fair value of the shares will be recalculated at each reporting date using an exercise price of the preceding 90 days applying Volume Weighted Average Pricing (VWAP). The value attributable to the vested portion of each tranche will be amortized over its requisite period, with a final value being calculated on the grant date for each tranche applying the 90 day VWAP immediately preceding the actual date of grant. Additionally, we have not applied a forfeiture rate to these shares as under the terms of the Agreement the shares are guaranteed to become fully vested.

The fair value of each option granted was computed using the Black-Scholes method using the following weighted-average assumptions:

Stock Price (Issue date)	Exercise price	Risk Free interest rate	Date of issue	Expiration date	t (years)	Volatility	Value
$0.65	$0.59	3.83%	5/1/2008	5/1/2014	3.0014	104.49%	$0.44
$0.65	$0.59	3.83%	5/1/2008	5/1/2015	3.5014	104.49%	$0.46
$0.65	$0.59	3.83%	5/1/2008	5/1/2016	4.0027	104.49%	$0.48
$0.65	$0.59	3.83%	5/1/2008	5/1/2017	4.5027	104.49%	$0.50
$0.65	$0.59	3.83%	5/1/2008	5/1/2018	5.0027	104.49%	$0.51
$0.65	$0.59	3.83%	5/1/2008	5/1/2019	5.5027	104.49%	$0.53

The fair value of the vested portion of options granted during the fiscal year ended August 31, 2008 totals $380,290 which amount has been expensed and recorded as a current liability on the Company’s balance sheet.  The following table summarizes details of the vesting schedule and associated fair value calculations:

Option Grant date	Option Qty	Fair Market Value as at August 31, 2008	Amortization Term (In months)	Amortized value as at August 31, 2008
May 1, 2009	1,000,000	$436,289	12	$145,429
May 1, 2010	1,000,000	$459,696	24	$76,616
May 1, 2011	1,000,000	$479,958	36	$53,329
May 1, 2012	1,000,000	$497,553	48	$41,463
May 1, 2013	1,000,000	$512,982	60	$34,199
May 1, 2104	1,000,000	$526,583	72	$29,254
	6,000,000	$2,913,061		$380,290

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 8             Common Stock (continued)

(b)	Stock Based Compensation

(iii)	Issuance of stock awards

During the year ended August 31, 2008, the Company issued stock awards totaling 1,100,000 shares to arm’s length third parties under its 2007 Stock Option and Award plan as compensation for services rendered.  The shares were valued at the closing price of the Company’s common stock on the respective issue dates:

(i) April 17, 2008, or $0.65 per share with respect to 500,000 common shares, for a total of $325,000; and

(ii) June 11, 2008, or $0.43 per share with respect to 600,000 common shares, for a total of $258,000.

 Both amounts have been expensed during the current fiscal year.

Note 9             Deferred Tax Assets

At August 31, 2008, the Company has incurred non-capital losses in the United States totaling approximately $7,018,000 (2007-$2,294,148) and non-capital losses in the U.K. totaling £1,109,000 (2007 - £488,978) which can be carried forward and applied against future taxable income.  The losses in the U.K. may be carried forward indefinitely and the losses in the United States expire in 2028.

At August 31, 2008 and 2007, the significant components of future income tax assets are as follows:
	2008	2007
Deferred tax assets
Non-capital losses carryforward	$3,229,000	$1,051,172
Valuation allowance for deferred tax asset	(3,229,000)	(1,051,172)

	$-	$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.  The increase in valuation allowance was $2,177,828 for the year ended August 31, 2008.

Note 10           Other

On July 2, 2008, the Company filed its Definitive Information Statement on Schedule14C announcing that the board of the Company and the stockholders of the Company holding a majority of the outstanding shares of Common Stock of the Company approved amendments to the Articles of Incorporation to increase the Company’s authorized capital from 75,000,000 shares of Common Stock to 350,000,000 shares of Common Stock and to establish 200,000,000 shares of preferred stock consisting of 100,000,000 shares of Class “A” Preferred Stock and 100,000,000 shares of Class “B” Preferred Stock.  The amendment to the Articles of Incorporation took effect on July 29, 2008.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 10           Other (continued)

On July 28, 2008, the Company entered into a Memorandum of Understanding (“MOU”) with East-West Express Inc. (“East-West”).   The MOU sets out the high-level commercial principles of the collaboration between the Company and East-West whereby East-West will provide the Company with a Road Load Data Collection Vehicle for installation of the Company’s data gather systems to test the fuel and operating efficiencies of the Company’s heat recovery systems, noise and emission control.   The parties’ intent under the MOU is to prove the benefits of the Clean Power technology to East-West and upon successful testing, East-West and Clean Power shall enter into discussion to establish ongoing collaborations and commercial relationships.  Clean Power had agreed that for two years following completion of the test, it will make the Clean Power system (once in production) available to East-West in such quantities as East-West may order at prices and terms as favorable to East-West as those offered by the Company to any of its other customers.

On August 5, 2008, the Company entered into a Cooperation Agreement (the “Agreement”) with Voith Turbo GmbH & Co., KG (“Voith”). The Agreement sets out the terms and conditions whereby the Company and Voith have agreed to cooperate in the integration of Voith’s steam expander with auxiliary equipment, including  feed pump into a waste heat recuperation system for driving cooling aggregates of refrigerator trucks in the U.S. and Canada out of the waste heat of the diesel engine of the truck. Each party shall nominate a project manager, who shall have responsibility for the development work. Any prior technical information and know-how shall remain exclusive to each of the parties to the Agreement.  Any ongoing information developed from the project shall belong to both parties jointly. Each party shall have the right to use the jointly owned information, subject to any sub-licenses, which may only be granted subject to the other party’s written consent and shall contain market standard royalties.  Each party grants to the other party a royalty-free, non-exclusive license to use its background information for the term of the project solely for the purpose of fulfilling its work under the development project.  Each party shall grant to the other party a royalty-free, non-exclusive license to use its ongoing information for the term of the project and solely for the purpose of fulfilling the work under the project.  Any patent applications that may be filed as a result of the Agreement shall be jointly owned and each party shall be responsible equally for the costs of prosecution of said patents.  Any party that does not wish to register a patent in a country where the other party does wish to register, or to cease paying annual fees for upholding a patent, he shall forthwith inform the other party in writing.  Any other party may then at his own discretion start or continue the prosecuting of the application or the payment of the annual fees and shall thereby become the sole owner of all rights in the patent without further payment to the other party.

Note 11           Subsequent Events

On September 8, 2008 the Company issued stock awards totaling 225,000 shares to employees of wholly-owned subsidiary CPTL-UK under its 2007 Stock Option and Award plan as compensation for services rendered.  The shares were valued at the closing price of the Company’s common stock on the issue date, or $0.59 per share for a total of $132,750, which amount has been expensed.

On September 8, 2008 the Company issued stock awards totaling 32,000 shares to George McLaine, under its 2007 Stock Option and Award plan as compensation for services rendered under the consulting contract discussed above in Note 6 – Commitments.  The shares were valued at the closing price of the Company’s common stock on the issue date, or $0.59 per share for a total of $18,880, which amount has been expensed.

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2008
(Stated in U.S. Dollars)

Note 11            Subsequent Events (continued)

On October 31, 2008 the Company signed a letter of intent (“LOI”) with Flukong Enterprise Inc. (“Flukong”) for a purchase order of up to 500 of Clean Power’s steam hybrid engines to provide fuel savings of 40 per cent or better in refrigerated trailer (‘reefer’) applications with Flukong Enterprise Inc., an Edmonton, Alberta based corporation. The LOI grants distributorship to Flukong for new customers in both Canada and China, and is renewable annually if Flukong can demonstrate inter alia its capacity to meet a sales target of a pre-agreed number of reefer engines per year.  Under the terms of the LOI, Flukong would purchase up to 500 of Clean Power’s hybrid refrigeration engines over an 18 month period, following their formal certification by US regulatory bodies, most notably the Environmental Protection Agency (“EPA”).  Furthermore, upon commencement of the first delivery, Clean Power would grant an option for Flukong to purchase an additional 1,000 reefer engines per year for two years. To secure these terms Flukong has paid a US$84,000 deposit to Clean Power Technologies.

Subsequent to the period covered by these financial statements the Company and Quercus agreed to extend the date for the filing of the registration statement on Form S-1, more particularly described under Note 7 to these financial statements.   The filing date is extended to November 19, 2008.

CLEAN POWER TECHNOLOGIES INC.

 (A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009

(Stated in US Dollars)

(UNAUDITED)

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
 (Stated in U.S. Dollars)
(Unaudited)
ASSETS	May 31, 2009	August 31, 2008
Current
Cash	$144,806	$1,203,030
Amounts Receivable - Note 4	52,357	15,071
Prepaid expense	45,402	18,938
	242,565	1,237,039

Plant and equipment - Note 5	838,870	506,983
Deferred financing costs, net of accumulated amortization of $82,685 as of May 31, 2009	100,610	169,795
Total Assets	$1,182,045	$1,913,817

Liabilities and Stockholders' Deficiency
Current
Accounts payable and accrued liabilities	$217,929	$194,908
Accounts payable – related party	52,545	-
Prepaid deposit	83,990	-
Wages payable - related party - Note 6	365,582	126,667
Stock option liability - Note 10(ii)	778,362	380,290
Total current liabilities	1,498,408	701,865

Due to related party - Note 6	179,316	139,521
Secured convertible notes payable - including $143,111 accrued interest - Note 8	279,369	47,342
Embedded derivative liability - Note 8	962,733	1,933,002
Warrant liability - Note 8	3,335,137	3,372,000
Total Liabilities	6,254,963	6,193,730

Stockholders' Deficiency
Preferred stock: 100,000,000 Class "A" preferred shares authorized with zero shares outstanding; 100,000,000 Class "B" preferred shares authorized with zero shares outstanding;	-	-
Common Stock, $0.001 par value: 350,000,000 shares authorized; 69,564,970 and 65,785,748 shares issued and outstanding at May 31, 2009 and August 31, 2008, respectively.	69,565	65,786
Additional paid in capital	11,621,118	9,403,842
Accumulated other comprehensive loss	(79,192)	(51,668)
Accumulated deficit during the development stage	(16,684,409)	(13,697,873)
Total Stockholders' Deficiency	(5,072,918)	(4,279,913)
Total Liabilities and Stockholders' Deficiency	$1,182,045	$1,913,817
SEE ACCOMPANYING NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                                                                  CLEAN POWER TECHNOLOGIES INC.
                                                                                                                                                                          (A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (Stated in U.S. Dollars)
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2009	2008	2009	2008	May 12, 2006 (Date of Inception) to May 31, 2009
Expense
Depreciation	$70,551	$47,389	$179,565	$130,528	$440,637
Interest expense	123,110	3,088	366,598	26,648	642,228
Office and administration	168,034	255,324	500,991	755,880	1,911,931
Organization costs	-	-	-	-	2,500
Research and development	82,882	23,695	235,516	82,899	1,011,848
Foreign exchange loss (gain)	83	-	11,913	-	11,998
Deferred financing amortization costs	23,315	-	69,185	-	82,685
Amortization of stock option benefits	184,911	87,952	398,071	87,952	778,362
Derivative (income) expense - Note 8	394,893	-	(1,730,269)	-	1,796,322
Professional fees	157,994	76,572	301,768	213,082	918,146
Professional fees settled with shares	1,176,000	-	1,176,000	-	1,809,609
Salaries and consulting fees - Note 6	392,601	235,223	1,066,610	512,740	2,410,722
Salaries and consulting fees settled with shares - Note 6, Note 10	-	2,925,000	33,630	3,125,000	3,770,130
Directors' fees settled with shares	-	-	-	250,000	430,000
Administrator fees settled with shares	-	-	-	-	258,000
Stock-based compensation - Note 10	83,958	-	376,958	-	409,291

Net income (loss) for the period	(2,858,332)	(3,654,243)	(2,986,536)	(5,184,729)	(16,684,409)

Other comprehensive loss:
Unrealized foreign exchange on transactions	1,589	(14,598)	(27,524)	(30,953)	(79,192)

Comprehensive gain (loss) for the period	$(2,856,743)	$(3,668,841)	$(3,014,060)	$(5,215,682)	$(16,763,601)

Basic and diluted loss per share	$(0.04)	$(0.06)	$(0.04)	$(0.09)

Basic and diluted weighted average number of shares	69,561,673	61,935,748	67,455,633	58,980,431

SEE ACCOMPANYING NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Stated in U.S. Dollars)
(Unaudited)

	Nine months ended May 31,
	2009	2008	May 12, 2006 (Date of Inception) to May 31, 2009
Cash flows from operating activities:
Net income (loss)	$(2,986,536)	$(5,184,729)	$(16,684,409)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	179,565	130,528	440,637
Amortization of stock option benefit	398,071	87,952	778,362
Amortization of debt discount	219,719	-	348,890
Amortization of deferred financing costs	69,185	-	84,390
Interest accrued on debt	30,042	-	140,946
Interest accrued on senior convertible notes	120,000	-	143,111
Derivative (income) expense	(1,730,269)	-	1,796,322
Issuance of common stock for professional services	1,176,000	-	1,809,609
Issuance of common stock for director services	-	250,000	430,000
Issuance of common stock for consulting services	33,630	525,000	1,170,130
Issuance of common stock for prior period salary	-	2,600,000	2,600,000
Issuance of common stock for administrative services	-	-	258,000
Issuance of common stock for R&D	-	-	402,000
Stock-based compensation	376,958	-	409,291
Changes in assets and liabilities:
Amounts Receivable	(37,040)	20,790	(47,063)
Prepaid expenses and other current assets	(26,666)	90,824	(38,932)
Prepaid deposit	83,990	-	83,990
Accounts payable and accrued expense	332,040	156,573	653,093
Net cash used in operating activities:	(1,761,311)	(1,323,062)	(5,221,633)

Cash flows from investing activities:
Acquisition of plant and equipment	(513,599)	(123,483)	(1,265,897)
Cash acquired from business combination	-	-	62,070
Net cash used in investing activities:	(513,599)	(123,483)	(1,203,827)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes	-	-	1,815,000
Proceeds from issuance of common stock	1,000,000	815,000	2,743,766
Due to related party	259,664	339,669	2,088,834
Net cash provided by financing activities:	1,259,664	1,154,669	6,647,600

Effect of foreign exchange on transactions	(42,978)	(23,264)	(77,334)

Net increase (decrease) in cash	(1,058,224)	(315,140)	144,806
Cash at beginning of period	1,203,030	331,279	-
Cash and cash equivalents at end of period	$144,806	$16,139	$144,806

SEE ACCOMPANYING NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Stated in U.S. Dollars)
(Unaudited)

	Nine months ended May 31,
	2009	2008	May 12, 2006 (Date of Inception) to February 28, 2009
Supplemental schedule of cash flows:
Cash paid during the period for interest	$-	$-	$-

Supplemental schedule of non-cash financing and investing activities:
Amortization of stock option benefit	$398,071	$87,952	$778,362
Amortization of deferred financing costs	69,185	-	84,390
Interest on note payable	30,042	-	140,946
Interest accrued on senior convertible notes	120,000	-	120,000
Derivative (income) expense	(1,730,269)	-	1,796,322
Issuance of common stock for professional services	1,176,000	-	1,809,609
Issuance of common stock for director services	-	250,000	430,000
Issuance of common stock for consulting services	33,630	525,000	1,170,130
Issuance of common stock for prior period salary	-	2,600,000	2,600,000
Issuance of common stock for administrative services	-	-	258,000
Issuance of common stock for R&D	-	-	402,000
Stock-based compensation	376,958	-	409,291
Total:	$473,617	$3,462,952	$9,999,050

SEE ACCOMPANYING NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009
(Stated in U.S. Dollars)
(Unaudited)

Note 1              Nature and Continuance of Operations

       (a) Organization

Clean Power Technologies Inc. (the “Company”) was incorporated in the State of Nevada, United States of America on October 30, 2003 as Sphere of Language.  On June 13, 2006, the Company changed its name to Clean Power Technologies Inc.

The Company incorporated Clean Energy and Power Solutions Inc. (“CEPS”) on May 12, 2006 in the State of Nevada as a wholly-owned subsidiary.

By agreement dated May 22, 2006, the Company agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI private”), a privately held company, incorporated on March 14, 2006 in the State of Nevada.  CPTI private  is developing a project for a gas/steam or diesel/steam hybrid technology. CPTI private has incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL-UK”) a company based in, and incorporated under the laws of the United Kingdom on May 10, 2006, to carry on all its research and development.  On April 24, 2006, CPTI private entered a research and development agreement to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights (see Note 6).  CPTI private and CEPS merged on June 20, 2006 with CEPS being the surviving entity. On July 10, 2006 CEPS became a wholly-owned subsidiary of the Company when the stockholders of CPTI private tendered their remaining shares.

The Company’s fiscal year-end is August 31.

(b)      Development Stage Activities
The Company is in the development stage and has not yet realized any revenues from its planned operations.

The primary operations of the Company are presently undertaken by CPTL-UK. Initially, the primary focus of the Company was to develop two vehicles in order to prove their concept.  The first vehicle was to be a prototype to demonstrate the technology and the second vehicle was to be an engineered vehicle to be unveiled to the auto industry.  In November 2007, the Company decided to re-prioritize its development program.  While development on the automobiles continued, it was decided that the fastest route to market was to focus on the development of refrigeration units for grocery trucks.

Note 2             Interim Financial Statements

While the information presented in the accompanying nine months to May 31, 2009 interim consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with accounting principles generally accepted in the United States of America. It is suggested that these financial statements be read in conjunction with the Company’s audited consolidated financial statements for the fiscal year ended August 31, 2008.

Operating results for the nine months ended May 31, 2009 are not necessarily indicative of the results that can be expected for the fiscal year ending August 31, 2009.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
(Stated in U.S. Dollars)
(Unaudited)

Note 3             Summary of Significant Accounting Policies

These interim consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

(a)  Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries CEPS and CPTL-UK.  All inter-company transactions have been eliminated.

(b)  Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

(c)  Continuance of Operations

These interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At May 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $16,684,409 since its inception, has negative working capital of $1,255,843 and expects to incur further losses in the development of its business. The Company is currently seeking additional financing opportunities.

(d)   Financial Instruments

Financial instruments, as defined in Financial Accounting Standards No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, amounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, and convertible notes payable.

We carry cash and cash equivalents, amounts receivable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable and convertible debt at historical cost; however, fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 3                 Summary of Significant Accounting Policies (Continued)

(d)  Financial Instruments (Cont’d)

                         As of May 31, 2009, the estimated fair value and carrying value of our secured convertible notes payable is as follows:

Secured Convertible Notes Payable:	Carrying Value	Fair Value
$2,000,000 face value secured convertible notes due July 10, 2010	$(136,258)	$(1,932,214)

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table summarizes the components of derivative liabilities as of the quarterly period ended May 31, 2009:

Our financing arrangements giving rise to derivative financial instruments:	Compound Embedded Derivative	Warrant Derivatives	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	$(962,733)	$(2,612,857)	$(3,575,590)
$1,000,000 common stock purchase agreement	--	(722,280)	(722,280)
	$(962,733)	$(3,335,137)	$(4,297,870)

We measure the fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, puts and redemption features embedded in hybrid debt instruments, we generally use

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 3             Summary of Significant Accounting Policies (Continued)

(d)	Financial Instruments (Cont’d)

the Monte Carlo Simulation valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the effects on our income (expense) associated with changes in the fair values of our derivative financial instruments by type of financing for the quarterly period ended May 31, 2009.

Our financing arrangement giving rise to derivative financial instruments and the income effects:	Compound Embedded Derivative	Warrant Derivatives	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	$(153,819)	$(255,714)	$(409,533)
$1,000,000 common stock purchase agreement	--	14,640	14,640
	$(153,819)	$(241,074)	$(394,893)

The following table summarizes the effects on our income (expense) associated with changes in the fair values of our derivative financial instruments from inception through the quarterly period ended May 31, 2009.

Our financing arrangement giving rise to derivative financial instruments and the income effects:	Compound Embedded Derivative	Warrant Derivatives	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	$587,012	$157,000	$744,012
$1,000,000 common stock purchase agreement	--	21,960	21,960
	$587,012	$178,960	765,972

Day-one derivative losses:
$2,000,000 face value secured convertible notes due July 10, 2010			(2,541,191)
$1,000,000 common stock purchase agreement			(21,103)
Total derivative income (expense):			$(1,796,322)

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 3                 Summary of Significant Accounting Policies (Continued)

(d)	Financial Instruments (Cont’d)

Our derivative liabilities as of May 31, 2009, our derivative gains during the quarterly period May 31, 2009 and our derivative losses from inception through May 31, 2009 are significant to our consolidated financial statements. The magnitude of derivative income (expense) reflects the following:

· The market price of our common stock, which significantly affects the fair value of our derivative financial instruments, experienced material price fluctuations. To illustrate, the closing price of our common stock increased from $0.55 on July 10, 2008 to $0.65 on August 31, 2008, then decreased to $0.50 on February 28, 2009. The price increased to $0.55 on May 31, 2009. The higher stock price on August 31, 2008 had the effect of significantly increasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these higher values with charges to derivative expense. Alternatively, the lower stock price on February 28, 2009 had the effect of significantly decreasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these lower values with charges to derivative income. Subsequently, the effect of the higher stock price on May 31, 2009 required charges to derivative expense.

• In connection with our accounting for the secured convertible note financing we encountered the unusual circumstance of a day-one derivative loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $2,541,191. We did not enter into any other financing arrangements during the periods reported that reflected day-one loss.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of May 31, 2009:

Our financing arrangement giving rise to derivative financial instruments and indexed shares:	Compound Embedded Derivatives	Warrant Derivatives	Total Derivatives
$2,000,000 face value secured convertible notes due July 10, 2010	5,714,286	7,142,858	12,857,144
$1,000,000 common stock purchase agreement	--	3,000,000	3,000,000
	5,714,286	10,142,858	15,857,144

During December 2006, the Financial Accounting Standards Board released FASB Staff Position FSP EITF 00-19-2, Accounting for Registration Payment Arrangements, which amended Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities. Generally, the standard provides for the exclusion of registration payment arrangements, such as the liquidated damage provisions that are included in the financing contracts underlying the convertible debt financing arrangements, from the consideration of classification of financial instruments. Rather, such registration payments are accounted for pursuant to Financial Accounting Standards No. 5 Accounting for Contingencies, which is our current accounting practice.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 3             Summary of Significant Accounting Policies (Continued)

(d)	Financial Instruments (Cont’d)

That is, all registration payments will require recognition when they are both probable and reasonably estimable. As of May 31, 2009, our management concluded that registration payments are not probable.

(e)	Use of Estimates in the preparation of the financial statements

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Note 4             Amounts Receivable

Amounts receivable of $52,357 consists of refundable tax credits for the Value Added Tax (“VAT”) paid on purchases with respect to the operations of CPTL-UK in the United Kingdom.  CPTL-UK files quarterly returns with respect to the VAT transactions.

Note 5             Plant and Equipment

	May 31, 2009
	Cost	Accumulated Amortization	Net Book
Vehicles	$105,719	$(45,067)	$60,652
Machinery	748,178	(249,506)	498,672
Computer and office equipment	201,531	(109,626)	91,905
Leasehold improvements	230,040	(42,399)	187,641
	$1,285,468	$(446,598)	$838,870

Note 6             Related Party Transactions

On April 24, 2006 CPTI entered a research and development agreement (the “Agreement”) to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights with two directors and officers of CPTL-UK.  Under the terms of the Agreement, the Company agreed to retain one director as the Company’s project director at a fee of £3,000 (US$5,972) per month for a period of 36 months commencing May 2006 and the second director as the Company’s project manager at a fee of £6,000 (US$11,945) per month for a period of 36 months commencing May 2006.  During March 2008 the monthly fee for the project manager was increased to £10,000 (US$19,908).   On August 8, 2008 the project director and the project manager resigned as directors of CPTL-UK. Concurrently, the project manager entered into a new employment agreement (the “Employment Agreement”) with the Company for a term of four (4) years.  Under the terms of the Employment Agreement, from March 1, 2009 and on each subsequent anniversary during the term of the Employment Agreement, the project manager is entitled to an annual salary increase of 10%, as well as the following performance based compensation:

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
(Stated in U.S. Dollars)
(Unaudited)

Note 6             Related Party Transactions (Continued)

•	500,000 shares of common stock when the Refrigeration Compact Heat Exchanger (the “Refrigeration Unit”) for the grocery truck/trailer is successfully tested;
•	1,000,000 shares of common stock when the first Refrigeration Unit is commercially sold;
•
1,000,000 shares each time when the heat recover system for the Marine application or An Auxiliary Steam Engine for Trucks or similar engines based on the Heat recovery and/or Steam technology is developmed and commercially sold to the first customer;

•	1,000,000 shares of common stock when the first automobile which is developed on the heat recovery system is successfully tested and verified by the E.P.A; and
•	1,000,000 shares of common stock when the first automobile heat recovery system is commercially sold.

Using the guidance provided in SFAS 123R the Company has not recorded compensation cost in respect of these performance-based awards as at May 31, 2009.  The Company has determined it is currently doubtful that employees will earn the right to benefit from the awards.

On February 1, 2009, the Company entered into an addendum to accelerate the annual salary increase permitted under the contract upon achieving certain development benchmarks.  As a result, starting March 1, 2009 Mr. Burn’s monthly salary was adjusted to a base of £12,100.  During the nine month period ended May 31, 2009, Michael Burns, the project manager who is also a member of the Board of Directors of the Company and an officer of wholly-owned subsidiary CPTL-UK was paid $149,811 (£97,300) under the terms of his employment agreement.

Additionally under the terms of the original April 24, 2006 Agreement, the Company agreed to fund all future costs for research, development, patenting, licensing and marketing of the technology in exchange for the transfer of all rights and interests in technology to the Company.  As payment for this technology, the Company’s subsidiary issued 2,000,000 shares of its common stock at $0.001, which shares were exchanged for 2,000,000 shares of the Company’s common stock.  The Company also agreed to fund up to £2,000,000 (US$4,027,800) towards the development of the technology.

On July 26, 2006, CPTL-UK entered into a lease agreement with an officer of CPTL-UK to lease the office and laboratory premises for a term of three years. (see Note 7).  Under the terms of the lease, an expense of $20,800 (£13,500) was charged during the nine months ended May 31, 2009 by an officer of CPTL-UK as rent.

Pursuant to an employment agreement dated May 22, 2008, between the Company and its CEO, Mr. Abdul Mitha,
Mr. Mitha invoiced the Company $383,333 with respect to his monthly salary obligation for the nine month period ended May 31, 2009.  During the nine month period Mr. Mitha received payments against his accrued salary totaling $144,418, leaving $365,582 due and payable to Mr. Mitha in salary obligations as at May 31, 2009.

During the nine month period ended May 31, 2009 Mr. Mitha advanced $259,664 for operations, under the terms of a convertible debenture approved September 28, 2006.  In respect of these advances, during the nine months ended May 31, 2009 the Company recorded amortization of loan discount in the amount of $107,692 (2008 - $52,136).  Unamortized discount at May 31, 2009, which has been applied to additional paid in capital with respect to the beneficial conversion feature associated with the provisions of the proceeds during the nine months ending May 31, 2009, totalled $118,718 (2008 - $245,244), which amount is being amortized over  the term of the note(s) or until conversion.  During the quarter ended February 28, 2009, the Company issued 850,000 shares of common stock to Mr. Mitha to retire $425,000 of the cumulative loans as at that date, including all accrued interest as at the date of settlement, at $0.50 per share. As at May 31, 2009 the balance sheet reflects notes payable to Mr. Mitha of $179,316 which amount reflects convertible loans totaling $312,262, net an unamortized discount of $132,946.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 7             Commitments

(a)           On July 26, 2006 CPTL –UK entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom.  The lease expires on July 25, 2009.  The CPTL—UK lease calls for annual rent in the amount of $29,150 (£18,000) plus applicable taxes, and is payable quarterly.  CPTL-UK is required to make minimum lease payments totalling $4,857 (£3,000) over the remaining term of the lease.  Subsequent to the quarter ended May 31, 2009 the Company entered into negotiations on a new lease at this location.

(b)  The Company entered into a collaboration agreement dated October 11, 2006 for the development of a steam accumulator and other related technologies in partnership for use with the Company’s petrol (gas)/steam and diesel/steam hybrid technologies project.  The agreement called for funding of approximately US$400,000 by the partner.  As consideration, the Company was required to issue 4,000,000 common shares of the Company.

The agreement further provides that within 18 months from the first vehicle being publicly unveiled, the partner will have the option of either seeking cash reimbursement of its development costs from the Company or retaining the previously issued shares of common stock of the Company.  Should the partner seek cash reimbursement then the partner shall return a total of 3,000,000 shares of common stock to the Company.  Should development costs exceed US$400,000 then the Partner has the option to either receive cash reimbursement of the amount in excess of US$400,000 or to receive additional shares of the Company at a price to be negotiated.  Should the Company be unable to reimburse the partner on any call for reimbursement as allowed under the collaboration agreement, the Company will transfer an equal share of the intellectual property to the Partner so that the Partner and the Company will own the intellectual property equally.  On June 13, 2007, the Company issued a total of 4,000,000 shares of restricted Common Stock to Doosan Babcock Energy Ltd. (“Doosan”) pursuant to the terms and conditions of a subscription agreement, received May 21, 2007 (the “Subscription Agreement”). The Subscription Agreement was executed pursuant to the terms and conditions of that Collaboration Agreement entered into between the parties on October 11, 2006.

The Company provided an additional 100,000 common shares to Doosan, which shall be used at their discretion to reward any of their employees who have helped in the development of the technologies project.  The term of the agreement is three years.

(c) On July 1, 2007 CPTL –UK entered into a six month renewable lease agreement for a corporate apartment located in Surrey, United Kingdom.  The initial lease expired on December 31, 2007 and was last  renewed on July 1, 2008.  The lease called for monthly rent in the amount of $2,986 (£1,900) plus applicable taxes.  The lease expired without renewal during the quarter ended February 28, 2009.

(d)            During the year ended August 31, 2007, the Company entered into an agreement with Abchurch Communications Limited to provide certain integrated financial and corporate communications services.  Under the terms of the agreement, Abchurch will provide four (4) phases of services to assist the Company in securing a listing on the AIM Exchange in London.  Fees payable under the agreement include a project fee of £40,000 (approximately U.S. $80,000), of which, the Company has remitted a total of £35,000 (approximately U.S. $70,000).  The agreement also provided for quarterly consulting fees of £12,000 (approximately U.S. $24,400). The Company renegotiated the quarterly payments required under the contract effective April 1, 2008 whereby quarterly fees were reduced to £3,000 per month for the period January to March 2008, and thereafter to £2,000 per month for the remaining term of the contract.  During the 9 months ended May 31, 2009 the Company has remitted a total of $21,038 in respect of these fees, with $8,211 remaining due and payable at the end of the quarter.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 7             Commitments (Continued)

(e) On March 17, 2008, the Company entered into an agreement with steam technology specialist Dampflokomotiv-und Maschinenfabrik DLM AG ("DLM") to act as a consultant for the further development of the Company's Clean Energy Separation and Recovery (“CESAR”) technology. Under the terms of the agreement DLM was to provide a preliminary study to the Company at a cost of 34,375 Euros (approximately U.S. $52,000) payable in 3 installments as follows:
•	25% of the total sum upon signing of the engagement;
•	25% of the total sum upon presentation of the first results but not later than three (3) months after engagement date; and
•	Balance upon completion of work scope payable within 30 days of delivery of final invoice

During the first quarter ended November 30, 2008, the Company received the preliminary study report and remitted all remaining payments under the terms of the engagement and entered into a further agreement regarding prototype specifications for a Heat Exchanger at a total cost of 12,340 Euros (then approximately US$15,680), which amount was remitted at the time of the engagement.

(f) On July 28, 2008, the Company entered into an agreement with Mr. George McLaine whereby Mr. McLaine agreed to serve as a consultant to assist the Company with introductions to transportation companies in the Province of Alberta, Canada, and abroad with a purpose of locating collaborative partners to test the Company’s heat recovery systems in trucks and trailers.  In consideration for this service, Mr. McLaine shall receive 32,000 shares of the Company’s common stock for each introduction that results in a collaboration agreement.  Further, Mr. McLaine shall receive 25,000 shares of the Company’s common stock per annum for serving as a consultant to the Company.  The contract is for a period of two (2) years and may be renewed by mutual consent.  Mr. McLaine is to also receive a 30% commission for any advance purchase orders received on the advance deposit required of 1% of the total purchase or $100 per unit ordered. 32,000 shares were issued under the Company’s 2007 Stock Option and Stock Award Plan as of September 8, 2008.

(g) On June 1, 2008, the Company’s subsidiary CPTL-UK entered into an employment contract with an IT specialist whereunder the employee will receive 25,000 shares of the Company’s common stock after the initial three (3) months, and 25,000 shares of the Company’s common stock each year on the anniversary of the completion of certain work projects up to a maximum of 100,000 shares.  25,000 shares were issued under the Company’s 2007 Stock Option and Award Plan as of September 8, 2008. As to the remaining 75,000 Shares of common stock available for issue under the above-noted contract, due to the fact that they are service based awards, the Company has recognized a stock-based compensation expense.  Refer to Note 10(ii) – Restricted Stock Awards for additional details.

(h) On October 27, 2008 the Company’s subsidiary CPTL-UK entered into an employment agreement with Marco Cucinotta whereby Mr. Cucinotta will receive an annual salary of $151,243 (£90,000) as well as the following performance based compensation:

•	200,000 shares of the Company on commencement of employment;
•	100,000 shares of the Company on completion of the first complete system in test cell;
•	100,000 shares of the Company on completion of the first truck based system;
•	100,000 shares of the Company on sale of the first system; and
•	100,000 shares of the Company upon establishing a UK consultancy firm and generating £100,000 in gross revenue.

The Company issued a total of 200,000 shares in respect of the above agreement under its 2007 Stock Option and Award Plan as to 100,000 shares on January 9, 2009 and 100,000 shares on March 3, 2009, respectively. Using the guidance provided in SFAS 123R the Company has not recorded compensation cost in respect of the above-noted performance-based awards as at May 31, 2009.  The Company has determined it is currently doubtful that employees will earn the right to benefit from the awards.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 7                 Commitments (continued)

(i) In November 2008 the Company’s wholly-owned subsidiary CPTL-UK entered into various employment contracts which call for a total of 475,000 shares of the Company’s common stock to be issued as stock awards upon completion of certain technology development benchmarks.    Using the guidance provided in SFAS 123R the Company has not recorded compensation cost in respect of these performance-based awards as at May 31, 2009.  The Company has determined it is currently doubtful that employees will earn the right to benefit from the awards. Concurrently the Company entered into an employment contract under which a certain employee is entitled to receive a total of 50,000 service-based awards, in respect of which the Company has recognized a stock-based compensation expense.  Refer to Note 10(ii) – Restricted Stock Awards for additional details.

(j) Effective November 13, 2008 the Company entered into a five (5) year lease for office and warehouse space in a property located in New Haven, East Sussex, U.K., adjacent to its current leased facilities at an annual rate of $24,291 (£15,000) payable quarterly commencing March 2009.  Concurrently the Company entered into an option to purchase the aforementioned property, exercisable March through August 2010, for a purchase price the greater of (i) the price stated in an Independent Valuation or (ii) £425,000 less any reductions previously specified and agreed in a former option agreement.

The lease payments for each of the five succeeding fiscal years are as follows:
2009	$12,145
2010	24,291
2011	24,291
2012	24,291
2013	24,291
Thereafter	12,146
Total:	$121,455

(k) On November 18, 2008 CPTL–UK entered into a six month renewable lease agreement for a corporate housing facility located in Surrey, United Kingdom for use by the Company’s CEO, Abdul Mitha.  The lease called for monthly rent in the amount of $2,025 (£1,250) plus applicable taxes and expired May 17, 2009.  The lease was renewed subsequent to the quarter for a term of 12 months, expiring in May, 2010.   The lease payments for each of the two succeeding fiscal years are as follows:
2009	$6,073
2010	18,218
Total:	$24,291

(l)           On March 12, 2009 and May 5, 2009 the Company entered into two agreements with Gersten Savage LLP, the Company’s attorneys, in connection with the filing and prosecution of certain foreign patent applications with respect to the Unitary Engine and Reservoir Engine Inventions as well as additional refrigeration types; and, prosecution and filing of additional United States applications for the Reefer Control System, In-line Automotive Auxiliary Power System and Land-fill/Waste Heat Auxiliary Power Generation System.  Under the terms of the retainer agreements, the Company agreed to pay fixed fees as follows:

▪
$810,000 worth of the Company’s restricted common shares with a deemed value of $0.375 per share. Subsequent to the quarter ended May 31, 2009 the Company issued a total of 2,160,000 shares in full and final settlement of this provision and a total of  $1,176,000, [$600,000 as to 1,200,000 common shares with a market value of $0.50 on the date of the agreement, and $576,000 as to 960,000 common shares with a market value of $0.60 on the date of the agreement], has been expensed in respect of the issuance of these shares on the Company’s income statement during the quarter;

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 7              Commitments (continued)

▪
$450,000 in cash payments due under the March 12, 2009 agreement and $240,000 in cash payments due under the May 5, 2009 retainer agreement for a total of $690,000 in cash payments, which amount is payable as follows: $35,000 and $10,000, respectively, due  upon signing of the individual retainer agreements; $15,000 per month commencing 120 days from March 12, 2009 and $7,500 per month commencing 120 days from May 5, 2009 until such time as the balance of the required cash amounts are settled in full.  During the quarter the Company did not make any cash payments in respect of the two retainer agreements;

▪
In the event the Company should obtain additional financing in an amount of $3 million US Dollars, there shall be an acceleration as to monthly amounts to be invoiced under the May 5, 2009 retainer agreement such that there will be an immediate settlement of $200,000 in outstanding fees, with a further settlement of $100,000 in fees with each subsequent $1,000,000 raised.

▪
Under the terms of the retainer agreements the Company further agrees to grant piggyback registration  and/or S-8 rights and shall include the Designees’ shares of restricted common stock in its next registration statement.

(l) On April 29, 2009 the Company’s wholly-owned subsidiary CPTL-UK entered into an employment contract which calls for a total of 25,000 shares of the Company’s common stock to be issued as stock awards upon completion of certain technology development benchmarks.    Using the guidance provided in SFAS 123R the Company has not recorded compensation cost in respect of this performance-based award as at May 31, 2009.  The Company has determined it is currently doubtful that employees will earn the right to benefit from the performance based awards. Concurrently under this employment contract the employee is entitled to receive a total of 50,000 service-based awards which are granted over a three year period on the anniversary date of the contract.  In respect of these awards, the Company has recognized a stock-based compensation expense.  Refer to Note 10(ii) – Restricted Stock Awards for additional details.

Note 8             Secured Convertible Note Financings

Secured Convertible Notes consist of the following financings as of May 31, 2009:
Carrying Value
8% face value $2,000,000 secured convertible notes issued July 10, 2008 and due on July 10, 2010	$(136,258)

On July 10, 2008 we entered into a financing arrangement with The Quercus Trust.  The financing arrangement involved the issuance of $2,000,000 of 8.0% secured convertible notes payable, due July 10, 2010 plus warrants to purchase 4,285,715 (Class A Warrants) and 2,857,143 (Class B Warrants) shares of our common stock with strike prices of $0.60 and $0.80, respectively, for a period of five years from the date of issuance. The secured convertible notes are convertible into our common shares based upon a fixed conversion price of $0.35 and provide for customary conversion price adjustments. The holder has the option to redeem the secured convertible notes for cash in the event of defaults and certain other contingent events, including a change in control event and events related to the common stock into which the instrument was convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the “Default Put”). Further, the Company may, at its option, choose to redeem the convertible notes at any time prior to the one (1) year anniversary of issuance.  Any such redemption shall be at one hundred & twenty percent (120%) of the principal amount of the Note. Moreover, interest on the convertible note is payable at the option of the Company to the holder annually either in cash or in common stock. In addition, we granted registration rights to the holder that requires registration and continuing effectiveness thereof; we would be required to pay monthly liquidating damages of 1.0% for defaults under this provision.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 8              Secured Convertible Note Financings (Continued)

We received net proceeds of $1,815,000 from the July 10, 2008 financing arrangement. Incremental, direct financing costs of $185,000 (including placement agent warrants valued at $221,588 using the Black-Scholes-Merton valuation technique) are included in deferred financing costs and are subject to amortization using the effective method. Accumulated amortization of deferred financing costs, which is included in interest expense, during the current quarterly period, amounted to $23,315.

In our evaluation of the financing arrangement, we concluded that the conversion features were not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions set forth in current accounting standards for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We determined that placement agent warrants met the conditions for equity classification.  However, the investor warrants did not meet the conditions for equity classification. Therefore, the investor warrants are also required to be carried as a derivative liability, at fair value. Derivative financial instruments are carried initially and subsequently at their fair values.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion behavior estimates) that are necessary to fair value complex, compound derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton valuation technique, adjusted for the effect of dilution because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants.

The following tabular presentation sets forth the derivative fair values as of the inception date of the financing transaction, year ended August 31, 2008 and the current quarter ended May 31, 2009:
	Compound Embedded Derivatives	Warrant Derivative	Total Derivatives
Inception date (July 10, 2008)	$(1,549,746)	$(2,769,857)	$(4,319,603)
August 31, 2008	$(1,933,002)	$(3,372,000)	$(5,305,002)
May 31, 2009	$(962,733)	$(3,335,137)	$(4,297,870)

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of the inception date of the financing are illustrated in the following tables:
Compound Embedded Derivative
$2,000,000 face value secured convertible notes due July 10, 2010:
Conversion price	$0.35
Volatility	78.96%
Equivalent term (years)	1.82
Credit-risk adjusted yield	8.50%
Interest-risk adjusted rate	9.48%
Dividends	--

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 8              Secured Convertible Note Financings (Continued)

	Class A Warrant Derivative	Class B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.80
Volatility	98.83%	98.83%
Term (years)	5.00	5.00
Risk-free rate	3.10%	3.10%
Dividends	--	--

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of August 31, 2008 are illustrated in the following tables:

Compound Embedded Derivative
$2,000,000 face value secured convertible notes due July 10, 2010:
Conversion price	$0.35
Volatility	77.12%
Equivalent term (years)	1.63
Credit-risk adjusted yield	9.21%
Interest-risk adjusted rate	9.49%
Dividends	--

	Class A Warrant Derivative	Class B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.80
Volatility	100.83%	100.83%
Term (years)	4.86	4.86
Risk-free rate	3.10%	3.10%
Dividends	--	--

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of May 31, 2009 are illustrated in the following tables:

Compound Embedded Derivative
$2,000,000 face value secured convertible notes due July 10, 2010:
Conversion price	$0.35
Volatility	48,64%
Equivalent term (years)	1.10
Credit-risk adjusted yield	14.85%
Interest-risk adjusted rate	5.86%
Dividends	--

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 8             Secured Convertible Note Financings (Continued)

	Class A Warrant Derivative	Class B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.80
Volatility	94.50%	94.50%
Term (years)	4.11	4.11
Risk-free rate	2.34%	2.34%
Dividends	--	--

Note 9                 Stock Purchase Agreement

On February 10, 2009 we entered into a stock purchase agreement with The Quercus Trust. The stock purchase agreement involved the issuance of 2,222,222 shares of common stock plus warrants to purchase 1,666,667 (Investor Series A Warrants) and 1,111,111 (Investor Series B Warrants) shares of our common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from the date of issuance. The stock purchase agreement resulted in gross proceeds of $1,000,000. In connection with the purchase agreement, the placement agent received warrants to purchase 133,333 (Agent Series A Warrants) and 88,889 (Agent Series B Warrants) shares of our common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from the date of issuance. Incremental, direct financing costs (placement agent warrants valued at $55,129) were allocated to the common stock and warrants based on their relative fair values in accordance with Accounting Principles Board Opinion No. 14 Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants (APB 14). In connection with our accounting for the Common Stock Purchase Agreement we recorded a day-one derivative loss related to the portion of the placement agent costs that were allocated to the warrants.

The following table illustrates how the proceeds arising from the stock purchase agreement were allocated on the inception date:

Classification	Allocation
Day-one derivative loss	$(21,103)
Common Stock (par value)	2,222
Paid-in Capital (Common Stock)	274,641
Derivative Liabilities (Warrants)	744,240
Proceeds	$1,000,000

In our evaluation of the purchase transaction, we concluded that the Common Stock issued met equity classification. There were no terms and conditions associated with the Common Stock that warranted classification outside of stockholders’ equity pursuant to either Statement of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (FAS 150) or Emerging Issues Task Force Consensus No. D-98 Classification and Measurement of Redeemable Securities (EITF D-98). However, the investor warrants and agent warrants did not meet the conditions for equity classification. The warrant contracts embody a provision whereby the placement warrants fall within the scope of FAS 150. Although the redemption event is conditional in nature, the standards require liability classification as a written put warrant under FAS 150 and must be recorded at fair value each reporting period.

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of the inception date is illustrated in the following tables:

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 9              Stock Purchase Agreement (Continued)

	Series A Warrant Derivative	Series BWarrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.85
Volatility	161.85%	161.85%
Term (years)	1.00	1.00
Risk-free rate	0.60%	0.60%
Dividends	--	--

Information and significant assumptions embodied in our valuations (including ranges for certain assumptions during the subject periods that instruments were outstanding) as of May 31, 2009 are illustrated in the following tables:

	Series A Warrant Derivative	Series B Warrant Derivative
Warrants to purchase common stock:
Strike price	$0.60	$0.85
Volatility	176.76%	176.76%
Term (years)	0.70	0.70
Risk-free rate	0.30%	0.30%
Dividends	--	--

The shares and warrants in respect of the stock purchase agreement discussed above were issued subsequent to the quarter ended February 28, 2009.

Note 10           Common Stock

During the quarter ended February 28, 2009, the Company reserved for issuance a total of 850,000 shares with respect to the conversion of $425,000 of related party debt to shares of common stock at $0.50 per share. (See Note 6 – Related Party Transactions above).  The 850,000 shares were issued on March 9, 2009.

During the quarter ended February 28, 2009, the Company  had a requirement to issue a total of 2,222,222 shares of common stock in respect of a stock purchase agreement, together with warrants to purchase 1,666,667 and 1,111,111 shares of common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from February 10, 2009.  There was a further 222,222 placement agent warrants required to be issued in respect of the transaction.  (See Note 9 – Stock Purchase Agreement above).  The 2,222,222 shares and all warrants associated with the transaction were issued on March 9, 2009.

On March 12, 2009 the Company entered into a retainer agreement with the law firm of Gersten Savage LLP, the Company’s attorneys, whereby the Company agreed to issue a total of 1,200,000 shares of restricted common stock at a deemed price of $0.375 per share in payment of certain fees.  These shares were issued on June 5, 2009.

On May 5, 2009 the Company entered into a further retainer agreement with the law firm of Gersten Savage LLP, the Company’s attorneys,  whereby the Company agreed to issue a total of 960,000 shares of restricted common stock at a deemed price of $0.375 per share in payment of certain fees.  The shares were issued on June 5, 2009.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 10            Common Stock (continued)

Stock-based compensation:

(iii)	Executive stock options

On May 22, 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and executive officer of the Company.  Under the terms of the Agreement, the Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase on each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an  exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement  The options vest immediately upon issuance of the underlying agreement at each anniversary date, and the option shares shall be exercisable by Mr. Mitha within 5 years from the date of grant.   Further under the terms of the Agreement, all options issued to Mr. Mitha in accordance with the Agreement shall become immediately exercisable as to 100% of the shares of Common Stock not otherwise vested upon any termination of employment.

Following is a table outlining the number of options required to be granted as fully vested under the Agreement at each anniversary date and the term of said options:
Date	Number of options	Expiry date
May 1, 2009	1,000,000	April 30, 2014
May 1, 2010	1,000,000	April 30, 2015
May 1, 2011	1,000,000	April 30, 2016
May 1, 2012	1,000,000	April 30, 2017
May 1, 2013	1,000,000	April 30, 2018
May 1, 2014	1,000,000	April 30, 2019
	6,000,000

For financial reporting purposes, the Company has relied on the guidance provided in FASB 123R and has valued the options over 1,2,3,4,5 and 6 years at inception (May 1, 2008) applying variable accounting. The fair value of the shares will be recalculated at each reporting date using an exercise price of the preceding 90 days applying Volume Weighted Average Pricing (VWAP). The value attributable to the vested portion of each tranche will be amortized over its requisite period, with a final value being calculated on the grant date for each tranche applying the 90 day VWAP immediately preceding the actual date of grant. Additionally, we have not applied a forfeiture rate to these shares as under the terms of the Agreement the shares are guaranteed to become fully vested.

The fair value of each option granted was computed using the Black-Scholes method using the following weighted-average assumptions:
Stock Price (Issue date)	Exercise price	Risk Free interest rate	Date of issue	Expiration date	Term (years)	Volatility	Value
$0.50	$0.548	2.34%	5/1/2008	5/1/2014	2.4260	82.83%	$0.27
$0.50	$0.548	2.34%	5/1/2008	5/1/2015	2.9192	82.83%	$0.30
$0.50	$0.548	2.34%	5/1/2008	5/1/2016	3.4030	82.83%	$0.32
$0.50	$0.548	2.34%	5/1/2008	5/1/2017	3.9055	82.83%	$0.33
$0.50	$0.548	2.34%	5/1/2008	5/1/2018	4.3986	82.83%	$0.35
$0.50	$0.548	2.34%	5/1/2008	5/1/2019	4.8918	82.83%	$0.36

The fair value of the vested portion of options granted during the fiscal year ended August 31, 2008 totals $380,290 which amount has been expensed and recorded as a current liability on the Company’s balance sheet.  The fair value of the vested portion of options during the nine month period ended May 31, 2009 totals $398,072 which amount has also been expensed and recorded as a current liability on the Company’s balance sheet.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 10           Common Stock (continued)

The following table summarizes details of the vesting schedule and associated fair value calculations:

Option Grant date	Option Qty	Fair Market Value as at May 31, 2008 $	Amortization Term (In months)	Amortized value as at May 31, 2009 $
May 1, 2009	1,000,000	273,038	12	273,038
May 1, 2010	1,000,000	295,633	24	160,135
May 1, 2011	1,000,000	315,123	36	113,795
May 1, 2012	1,000,000	333,111	48	90,217
May 1, 2013	1,000,000	348,922	60	75,600
May 1, 2104	1,000,000	363,196	72	65,577
	6,000,000	1,929,023		778,362

(iv) Restricted stock awards

The Board of Directors approved a stock option and stock award plan on February 10, 2007 (the “2007 Plan”). Under the 2007 Plan, a maximum of 2,000,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Company. The duration of the 2007 Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.   The Board of Directors approved a further stock option and stock award plan on February 10, 2008 (the “2008 Plan”). Under the 2008 Plan, a maximum of 2,500,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Company. The duration of the 2008 Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.

During the nine month period ended May 31, 2009, the Company issued fully vested stock awards totaling 707,000 shares to employees and consultants under its 2007 Stock Option and Award plan as compensation for services rendered.  The shares were valued at the closing price of the Company’s common stock on the respective issue dates:

(a)	September 8, 2008, $0.59 per share with respect to 225,000 common shares issued to employees of wholly-owned subsidiary CPTL-UK, for a total of $132,750; and

(b)	September 8, 2008, $0.59 per share with respect to 32,000 common shares, for a total of $18,800.

(c)	January 9, 2009, $0.50 per share with respect to 350,000 common shares issued to an officer of the Company and an employee of the Company’s wholly-owned subsidiary CPTL-UK for a total of $175,000.

(d)	On March 3, 2009, $0.50 per share with respect to 100,000 common shares issued to an employee of the Company’s wholly-owned subsidiary CPTL-UK for a total of $50,000.

All amounts have been expensed during the respective periods.

Under SFAS 123R, restricted stock awards are granted subject to certain restrictions, including in some cases service conditions. The grant-date fair value of restricted stock awards, which has been determined based upon the market value of the Company’s shares on the grant date, is expensed over the vesting period.  During the nine months ended May 31, 2009 the Company has granted 125,000 stock awards under the 2007 Stock Option and Stock Award Plan to certain employees which are subject to certain service conditions, including term of employment.  These stock awards remain unvested as at May 31, 2009.   In respect of these awards, the Company has recognized a stock-based expense of $33,958 with respect to the vested portion at May 31, 2009, and unrecognized compensation expense totaling $56,042 is expected to be recognized over fiscal 2009, 2010, 2011 and 2012 as to $10,375, $29,800,  $13,200 and $2,667, respectively.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 10             Common Stock (continued)

The following table summarizes information on the Company’s restricted stock awards.

	Shares	Weighted Average Grant Date Fair Value

Unvested, at August 31, 2008	-	-
Granted	882,000	$0.53
Vested	707,000
Forfeited	-
Unvested, end of May 31, 2009	175,000	$0.51

As at May 31, 2009, the Company had available for issuance under its 2007 and 2008 Stock Option and Award Plans a total of 68,000 common shares and 2,500,000 common shares, respectively.

Note 11                 Warrants

The Company had outstanding warrants to purchase 10,714,286 and 7,714,286 shares of its common stock at May 31, 2009 and August 31, 2008, respectively, at prices ranging from $0.60 to $0.85 per share.

The following schedule shows the warrants outstanding and changes made during the nine month period ended May 31, 2009:

	Number		Weighted Average Exercise Price
Warrants outstanding, August 31, 2008	7,714,286	(a)	$0.70
Changes during the nine month period ended May 31, 2009
Granted	3,000,000	(b)	$0.70
Exercised	-		-
Expired	-		-
Warrants outstanding, May 31, 2009	10,714,286		$0.70

Warrants outstanding at May 31, 2009 expire as follow:

Year	Number of Shares
2010	3,000,000
2013	7,714,286

Detailed terms of the valuations of the above noted warrants are discussed above in Note 8 – Secured Convertible Note Financings and Note 9 – Stock Purchase Agreement.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 12              New Accounting Standards

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), BUSINESS COMBINATIONS. This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, be recognized at the full amounts of their fair values.

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it deconsolidates a subsidiary.

In March 2008, the FASB issued SFAS No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions. The Company does not believe implementation of FSP No. 142-3 will have a material impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “the Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

In May 2008, the FASB issued SFAS No. 163, ACCOUNTING FOR FINANCE GUARANTEE INSURANCE CONTRACTS – AN INTERPRETATION OF FASB STATEMENT NO. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 12             New Accounting Standards (continued)

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s financial statements.

In November 2008, the Emerging Issues Task Force (“EITF”) issued Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining access to the asset (a defensive asset), assets that the acquirer will never actually use, as well as assets that will be used by the acquirer during a transition period when the intention of the acquirer is to discontinue the use of those assets. EITF 08-7 is effective as of January 1, 2009. The Company does not expect the adoption of EITF 08-7 to have a material impact on its financial statements.

On January 12, 2009 the FASB issued a final Staff Position ("FSP") amending the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets to achieve more consistent determination of whether another-than-temporary impairment has occurred. This FSP does not have an impact on the Company at the present time.

On April 1, 2009 the FASB issued FSP FAS 141(R)-1 that amends and clarifies FASB No. 141 (revised 2007), Business Combinations, to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosures of assets and liabilities arising from contingencies in a business combination.

On April 9, 2009 the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157, Fair Value Measurements. FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. These FSPs do not have an impact on the Company at the present time.

On May 28, 2009 the FASB announced the issuance of SFAS 165, Subsequent Events. SFAS 165 should not result in significant changes in the subsequent events that an entity reports. Rather, SFAS 165 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

On June 12, 2009 the FASB issued two statements  that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166,  Accounting for Transfers of Financial Assets, and SFAS No. 167, Amendments to FASB Interpretation No. 46(R).

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)

Note 12              New Accounting Standards (continued)

SFAS No. 166 revises SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets, the FASB said. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the de-recognition of financial assets, and calls upon sellers of the assets to make additional disclosures about them.

SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R), Consolidation of Variable Interest Entities, by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated, the FASB said. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions.

The standards will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean January 2010 for companies that are on calendar years. The guidance will have to be applied for first-quarter filings.

The FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, on June 29, 2009  and, in doing so, authorized the Codification as the sole source for authoritative U.S. GAAP.   SFAS No. 168  will be effective for financial statements issued for reporting periods that end after September 15, 2009.  Once it's effective, it will supersede all accounting standards in U.S. GAAP, aside from those issued by the SEC.  SFAS No. 168 replaces SFAS No. 162 to establish a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 13              Other

On October 31, 2008 the Company signed a letter of intent (“LOI”) with Flukong Enterprise Inc. (“Flukong”) for a purchase order of up to 500 of Clean Power’s steam hybrid engines to provide fuel savings of 40 per cent or better in refrigerated trailer (“reefer”) applications with Flukong Enterprise Inc., an Edmonton, Alberta based corporation. The LOI grants distributorship to Flukong for new customers in both Canada and China, and is renewable annually if Flukong can demonstrate inter alia its capacity to meet a sales target of a pre-agreed number of reefer engines per year.  Under the terms of the LOI, Flukong would purchase up to 500 of Clean Power’s hybrid refrigeration engines over an 18 month period, following their formal certification by US regulatory bodies, most notably the Environmental Protection Agency (“EPA”).  Furthermore, upon commencement of the first delivery, Clean Power would grant an option for Flukong to purchase an additional 1,000 reefer engines per year for two years. To secure these terms Flukong has paid a US$84,000 deposit to Clean Power Technologies.

During the quarter ended November 30, 2008, the Company and Quercus agreed to extend the date for the filing of the registration statement on Form S-1, more particularly described under Note 8 to these financial statements to November 19, 2008, on which date the Company successfully filed its Form S-1.  The registration statement was declared effective by the SEC on December 4, 2008.

CLEAN POWER TECHNOLOGIES INC.
 (A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
May 31, 2009
 (Stated in U.S. Dollars)
(Unaudited)
Note 14             Subsequent events

Subsequent to the quarter ended May 31, 2009 the Company issued a total of 25,000 shares under the 2007 Stock option and Stock Award plan with respect to contractual commitments under certain employment contracts.

Subsequent to the quarter the Company issued a total of 2,160,000 shares to the legal firm of Gersten Savage LLP to settle certain legal fees in respect of the filing and prosecution of various domestic and foreign patents.  Please refer to Notes 7 and 10 above.

On June 13, 2009 the Company held its 2009 Annual General Meeting of Shareholders (the “Meeting”).  At the Meeting shareholders elected directors, ratified the appointment of the Company’s independent auditors for the current fiscal year and approved a 2009 Stock Option and Stock Award Plan whereby the Company may issue up to 4,000,000 shares of the Company’s common stock to directors, officers, employees and consultants, as further described in the Definitive Schedule 14C filed with the SEC on May 19, 2009.

On June 29, 2009 the Company entered into a five (5) year lease for additional office and warehouse space in a property located in New Haven, East Sussex, U.K., adjacent to its current leased facilities at an annual rate of $24,291 (£15,000) payable quarterly commencing June 2009.   Concurrently the Company entered into an option to purchase the aforementioned property, exercisable June 2009 through December 2010, for a purchase price the greater of (i) the price stated in an Independent Valuation or (ii) £425,000 less any reductions previously specified and agreed in a former option agreement.

The lease payments for each of the five succeeding fiscal years are as follows:

2009	$4,049
2010	24,291
2011	24,291
2012	24,291
2013	24,291
Thereafter	20,242
Total:	$121,455

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Much of the discussion in this Item is “forward-looking” as that term is used in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Actual operations and results may materially differ from present plans and projections due to changes in economic conditions, new business opportunities, changed business conditions, and other developments. Other factors that could cause results to differ materially are described in our filings with the Securities and Exchange Commission.

There are several factors that could cause actual results or events to differ materially from those anticipated, and include, but are not limited to general economic, financial and business conditions, changes in and compliance with governmental laws and regulations, including various state and federal environmental regulations, our ability to obtain additional financing from outside investors and/or bank and mezzanine lenders and our ability to generate sufficient revenues to cover operating losses and position us to achieve positive cash flow. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of a certain date.

MANAGEMENT’S PLAN OF OPERATION

Our plan of operation over the next twelve months is to further the research and development on our technology resulting in a commercial application in mid 2010. If successful, we intend to license the technology or form partnerships for the use of the technology with any customers we may identify.

We have to date been funded by existing working capital, by an offering of our convertible debentures and common stock, and by stockholder loans from a director and executive officer of the Company.  On July 11, 2008, the Company closed on two million ($2,000,000) of a maximum of $5,000,000 of convertible debentures. Under the terms of the agreement the Company could raise an additional three million ($3,000,000) from one or more investors. On February 10, 2009, the Company closed an additional one million ($1,000,000) by way of an equity financing at a price of $0.45 per share.  The Company issued a total of 2,222,222 shares of common stock and warrants to purchase an aggregate of 2,777,778 shares of common stock pursuant to this financing, excluding placement agent warrants.  During the next twelve (12) months, the Company will require approximately three and a half million ($3,500,000) dollars for development and operating costs, of which approximately nine hundred thousand ($900,000) dollars will be applied to research and development of the project. The Company anticipates expending approximately $1,400,000 on salaries for management, employees and consultants, $144,000 in lease and rental payments for our development facility, $300,000 on patent related fees and legal fees, $400,000 on taxes, insurance and administration of the project, $120,000 on audit and accounting related fees and approximately $250,000 on travel, investor/public relations and miscellaneous corporate expenses. As of May 31, 2009, the Company had available cash of $144,806 as compared to available cash of $1,203,030 at August 31, 2008. During the nine month period ending May 31, 2009, along with regular monthly operational expenditures, the Company undertook certain leasehold improvements and acquired certain equipment further reducing the Company’s cash position by approximately $513,599.  The Company will not have sufficient capital to continue operations for the next three months and will be required to raise additional required capital by way of equity or stockholder loans.  The Company is currently expending approximately $500,000 per quarter in operations and therefore an additional $360,000 at a minimum will need to be raised during the three months ended August 31, 2009, after taking into account the existing cash available of approximately $140,000 as at the quarter ended May 31, 2009.

 There can be no assurance that the Company will be able to raise these required funds. If the Company cannot raise the required funds then operations may cease.

CRITICAL ACCOUNTING POLICIES

We have identified certain accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations.

Revenue recognition

The Company recognizes revenue in accordance with the provision of the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 104 which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements.  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Research and development

All costs of research and development activities are expensed as incurred.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), BUSINESS COMBINATIONS. This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, be recognized at the full amounts of their fair values.

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it deconsolidates a subsidiary.

In March 2008, the FASB issued SFAS No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS  No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions. The Company does not believe implementation of FSP No. 142-3 will have a material impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “the Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

In May 2008, the FASB issued SFAS No. 163, ACCOUNTING FOR FINANCE GUARANTEE INSURANCE CONTRACTS – AN INTERPRETATION OF FASB STATEMENT NO. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s financial statements.

In November 2008, the Emerging Issues Task Force (“EITF”) issued Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining access to the asset (a defensive asset), assets that the acquirer will never actually use, as well as assets that will be used by the acquirer during a transition period when the intention of the acquirer is to discontinue the use of those assets. EITF 08-7 is effective as of January 1, 2009. The Company does not expect the adoption of EITF 08-7 to have a material impact on its financial statements.

On January 12, 2009 the FASB issued a final Staff Position ("FSP") amending the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets to achieve more consistent determination of whether another-than-temporary impairment has occurred. This FSP does not have an impact on the Company at the present time.

On April 1, 2009 the FASB issued FSP FAS 141(R)-1 that amends and clarifies FASB No. 141 (revised 2007), Business Combinations, to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosures of assets and liabilities arising from contingencies in a business combination.

On April 9, 2009 the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157, Fair Value Measurements. FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. These FSPs do not have an impact on the Company at the present time.

On May 28, 2009 the FASB announced  the issuance of SFAS 165, Subsequent Events. SFAS 165 should not result in significant changes in the subsequent events that an entity reports. Rather, SFAS 165 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

On June 12, 2009 the FASB issued two statements  that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166,  Accounting for Transfers of Financial Assets, and SFAS No. 167, Amendments to FASB Interpretation No. 46(R).

SFAS No. 166 revises SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets, the FASB said. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the de-recognition of financial assets, and calls upon sellers of the assets to make additional disclosures about them.

SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R), Consolidation of Variable Interest Entities, by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated, the FASB said. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions.

The standards will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean January 2010 for companies that are on calendar years. The guidance will have to be applied for first-quarter filings.

The FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, on June 29, 2009  and, in doing so, authorized the Codification as the sole source for authoritative U.S. GAAP.   SFAS No. 168  will be effective for financial statements issued for reporting periods that end after September 15, 2009.  Once it's effective, it will supersede all accounting standards in U.S. GAAP, aside from those issued by the SEC.  SFAS No. 168 replaces SFAS No. 162 to establish a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of August 7, 2009:

Our Board of Directors consists of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. We also have provided a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

NAME	AGE	POSITION
Abdul Mitha	63	Director, President and Chief Executive Officer
Diane Glatfelter	43	Director, Secretary and Treasurer and Chief Financial Officer
Michael Burns	54	Director
David Anthony	48	Director
Peter Gennuso	38	Vice President, Corporate Strategy and Director

Our executive officers are elected annually by our Board of Directors.

Abdul Mitha, President, Chief Executive Officer and Member of the Board of Directors

On September 28, 2006, Abdul Mitha was elected to the Board of Directors of the Issuer. Mr. Abdul Mitha has served as the Issuer’s President since June 2, 2006 and Vice President Finance since July 30, 2005. Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies. Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc. From March 1991 to September 2005, Mr. Mitha was the President and shareholder of AVS 90 PV Associates Ltd. a company which acted as an advisor and consultant to start up companies, and was involved in the financing and negotiating of joint venture projects. From September 2005, to present, Mr. Mitha was the President and a director of Unicus Corporation, a company involved in the promotion of steam and gas technologies.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he immigrated to Canada. Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments. Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar. Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha has been appointed to serve on the compensation committee of the Issuer.

Mr. Mitha is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Diane Glatfelter, Secretary-Treasurer, Member of the Board of Directors

Ms. Diane Glatfelter was appointed as a director and Secretary – Treasurer of the Issuer on May 23, 2006. Ms. Glatfelter holds a Bachelor of Science with a major in marketing and a minor in management, received from the University of Bridgeport in 1988. From June 1999 to the date of this filing, Ms. Glatfelter is the President and shareholder of K2 Unlimited, Inc. a consulting company which provides consulting in all areas of cash flow, including factoring, purchase order advances, debt management, bounced check recovery, loans, revenue management, risk management and collections.

Ms. Glatfelter has 150 million dollars of accounts receivable under management for various clients at any one time. Ms. Glatfelter resides in Billerica, MA.

Ms. Glatfelter is an officer and director of OLM Ventures Inc., a reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Michael Burns, Member of the Board of Directors

Mr. Michael Burns was appointed as a director of the Issuer on May 23, 2006. Mr. Burns is an engineer with experience in the field of control systems, project management. From December, 2002 to the date of this filing, Mr. Burns was the managing director for Engineering Verification Services Ltd., a company offering various automotive design and development projects including a heat recovery steam engine hybrid vehicle project with MitsuiBabcock. From April 2001 to December 2002, Mr. Burns held the position of Chief Engineer, Engineering Verification Services and Business Unit Manage with TWR Engineering Worthing Technical Centre. From October 1994 to April 2001, Mr. Burns was employed by the Daewoo Motor Company with his final position being Chief Engineer, vehicle testing, prototype building and executive board member. He had under management a department of 240 people. Mr. Burns resides in the United Kingdom.

Mr. Burns is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

David Anthony, Member of the Board of Directors

Beginning in 2006, David Anthony has been acting as managing partner of 21 Ventures, LLC, a New York based company that provides seed and bridge capital to early stage technology ventures. Mr. Anthony also serves on the board of directors of Agent Video Intelligence, Orion Solar, BioPetroClean, Cell2Bet, Juice Wireless, Visioneered Image Systems, and VOIP Logic. Mr. David Anthony is a consultant to The Quercus Trust.  He is an Adjunct Professor at the New York Academy of Sciences and also serves as entrepreneur-in-residence at the University of Alabama, Birmingham School of Business. Mr. Anthony received his MBA from The Tuck School of Business at Dartmouth College in 1989 and a BA in economics from George Washington University in 1982.

Mr. Anthony is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Peter Gennuso, Member of the Board of Directors and Vice President Corporate Strategy

Mr. Peter J. Gennuso was appointed as a member of the Board of Directors on May 15, 2008 and has been our Vice President, Corporate Strategy since February 2009. Mr. Gennuso is a partner at Gersten Savage LLP, New York, and has held this position since January 2008. Mr. Gennuso was initially an Associate with Gersten Savage LLP from May 2004 to December 2007, later becoming partner in January. Mr. Gennuso is currently legal counsel for Clean Power Technologies Inc. and has served as legal council since December 27, 2006. Mr. Gennuso earned a JD and MBA (Finance) from Pace University in 1998.

Mr. Gennuso is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

TERM OF OFFICE

Our directors have been appointed for a one-year term to hold such position until the next annual meeting of the shareholders or until their successor is duly elected and qualified.  We have recently amended our Articles of Incorporation to authorize our Board of Directors to provide that our Board of Directors be divided into three classes, designated Class I, Class II, and Class III, with the term of office of one expiring at each annual meeting of shareholders.

EMPLOYEES

As of August 5, 2009, the Company had a total of 11 employees all of whom are full-time employees.  We have employment agreements with Abdul Mitha, our Chief Executive Officer, and Mike Burns, a director of our Company and an officer of our UK Subsidiary.

The Company has also retained a consultant who is a steam specialist to advise on the steam and technical issues pertaining to the development of the reefer engine and a marketing consultant for advice on marketing strategies.

We believe our employee relations are generally good.   Our employees are not represented by a collective agreement.

The Company does not presently have any direct employees, save for our Chief Executive Officer, Mr. Abdul Mitha.   All of the remaining 10 employees are employees of our U.K. subsidiary.

CODE OF ETHICS

The Board of Directors of the Company approved a code of ethics on February 10, 2007. The code of ethics as it relates to our principal officers has been posted on the Company’s website. The Company will file a copy of the code of ethics with its annual report as required by the regulatory authorities. Any security holder may write to the Company at the address set out on page 1 and request a copy of the document.

AUDIT COMMITTEE

At this time, the Company is not required to have an audit committee. Further, since there are not sufficient independent members of the Board it is not feasible at this time to have an audit committee.   The Board of Directors performs the same functions as an audit committee.  The Board of Directors in performing its functions as an audit committee has determined that it does not have an audit committee financial expert.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors approved a stock option and stock award plan on February 10, 2007 (the “2007 Plan”). Under the 2007 Plan, a maximum of 2,000,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Company. The duration of the 2007 Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.

The Board of Directors approved a stock option and stock award plan on February 10, 2008 (the “2008 Plan”). Under the 2008 Plan, a maximum of 2,000,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Company. The duration of the 2008 Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.

The Board of Directors approved a stock option and stock award plan on April 30, 2009 (the “ 2009 Plan”).   Under the Plan, a maximum of 4,000,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Corporation.  The duration of the Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.   The 2009 Plan was approved by the shareholders on June 13, 2009.

 The Company’s 2007 Plan, 2008 Plan and 2009 Plan (collectively the “Plans”) are to be used to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of stockholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.

The Company’s Plans are currently administered by its Principal Executive Officer, Mr. Abdul Mitha under the guidelines of the plans as detailed below:

The Administrator shall have the authority, in its discretion:

(i) to determine the fair market value of the securities to be issued under these Plans;

(ii) to select the Participants to whom the Options and Stock Awards may be granted thereunder;

(iii) to determine whether and to what extent Options or Stock Awards or any combination thereof, are granted thereunder;

(iv) to determine the number of shares of Common Stock or equivalent units to be covered by each Option and Stock Award granted thereunder;

(v) to approve forms of agreement for use under these Plans;

 (vi) to determine the terms and conditions, not inconsistent with the terms of these Plans, of any Option or Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or Stock Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of this Plan and Options or Stock Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plans, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)  to modify or amend each Option or Stock Award (subject to Section 18(c) of the Plans);

(x)  to authorize any person to execute on behalf of the Company any instrument or treasury order required to effect the grant of an Option or Stock Award previously granted by the Administrator; and

(xi)  to make all other determinations deemed necessary or advisable for administering these Plans.

The Company’s Executive Compensation is currently approved by the Board of Directors of the Company in the case of the Company’s Principal Executive Officer.   For all other executive compensation contracts, the Principal Executive Officer negotiates and approves the contracts and compensation.

On May 22, 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and executive officer of the Company.  Under the terms of the Agreement, the Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement.   The options vest immediately upon issuance of the underlying agreement at each anniversary date, and the option shares shall be exercisable by Mr. Mitha within 5 years from the date of grant.

Further under the terms of the Agreement, all options issued to Mr. Mitha in accordance with the Agreement shall become immediately exercisable as to 100% of the shares of Common Stock not otherwise vested upon any termination of employment.

Following is a table outlining the number of options required to be granted as fully vested under the Agreement at each anniversary date and the term of said options:

Date	Number of Options	Expiry Date
May 1, 2009	1,000,000	April 30, 2014
May 1, 2010	1,000,000	April 30, 2015
May 1, 2011	1,000,000	April 30, 2016
May 1, 2012	1,000,000	April 30, 2017
May 1, 2013	1,000,000	April 30, 2018
May 1, 2014	1,000,000	April 30, 2019
TOTAL	6,000,000

On August 8, 2008, the project manager, Mike Burns,  entered into a new employment agreement (the “Employment Agreement”) with the Company for a term of four (4) years.  Under the terms of the Employment Agreement, from March 1, 2009 and on each subsequent anniversary during the term of the Employment Agreement, the project manager is entitled to an annual salary increase of 10%, as well as the following performance based compensation:

•	500,000 shares of common stock when the Refrigeration Compact Heat Exchanger (the “Refrigeration Unit”) for the grocery truck/trailer is successfully tested;
•	1,000,000 shares of common stock when the first Refrigeration Unit is commercially sold;
•
1,000,000 shares of common stock each time the heat recovery system for (i) the Marine application or   (ii) an Auxiliary Steam Engine for trucks or similar engines based on steam recovery are commercially sold to the first customer;

•	1,000,000 shares of common stock when the first automobile which is developed on the heat recovery system is successfully tested and verified by the E.P.A; and,
•	1,000,000 shares of common stock when the first automobile heat recovery system is commercially sold.

The stock options and stock awards under these two above contracts were not issued under either of the Company’s stock option and stock award plans, but will be issued directly from Company treasury, if earned.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards $	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdul Mitha Principal Executive Officer	2008	$166,667	-0-	-0-	$2,913,061	-0-	-0-	$2,600,000	$5,679,728
Abdul Mitha Principal Executive Officer	2007	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Diane Glatfelter Principal Financial Officer	2008	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Diane Glatfelter Principal Financial Officer	2007	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Burns, Secretary of UK Subsidiary	2008	$191,119	-0-	-0-	-0-	-0-	-0-	-0-	$191,119
Michael Burns, Secretary of UK Subsidiary	2007	$140,976	-0-	-0-	-0-	-0-	-0-	-0-	$140,976

Grants of Plan Based Awards

There were no awards made to any of our executive officers under our 2007, 2008 or 2009  Stock Option and Stock Award Plans.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of our latest fiscal year ended August 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Abdul Mitha	Nil	6,000,000	Nil	See (1) below	See (1) below	Nil	Nil	Nil	Nil
Diane Glatfelter	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Burns	Nil	Nil	Nil	Nil	Nil	5,500,000	See (2) below	Nil	Nil

(1) Mr. Mitha has the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement.   The options vest immediately upon issuance of the underlying agreement at each anniversary date, and the option shares shall be exercisable by Mr. Mitha within 5 years from the date of grant.

(2)   Mr. Burns has the right to stock awards based on benchmarks of development more particularly described above.  We have not valued the awards as they are not yet earned.  Based on the closing price of the Stock as of August 8, 2008 the awards would have had a value of $4,125,000.

Option exercises and stock vested table

There were no shares acquired by any of our executive officers from the exercise of stock options or from stock awards or stock appreciation rights during fiscal 2008.

Pension Benefits

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Nonqualified and defined contribution and other nonqualified deferred compensation plans.

The Company has no plans at the current time.

Potential Payments upon termination or change in control

Other than the agreement with Mr. Abdul Mitha, described above, the Company does not have any termination of employment or change in control arrangements with any of its executive officers.

EMPLOYMENT AGREEMENTS

Other than the agreement with Mr. Abdul Mitha, the Company does not have any employments contracts with any of its executive officers and has no termination of employment or change in control arrangements with any of its executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of August 7, 2009, with respect to the beneficial ownership of the Company’s Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable 5% stockholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	Doosan Babcock Energy Ltd. 11 The Boulevard, Crawley, West Sussex, U.K.	4,000,000 shares held directly	5.55%
Common	Richard Schmidt 2627 Laurel, Calgary, Alberta T3E 6B4	3,750,000 shares held directly	5.19%
Common	Abdul Mitha 32 Hawkwood Pl N.W. Calgary, Alberta T3G 1X6 CEO, President, Director	10,535,553 common shares of which 7,535,553(2) common shares are held directly, 2,000,000 (3) common shares are held indirectly, and 1,000,000 options held directly (4)	14.59%
Common	The Quercus Trust 1835 Newport Blvd, A109–PMB 467 Costa Mesa, CA 92627	18,327,868 common shares held directly (5)	25.38%

(1) based upon 72,220,695 issued and outstanding shares of common stock as of August 7, 2009
(2) This amount includes 314,524 common shares which are available for issue under the terms of a convertible loan with Mr. Mitha, as at February 28, 2009.
(3) These 2,000,000 common shares are owned by Mr. Mitha’s wife, who owns 500,000 shares of common stock and Mr. Mitha’s son and daughter, who each own 750,000 shares of common stock.  Mr. Mitha disclaims any beneficial ownership of these shares, and therefore these 2,000,000 shares are not included in the percent of class calculation

(4) A total of 1,000,000 options are presently issuable and exercisable by Mr. Mitha pursuant to his employment contract and are included in this calculation.  The options were issued on May 1, 2009, are fully vested, and expire on April 30, 2014. The exercise price is the average 90 days trading price immediately preceding May 1, 2009. A further 5,470,725 options are required to be issued to Mr. Mitha over the period of his contract or upon his termination.  The Company does not anticipate a termination of Mr. Mitha’s contract at this time and have determined not to include these 5,000,000 options in the calculation as they have yet been earned pursuant to the contract

(5) Consists of up to 5,000,000 shares of common stock to be issued pursuant to a Convertible Debenture in the amount of $2,000,000, 470,725 shares of common stock issued as interest on the Convertible Debentures, 4,285,714 shares of common stock issuable upon the exercise of Class A warrants and 2,857,143 shares of common stock issuable upon the exercise of Class B warrants. This also includes 2,222,222 shares of common stock issued as a result of a stock purchase agreement, which agreement also included warrants to purchase 1,666,667 and 1,111,111 shares of our common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from the date of issuance on February 10, 2009

SECURITY OWNERSHIP OF OUR BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

The following table shows, as of August 7, 2009, the shares of Clean Power Common Stock beneficially owned by each director (including each nominee), by each of the executive officers and by all directors and executive officers as a group.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	Abdul Mitha Chief Executive Officer, President and Director	10,535,553 common shares of which 7,535,553(2) common shares are held directly, 2,000,000(3) common shares are held indirectly, and 1,000,000 options held directly(4)	14.59%

Common	Michael Burns Director	1,050,000 common shares of which 1,000,000 are held directly and 50,000(5) common shares are held indirectly	1.45%
Common	Diane Glatfelter Chief Financial Officer, Secretary-Treasurer and Director	240,150 common shares held directly	0.03%
Common	Peter J. Gennuso Vice President Corporate Strategy and Director	861,839 common shares held directly	1.20%
Common	David Anthony(6) Director	0 common shares	0.00%
Common	All Officers and Directors as a group	Common shares	17.56%
(1) Based upon 72,220,695 issued and outstanding shares of common stock as of August 7, 2009.
(2) This amount includes 314,524 common shares which are available for issue under the terms of a convertible loan with Mr. Mitha, as at February 28, 2009.
(3) These 2,000,000 common shares are owned by Mr. Mitha’s wife, who owns 500,000 shares of common stock and Mr. Mitha’s son and daughter, who each own 750,000 shares of common stock.  Mr. Mitha disclaims any beneficial ownership of these shares, and therefore these 2,000,000 shares are not included in the percent of class calculation.
(4) A total of 1,000,000 options are presently issuable and exercisable by Mr. Mitha pursuant to his employment contract., and are included in this calculation.  The options were issued on May 1, 2009, are fully vested, and expire on April 30, 2014. The exercise price is the average 90 days trading price immediately preceding May 1, 2009. A further 5,000,000 options are required to be issued to Mr. Mitha over the period of his contract or upon his termination.  The Company does not anticipate a termination of Mr. Mitha’s contract at this time and have determined not to include these 5,000,000 options in the calculation as they have yet been earned pursuant to the contract.
(5) The 50,000 common shares are owned by Mr. Burn’s wife.  Mr. Burns disclaims any beneficial ownership of these shares.
(6) Mr. David Anthony is a consultant to The Quercus Trust, whose shares of common stock are covered by this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2008, the Company paid approximately $123,417 in cash and issued a total of 2,160,000 shares of our common stock during fiscal 2008 to Gersten Savage LLP in connection with legal services. Mr. Peter Gennuso, a member of the Company’s Board of Directors, is a partner at Gersten Savage LLP.

During fiscal 2008, the Company issued 3,021,586 shares of common stock to retire debt at $0.50 per share. The debt was due to Abdul Mitha, President.

During fiscal 2008, the Company granted and issued a stock award of 250,000 common shares to Gordon Mak, a consultant to the Company. The stock awards were valued at $0.65 per common share at the time of issuance.

During fiscal 2008, the Company granted and issued a stock award of 250,000 common shares to Richard Schmidt, an affiliate of the company.   The stock awards were valued at $0.65 per common share at the time of issuance.

During fiscal 2008, the Company granted and issued a stock award of 100,000 common shares to Christopher Althorp-Gormlay, an advisory board member.  The stock awards were valued at $1.00 per common share at the time of issuance.

During fiscal 2008, the Company granted and issued a stock award of 100,000 common shares to James Mason, an advisory board member.  The stock awards were valued at $1.00 per common share at the time of issuance.

During fiscal 2008, rent expense of $35,835 (£18,000) was charged by a director of the Company and of CPTL-UK.

During fiscal, 2008, a company with a director in common advanced $815,000 for operations and this amount was converted to common shares under the terms of a pre-existing agreement at $0.25 per share for a total of 3,260,000 shares.

During fiscal 2008, the Company issued a total of 250,000 common shares to David William Thursfield, who was at the time of the issuance a director of the Company, as director’s fees.  The common shares were valued at $250,000 as at the time of issuance.

During fiscal 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and executive officer of the Company.  Under the terms of the Agreement, the Company must employ Mr. Mitha until July 1, 2014, unless sooner terminated, with the provision of extending the term for an additional five (5) years upon mutual agreement between the Company and Mr. Mitha.  The Company has agreed to compensate Mr. Mitha with an annual base salary of $500,000 during the first year of the initial term, with annual increases of 20% per year thereafter during the term of the Agreement, payable in consistent payroll installments. The Company has also agreed to increase Mr. Mitha’s base salary to $750,000 when the Company generates in excess of $1,000,000 and up to $5,000,000 in gross revenue.  In the event that the Company is unable to pay the base salary in cash to Mr. Mitha, the Company is required to provide compensation within ninety (90) days by way of restricted shares of common stock, issued at $0.50 per share.  Mr. Mitha is entitled to receive bonus payments or incentive compensation, as may be determined by the Board of Directors of the Company, relating to various share issuances and stock incentive compensation as outlined in the Agreement.  Mr. Mitha is also entitled to participate in all stock option plans of the Company in effect during the term of employment. The Company shall take all action reasonably requested by the Executive to permit any cashless exercise of the options as permitted under the Company’s Stock Option Plan. The Company has agreed to enter into a stock option agreement with Mr. Mitha, granting Mr. Mitha the option to purchase at the end of each anniversary of the Agreement 1,000,000 shares of the Company’s common stock at an exercise price of the average 90 days trading price immediately preceding the anniversary date of the Agreement.  The options vest immediately upon issuance and these option shares shall be exercisable by Mr. Mitha within 5 years from the date of such options becoming due and exercisable.  As compensation for the services provided by Mr. Mitha to the Company from April 27, 2004 through the date of the Agreement, the Company has agreed to give Mr. Mitha 4,000,000 shares of the Company’s restricted common stock.

The shares were valued during the quarter at the closing price of the Company’s common stock on the effective date of the Agreement, May 1, 2008, or $0.65 per share for a total of $2,600,000 which amount has been expensed. As at the fiscal year ended August 31, 2008 Mr. Mitha has charged $166,667 of which $40,000 has been paid and $126,667 has accrued with respect to his monthly salary obligation.

During fiscal 2008, the Company issued 3,021,586 shares of common stock to retire debt, including accrued interest totaling $51,690 as at the date of settlement, at $0.50 per share.  Interest expense of $41,970 was imputed at 10% in respect to these advances for the period prior to the execution of the convertible debenture ended February 28, 2007.   The debt was due to Abdul Mitha, the Company’s President and CEO.  During the fiscal year ended August 31, 2008 Mr. Mitha advanced an additional $545,925 for operations, of which a total of $109,865 was repaid against principal. As at August 31, 2008 the Company owed $447,556 ($1,269,723 – 2007) including accrued interest of $11,496, to Mr. Mitha under the terms of a convertible debenture approved September 28, 2006, with terms noted below.

•	the director and/or his assignees may provide funding up to $6 million U.S. dollars ($6,000,000);
•	the convertible debenture is secured by all the assets of the Company;
•	amounts due under the convertible debenture including principal and interest shall be convertible at $0.50per share and may be convertible in total or in part;
•	the Company shall execute a promissory note for all funds received as at February 28, 2007, and eachquarter thereafter for any funds received during that quarter (the “Promissory Notes”);
•	amounts advanced bear interest at 8% per annum which shall accrue and be paid on the maturity date of each Promissory Note. Each note shall mature two (2) years from the date of issue; and
•	the Company may elect to repay the debenture at any time, without penalty, or upon the director advising of his election to convert the amount owed into common shares.

During fiscal 2008 the Company recorded amortization of loan discount in the amount of $58,099 (2007 - $24,694).  Unamortized discount at August 31, 2008, which has been applied to additional paid in capital with respect to the beneficial conversion feature associated with the provisions of the proceeds at August 31, 2008, is $308,035 (2007 - $241,068), which amount is being amortized over  the term of the note(s) or until conversion.

On April 24, 2006 CPTI entered a research and development agreement (the “Agreement”) to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights with two directors and officers of CPTL-UK.  Under the terms of the Agreement, the Company agreed to retain one director as the Company’s project director at a fee of £3,000 (US$5,972) per month for a period of 36 months commencing May 2006 and the second director as the Company’s project manager at a fee of £6,000 (US$11,945) per month for a period of 36 months commencing May 2006.  During March 2008 the monthly fee for the project manager was increased to £10,000 (US$19,908).   On August 8, 2008 the project manager entered into a new employment agreement (the “Employment Agreement”) with the Company for a term of four (4) years.  Under the terms of the Employment Agreement, from March 1, 2009 and on each subsequent anniversary during the term of the Employment Agreement, the project manager is entitled to an annual salary increase of 10%, as well as the following performance based compensation:

•	500,000 shares of common stock when the Refrigeration Compact Heat Exchanger (the “Refrigeration Unit”) for the grocery truck/trailer is successfully tested;
•	1,000,000 shares of common stock when the first Refrigeration Unit is commercially sold;
•
1,000,000 shares of common stock each time the heat recovery system for (i) the Marine application or (ii) an Auxiliary Steam Engine for trucks or similar engines based on steam recovery are commercially sold to the first customer;

•	1,000,000 shares of common stock when the first automobile which is developed on the heat recovery system is successfully tested and verified by the E.P.A; and
•	1,000,000 shares of common stock when the first automobile heat recovery system is commercially sold.

During the period ended August 31, 2008, directors of CPTL-UK received $266,617 for services rendered pursuant to management contracts.  On August 5, 2008 both the project manager and project director resigned as directors of CPTL-UK.   The project manager remains an officer of CPTL-UK by virtue of his appointment as secretary.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by referenced therein for copies of the actual contract, agreement or other document. We are currently required to file annual, quarterly and special reports, proxy statements and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website at www.cleanpowertechnologies.com as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

CLEAN POWER TECHNOLOGIES, INC.

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$176.12
Legal fees and expenses	$10,000.00
Accountants’ fees and expenses	–
Printing expenses	–
Total	$10,176.12

*	All amounts except the SEC registration fee are estimated.

All of the expenses set forth above are being paid by us.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There were no underwriting discounts or commissions paid in connection with the sale of these securities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In January, 2007, we issued a total of 121,429 common shares to Messrs. Kaplowitz, Gennuso, Marcus and Fornari in connection with legal services rendered to us. The shares were sold under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.There were no underwriting discounts or commissions paid in connection with the sale of these securities.

On March 1, 2007, we issued a total of 100,000 shares of common stock to Crysler Investments Ltd. and 250,000 shares of common stock to Buccaneer Holdings Inc. for consulting services rendered to us in connection with our general corporate matters and for review of our business plan materials. The shares were sold under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

On May 8, 2007, we issued the following securities under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities:

Name & Address	Number of Shares Issued	Reason for Issuance
Unicus Corporation 436-35th Avenue N.W., Calgary, Alberta T2K 0C1	1,800,000 Common Shares	Private Placement @ $0.25 per Common Share
Richard Dennis Dunedin, 16 Corsica Road Seaford, East Sussex XO BN251BD	50,000 Common Shares	Directors Fees
Alastair Fraser 11, The Boulevard Crawley, West Sussex United Kingdom RH10 1UX	50,000 Common Shares	Consulting Fees

On May 8, 2007, we issued the following securities pursuant an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Peter Gennuso 600 Lexington Avenue, 9th Floor New York, NY 10022	71,839 Common Shares	Legal Fees
James D. Fornari 600 Lexington Avenue, 9th Floor New York, NY 10022	71,839 Common Shares	Legal Fees
Jay Kaplowitz 600 Lexington Avenue, 9th Floor New York, NY 10022	71,839 Common Shares	Legal Fees
Arthur Marcus 600 Lexington Avenue, 9th Floor New York, NY 10022	35,920 Common Shares	Legal Fees
David Danovitch 600 Lexington Avenue, 9th Floor New York, NY 10022	35,920 Common Shares	Legal Fees

Sandra Nunn 1107 Brewley Lane Vista CA 92081	50,000 Common Shares	Directors Fees

On June 13, 2007, we issued a total of 4,000,000 shares of restricted Common Stock to Doosan Babcock Energy Ltd. pursuant to the terms and conditions of a subscription agreement received May 21, 2007.  The Subscription Agreement was executed pursuant to the terms and conditions of that Collaboration Agreement dated October 11, 2006. The shares were sold under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

During the quarter ended November 30, 2007, we issued the following securities under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Date of Issuance	Issued To:	Title and Number of Shares Issued	Consideration
September 28, 2007	David William Thursfield Lion House, 15 Lypiatt Terrace Cheltenham Gloucestershire, UK GL50 2SX Mr. Thursfield is a director of the Company	250,000 Common Shares	Directors Fees
September 28, 2007	Christopher Ian Althorp-Gormlay Hoefield House, Church Lane The Leigh Gloucestershire, UK GL19 4AD Mr. Althorp-Gormlay is a member of the Company’s advisory board.	100,000 Common Shares	Advisory Committee Fees
September 28, 2007	James Edward Mason Penbra 38 High Street Eaton on the hill Stanford Lincs, UK PE9 3LN Mr. Mason is a member of the Company’s advisory board.	100,000 Common Shares	Advisory Committee Fees
October 29, 2007	Unicus Corporation 436-35th Avenue N.W., Calgary, Alberta T2K 0C1 Unicus Corporation has a director and officer in common with the Company	1,000,000 Common Shares	Private Placement @ $0.25 per Common Share

October 30, 2007	Abdul Mitha 436 – 35 Avenue NW Calgary, Alberta T2K 0C1 Mr. Mitha is a Director and Officer of the Company	3,021,586 Common Shares	Secured Convertible Debenture @ $0.50 per Common Share

During the quarter ended February 29, 2008, we issued the following securities under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Date of Issuance	Issued To:	Title and Number of Shares Issued	Consideration
January 2, 2008	Unicus Corporation 436-35th Avenue N.W., Calgary, Alberta T2K 0C1 Unicus Corporation has a director and officer in common with the Company	1,420,000 Common Shares	Private Placement @ $0.25 per Common Share
February 15, 2008	Unicus Corporation 436-35th Avenue N.W., Calgary, Alberta T2K 0C1 Unicus Corporation has a director and officer in common with the Company	840,000 Common Shares	Private Placement @ $0.25 per Common Share

During the quarter ended May 31, 2008, we issued the following under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Name & Address	Number of Shares Issued	Reason for Issuance
Gordon Mak 48 Panorama Hills Mnr NW Calgary, AB T3K 5K7	250,000 Common Shares	Consulting Fees
Richard Schmidt 2627 Laurel Crescent SW Calgary, AB T3E 6B4	250,000 Common Shares	Consulting Fees

On June 11, 2008 the Company issued 600,000 shares of common stock to a consultant to the Company under its 2007 Stock Option and Award Plan.  We issued the shares under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

On July 11, 2008, Clean Power Technologies Inc. (“Clean Power” or the “Company”) closed a financing of $2,000,000 pursuant to the terms of a working capital financing negotiated with The Quercus Trust.  The terms of the financing are as follows:   a minimum of $2,000,000 of a maximum of up to $5,000,000 (the “Maximum Amount”) funded by way of the initial purchase of 20 units, to raise a total of $2,000,000 each consisting of a Senior Secured Convertible Debenture (the “Debenture”) with the principal amount of $100,000, bearing an interest rate of eight percent (8%) per annum payable annually in cash or common stock of the Company.  Interest payable in common stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg, LP for ten (10) days prior to the due date for the interest.  The security for the Debentures is a first priority interest in all of the Company’s and its subsidiaries’ assets, excluding accounts receivable, inventory, raw materials and work-in-process and any proceeds therefrom.  Further, the Company was required to pledge the shares of its wholly owned subsidiary, CPTL – UK.  The Debenture ranks senior to all other indebtedness of the Company.  The Debentures may be converted at the option of the holder, in whole or in part, at the earlier of twelve (12) months after the original issuance date, or upon an effective registration, into shares of common stock at a conversion price of $0.35 per common share.  Further, the Company may, at its option, choose to redeem the Debenture at any time prior to the one (1) year anniversary of the issuance date of the Debenture.  Any such redemption by the Company shall be at one hundred and twenty percent (120%) of the principal amount of the Debenture.  Subject to the satisfaction of certain conditions, The Quercus Trust has agreed to subscribe for an additional amount of Debentures and Warrants, up to the Maximum Amount.

As per the terms of the Securities Purchase Agreement, the Debenture will mature upon the earlier of (i) twenty-four (24) months from the Issuance Date and (ii) the completion by the Company of one or a series of related debt or equity financing transactions, exclusive of any financing transactions by a factor or commercial bank, which raises gross proceeds of $4.5 million (the “Funding”).  In the event the Company consummates the Funding, the investor may not convert the principal and interest due under the Debenture  but shall instead be prepaid one hundred and twenty percent (120%) of the amount then owed.

During the twelve (12) month period prior to conversion the investor agrees not to pledge, hypothecate, loan or enter into short sales or other hedging transactions with broker-dealers or other financial institutions.  The Company is required to issue two (2) classes of warrants, Class A warrants which shall be equal to 75% of the principal amount of the Debenture convertible at $0.60 per share and Class B warrant which shall be equal to 50% of the principal amount of the Debentures exercisable at $0.80 per share.  The Class A and Class B Warrants shall be exercisable no sooner than twelve (12) months after the final closing date of the transaction (the “Restricted Period).    The investor may exercise up to the aggregate of twenty-five (25%) of its warrants in the six month period following the Restricted Period.  The investor shall be free to exercise the balance of its warrants thereafter.  The Class A and Class B warrants shall expire five years from the date of issuance.  The warrants will have anti-dilution protection (including “full ratchet” price protection from future issuance of stock), exclusive of the conversion of the Debentures and certain other excluded stock issuances, or securities convertible or exercisable for shares of common stock below $0.60 per share.

For any debt, equity or equity linked private financing consummated within twelve (12) months after the Closing, the holder of the Debenture shall have a pro-rata right to purchase all or a part of the private financing on the same terms and conditions, and the holder of the Debenture shall be precluded from converting its debentures or exercising its warrants until the holder has either agreed to match the terms of the said financing or five (5) days after the rejection by the holder,  whichever shall occur later.  The investors shall have five (5) trading days to respond to a signed and accepted term sheet by the Company.  The investor may exchange any remaining Debentures and warrants for the stated value for the securities in such other Company financing conducted by the Company.

The investors may exchange any remaining Debentures and Class A and Class B warrants at their stated value for securities in any other financing conducted by the Company.  In the event of a change of control transaction, the investors may elect to have the Debenture redeemed by the Company at 110% of the outstanding Debenture principal plus all accrued interest.  The Company may satisfy the redemption in cash or common shares at the Company’s option.

On July 11, 2008, the Company issued warrants to  vFinance Investments, Inc., the Company’s placement agent for the Quercus financing concluded on July 11, 2008 by way of  Class A Warrants exercisable into up to 342,857 shares of common stock at $0.60 per share, and Class B Warrants exercisable into 228,571 shares of common stock at $0.80 per share..

The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

During the quarter ended November 30, 2008, we issued  the following securities under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Name & Address	Number of Shares Issued	Reason for Issuance
Chris Burns 16 Corsica Rd, Seaford, East Sussex, UK BN251BD	50,000 Common Shares	Employee Stock Award
Paul Burns 16 Corsica Rd, Seaford, East Sussex, UK BN251BD	50,000 Common Shares	Employee Stock Award
Julie Burns 16 Corsica Rd, Seaford, East Sussex, UK BN251BD	50,000 Common Shares	Employee Stock Award
Alex Price Unit 7 (W) E-Plan Industrial Estate New Road, New Haven, East Sussex UK BN90EX	50,000 Common Shares	Employee Stock Award

George McLaine 10723 Maplebend Dr. SE Calgary, Alberta Canada T2J1X3	32,000 Common Shares	Consultant Stock Award
Steve Wilson Unit 7 (W) E-Plan Industrial Estate New Road, New Haven, East Sussex UK BN90EX	25,000 Common Shares	Employee Stock Award

During the quarter ended February 28, 2009, we issued  the following securities under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Name & Address	Number of Shares Issued	Reason for Issuance
Marco Cucinotta 550-127 Broomfield Ave Worthing, Sussex BN14 7SF	100,000	Stock Award pursuant to an employment agreement.

During  the quarter ended May 31, 2009, we issued the following securities:

Name & Address	Number of Shares Issued	Reason for Issuance
Marco Cucinotta 550-127 Broomfield Ave Worthing, Sussex BN14 7SF	100,000	Stock Award pursuant to an employment agreement.
Abdul Mitha 32 Hawkwood Place NW Calgary, Alberta T3G 1X6 Canada	850,000	Partial settlement on convertible debenture
Peter J. Gennuso c/o Gersten Savage LLP 600 Lexington Ave, 9th Floor New York, NY 10022	250,000	Stock award for appointment as VP Corporate Development
The Quercus Trust 1835 Newport Boulevard A109-PMB 467 Costa Mesa, CA 92627	2,692,947 shares, and warrants to purchase 1,666,667 and 1,111,111 shares of our common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from the date of issuance.	The 2,222,222 shares and warrants were issued pursuant to private placement with the Company, while the remaining 470,725 shares were issued as interest on the Debentures.

vFinance Investments, Inc., 330 Madison Avenue, 18th Floor New York, NY 10017
Warrants to purchase 133,333 (Agent Series A Warrants) and 88,889 (Agent Series B Warrants) shares of our common stock with strike prices of $0.60 and $0.85, respectively, for a period of one year from the date of issuance.

Placement Agent Warrants pursuant to The Quercus Trust private placement.

The shares and the shares underlying the warrants  issued to The Quercus Trust form a part of the shares to be registered pursuant to this registration statement.

The shares issued to Marco Cucinotta and Abdul Mitha above were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person. The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration; and d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

The shares issued to Peter Gennuso, the shares and warrants issued to The Quercus Trust and the warrants issued to vFinance Investments Inc. were issued pursuant to  an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investors are “accredited investors” and/or qualified institutional buyers, the Investors have access to information about the Company and its investment, the Investors will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 16. EXHIBITS

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Articles of Incorporation	Incorporated by reference to our SB-2 registration statement filed with the Securities and Exchange Commission on March 15, 2004
3.1 (i)	Amendment to Articles of Incorporation dated June 12, 2006	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 21, 2006
3.1(ii)	Amendment to Articles of Incorporation dated June 13, 2006	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 21, 2006
3.2	Bylaws	Incorporated by reference to our SB-2 registration statement filed with the Securities and Exchange Commission on March 15, 2004
3.2(i)	Amended and Restated Bylaws	Incorporated by reference to our Form 10-QSB filed with the Securities and Exchange Commission on January 22, 2007
10.1	Agreement and Plan of Merger between the Company, Clean Energy and Power Solutions Inc. and the shareholders of Clean Power Technologies Inc. executed on May 22, 2006.	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 21, 2006
10.2	Memorandum of Understanding between the Company and Mitsui Babcock Energy Limited dated September 11, 2006	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 12, 2006
10.3	Collaboration Agreement between the Company and Mitsui Babcock Limited dated October 11, 2006	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on October 19, 2006
10.4	2007 Stock Option and Stock Award Plan approved by the Board of Directors and the Shareholders	Incorporated by reference to our Form SB-2 registration statement filed with the Securities and Exchange Commission on March 23, 2007

10.5	Subscription Agreement from Doosan Babcock Energy Ltd., executed pursuant to the Collaboration Agreement between the Company and Doosan Babcock Energy Ltd. dated October 11, 2006	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on June 20, 2007
10.6	2008 Stock Option and Stock Award Plan approved by the Board of Directors and the Shareholders	Incorporated by reference to our Definitive 14-C filed with the Securities and Exchange Commission on April 17, 2008
10.7	Employment Agreement between Abdul Mitha and the Company effective May 1, 2008, approved by the Board of Directors on May 22, 2008.	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on May 28, 2008
10.8	Stock Purchase Agreement dated July 10, 2008, by and between the Company and The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.9	Promissory Note issued by the Company to The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.10	Registration Rights Agreement by and between the Company and The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.11	Pledge Agreement by and between the Company and The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.12	Class A Warrant issued by the Company to the Quercus Trust pursuant to the Stock Purchase Agreement dated July 10, 2008	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.13	Class B Warrant issued by the Company to the Quercus Trust pursuant to the Stock Purchase Agreement dated July 10, 2008	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on July 16, 2008
10.14	Cooperation Agreement between the Company and Voith Turbo GmbH & Co., KG dated August 5, 2008	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on August 8, 2008

10.15	Memorandum of Understanding between the Company and Farm Fresh Marketing Inc. dated December 12, 2008	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on December 16, 2008
10.16	Lease Agreement between Quentin King and Clean Power Technologies Limited effective November 13, 2008	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on April 10, 2009.
10.17	Option Agreement between Quentin King and Clean Power Technologies Limited effective November 13, 2008	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on April 10, 2009.
10.18	Lease Agreement between Mr. Andrew Leaver and Mrs. Hilary Leaver and Clean Power Technologies Limited effective November 18, 2008	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on April 10, 2009.
10.19	Stock Purchase Agreement dated February 10, 2009, by and between the Company and The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 13, 2009
10.20	Form of Registration Rights Agreement dated February 10, 2009, by and between the Company and The Quercus Trust	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 13, 2009
10.21	Form of Warrant issued by the Company to the Quercus Trust pursuant to the Stock Purchase Agreement dated February 10, 2009	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 13, 2009
10.22	Form of Warrant issued by the Company to the Quecus Trust pursuant to the Stock Purchase Agreement dated February 10, 2009	Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on February 13, 2009
10.23	Binding Letter of Intent between the Company and the University of Sussex dated March 13, 2009	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on April 10, 2009.

10.24	Assignment of Patent between the Company and the University of Sussex, Richard Stobart and Mudalige Weerasinghe dated March 13, 2009	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on April 10, 2009.
10.25	2009 Stock Option and Stock Award Plan approved by the Board of Directors and the Shareholders	Incorporated by reference to our Definitive 14-C filed with the Securities and Exchange Commission on May 19, 2008
10.26	Amendment to the Articles of Incorporation and Bylaws of the Company.	Incorporated by reference to our Definitive Schedule 14C filed with the Securities and Exchange Commission on June 8, 2009.
10.27	Option Agreement between Quentin King and Clean Power Technologies Limited effective June 29, 2009	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on July 13, 2009.
10.28	Lease Agreement between Quentin King and Clean Power Technologies Limited effective June 29, 2009	Incorporated by reference to our Form 10-Q filed with the Securities and Exchange Commission on July 13, 2009.
23.1	Consent of Gersten Savage LLP(included in Exhibit 5.1 hereto)	Filed herewith
23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC	Filed herewith

ITEM 18.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act:

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter)

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Calgary, Alberta on this 20th day of August 2009.

CLEAN POWER TECHNOLOGIES INC.

By:/s/ Abdul Mitha
Abdul Mitha
President, Chief Executive Officer and Director

By: /s/ Diane Glatfelter
Diane Glatfelter
Chief Financial Officer, Secretary and Director

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Abdul Mitha
Abdul Mitha President, Chief Executive Officer and Director August 20, 2009

/s/ Diane Glatfelter
Diane Glatfelter Director, Secretary and Treasurer, Chief Financial Officer,
August 20, 2009

/s/ Michael Burns
Michael Burns Director August 20, 2009

/s/ David Anthony
David Anthony Director August 20, 2009

/s/Peter Gennuso
Peter Gennuso Director August 20, 2009